                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        Pre-Effective Amendment No. 1 to
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   -----------

                               THINKPATH.COM INC.
           (Name of small business issuer as specified in its charter)

                                   -----------

          Ontario                           7371                    52-209027
(State or other jurisdiction of    (Primary Standard Industrial   (IRS Employer
incorporation or organization)     Classification Code Number)    I.D. No.)

                                   -----------

                              55 University Avenue
                        Toronto, Ontario, Canada M5J 2H7
                                 (416) 364-8800
              (Address and telephone number of principal executive
                    offices and principal place of business)

                                   -----------

       Jay M. Kaplowitz, Esq.                  Declan A. French, President
       Arthur S. Marcus, Esq.                      THINKPATH.COM INC.
   Gersten, Savage & Kaplowitz, LLP              55 University Avenue
   101 East 52nd Street, 9th Floor          Toronto, Ontario, Canada M5J 2H7
      New York, New York 10022                        (416) 364-8800
          (212) 752-9700                           (416) 364-2424 (fax)
       (212) 980-5192 (fax)
           (Name, address and telephone number of agents for service)

                                   ----------

                                   Copies to:

                                   ----------

                             Jay M. Kaplowitz, Esq.
                             Arthur S. Marcus, Esq.
                        GERSTEN, SAVAGE & KAPLOWITZ, LLP
                         101 East 52nd Street, 9th floor
                            New York, New York 10022
                                 (212) 752-9700
                              (212) 752-9713 (fax)

                Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [x]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.



                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                 Proposed
                                 Maximum
Title of Each Class  Amount      Offering    Proposed
of Securities        Being       Price Per   Maximum            Amount of
Being Registered     Registered  Security(1) Offering Price(1)  Registration Fee
--------------------------------------------------------------------------------
Common Stock(2)      783,459     $1.250          $979,323.75    $244.84

Sub total            783,459                     $979,323.75    $244.84

Amount Previously Paid                                          $149.07

Amount Due                                                      $95.77


(1) Pursuant to Rule 457, estimated solely for the purpose of calculating the registration fee.

(2) Based upon the last reported sales price of the registrant's common stock of the same class as quoted on the Nasdaq SmallCap Market on January 29, 2001, $1.250.


         Information contained herein is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

         Unless otherwise indicated, all reference to "Thinkpath", "us", "our" and "we" refer to Thinkpath.com Inc. and: (a) its wholly-owned subsidiaries: (i) Systemsearch Consulting Services Inc., an Ontario corporation, (ii) International Career Specialists Ltd., an Ontario corporation, (iii) Cad Cam, Inc., an Ohio corporation, (iv) Object Arts Inc., an Ontario corporation,(v) Micro Tech Professionals, Inc., a Massachusetts corporation; and (vi) TidalBeach Inc., an Ontario corporation; and (b) its majority-owned subsidiaries: (i) Njoyn Software Inc., an Ontario corporation; and (ii) E-Wink, Inc., a Delaware corporation. On February 24, 2000, we changed our name from IT Staffing Ltd. to Thinkpath.com Inc.

PRELIMINARY PROSPECTUS

                   Subject to Completion, Dated January 31, 2001

                               THINKPATH.COM INC.

                              783,459 Shares of Common Stock



         This is an offering of an aggregate of 783,459 shares of common stock of Thinkpath.com Inc., all of which may immediately be sold. All of the shares are being offered by the selling security holders named in this prospectus. We will not receive any of the proceeds from the sale of the common stock. Our common stock is traded on the Nasdaq SmallCap Market under the symbol "THTH" and on the Boston Stock Exchange under the symbol "THP". On January 29, 2001, the last reported sales price of the common stock on the Nasdaq SmallCap Market was $1.250.


         Please see "Risk Factors" beginning on page 14 to read about factors you should consider before buying shares of our common stock.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.



                 The date of this Prospectus is January __, 2001

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE QUALIFIED FOR SALE UNDER THE SECURITIES LAWS OF CANADA OR ANY PROVINCE OR TERRITORY OF CANADA. THE SECURITIES ARE NOT BEING OFFERED FOR SALE AND MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN CANADA, OR TO ANY RESIDENT THEREOF, IN VIOLATION OF THE SECURITIES LAWS OF ANY PROVINCE OR TERRITORY OF CANADA.

                       ENFORCEABILITY OF CIVIL LIABILITIES

         Thinkpath.com Inc.'s headquarters are located in, and its officers, most of its directors and its auditors are residents of, Canada and a substantial portion of Thinkpath.com Inc.'s assets are, or may be, located outside the United States. Accordingly, it may be difficult for investors to effect service of process within the United States upon non-resident officers and directors, or to enforce against them judgments obtained in the United States courts predicated upon the civil liability provision of the Securities Act of 1933, as amended, or state securities laws. Thinkpath.com Inc. has been advised by its Canadian legal counsel that there is doubt as to the enforceability in Canada against Thinkpath.com Inc. or against any of its directors, controlling persons, officers or the experts named herein, who are not residents of the United States, in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated solely upon United States federal securities laws. Service of process may be effected, however, upon Thinkpath.com Inc.'s duly appointed agent for service of process, Gersten, Savage & Kaplowitz, LLP, New York, New York. If investors have questions with regard to these issues, they should seek the advice of their individual counsel. Thinkpath.com Inc. has also been informed by its Canadian legal counsel that, pursuant to the Currency Act (Canada), a judgment by a court in any Province of Canada may only be awarded in Canadian currency. Pursuant to the provision of the Courts of Justice Act (Ontario), however, a court in the Province of Ontario shall give effect to the manner of conversion to Canadian currency of an amount in a foreign currency, where such manner of conversion is provided for in an obligation enforceable in Ontario.

                               EXCHANGE RATE DATA

         Thinkpath.com Inc. maintains its books of account in Canadian dollars, but has provided the financial data in this prospectus in United States dollars and on the basis of generally accepted accounting principles as applied in the United States, and its audit has been conducted in accordance with generally accepted auditing standards in the United States. All references to dollar amounts in this prospectus, unless otherwise indicated, are to United States dollars.

         The following table sets forth, for the periods indicated, certain exchange rates based on the noon buying rate in New York City for cable transfers in Canadian dollars. Such rates are the number of United States dollars per one Canadian dollar and are the inverse of rates quoted by the Federal Reserve Bank of New York for Canadian dollars per US$1.00. The average exchange rate is based on the average of the exchange rates on the last day of each month during such periods. On December 31, 2000, the exchange rate was CDN$1.00 per US$0.6669.


                                        Year Ended December 31,
                               ---------------------------------------
                                 1997      1998      1999       2000
                                 ----      ----      ----       ----

Rate at end of period          $0.6999   $0.6533   $0.6928   US$0.6669
Average rate during period      0.7227    0.6747    0.6731      0.6733
High                            0.7493    0.7121    0.6917      0.6417
Low                             0.6908    0.6307    0.6463      0.6967

                                TABLE OF CONTENTS

                                                                                 Page

Prospectus Summary .............................................................   6

The Offering ...................................................................  12

Summary Combined Financial Information .........................................  13

Risk Factors....................................................................  14

  Our common stock may be de-listed from trading on the Nasdaq SmallCap
Market..........................................................................  14

         Our ability to manage rapid expansion and to integrate our business and the businesses of TidalBeach Inc. may not be successful ........................  14

         Our growth will require substantial capital ...........................  14

         Our failure to identify and engage qualified information technology, engineering and technical training professionals will adversely affect our business .......................................................................  14

         Because our information technology, engineering and technical training professionals may terminate their employment with us at any time, we may not be able to meet our customers' requirements .......................................  15

         Because of our relatively small size, we may not be able to compete effectively in our industry ....................................................  15

         Our expansion strategy may not result in success ......................  16

         We may be liable for payroll taxes and penalties in Canada because we classify our information technology, engineering and technical training professionals providing contract services as independent contractors ...........  16

         Our operating results may vary from quarter to quarter, and, as a result, we may fail to meet the expectations of our investors and analysts, which may cause our stock price to fluctuate or decline ........................  16

         Our Web site may not be adequate to meet the growing needs of our business .......................................................................  17

         Our Web site may be vulnerable to security breaches and similar threats which could result in out liability for damages and harm to our reputation .....  17

         Our software product, Njoyn, may not work as intended, which could harm our business ...................................................................  17

         We may be held liable for the actions of our information technology, engineering and technical training professionals when on assignment ............  17

         Because we have limited management, we depend upon our senior management, and their loss or unavailability could put us at a competitive disadvantage....................................................................  18

         Existing management will retain substantial influence over our operations upon the consummation of this offering ..............................  18

         Currency fluctuations may adversely affect our operating results ......  18


                                                                                 Page
         Your proportionate ownership interest in us may be diluted upon the conversion of the outstanding shares of Series A 8% Cumulative Convertible
Preferred stock, the conversion of the outstanding shares of Series B 8%
Cumulative Convertible Preferred Stock and the exercise of the warrants ......... 18

         Approximately 3,034,752 or, 34.78% of our total outstanding shares are restricted, 1,729,354 of which may be publicly sold pursuant to Rule 144k of the Securities Act of 1933, as amended. The sale of these shares may cause the market price of our common stock to fluctuate significantly, even if our business is doing well........................................................... 19

         We have not, and do not intend, to pay cash dividends in the foreseeable future .............................................................  19

Special Note Regarding Forward-Looking Statements ..............................  19

Use of Proceeds ................................................................  20

Certain Market Information .....................................................  20

Dividend Policy ................................................................  20

Selected Financial Data ........................................................  21

Management's Discussion and Analysis of Financial Condition and Results of
Operations .....................................................................  22

Business .......................................................................  31

Board of Directors and Executive Officers ......................................  48

Certain Relationships and Related Party Transactions ...........................  55

Principal Shareholders .........................................................  57

Description of Securities ......................................................  59

Certain United States and Canadian Federal Income Tax Considerations ...........  62

Investment Canada Act ..........................................................  65

Shares Eligible For Future Sale ................................................  66

Selling Security Holders .......................................................  67

Plan of Distribution ...........................................................  68

Legal Matters ..................................................................  68

Experts ........................................................................  68

Where You Can Find Additional Information ......................................  69

Financial Statements ........................................................... F-1


         You should rely only on the information contained in this prospectus. To understand this offering fully, you should read this entire prospectus carefully, including the financial statements and notes thereto. We have included a brief overview of the most significant aspects of the offering itself in the Prospectus Summary. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus may only be accurate on the date of this prospectus.

                               PROSPECTUS SUMMARY

         The following summary highlights some of the information in this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and our consolidated financial statements and the notes accompanying the consolidated financial statements appearing elsewhere in this prospectus.

Our Business

         We are a global provider of information technology and engineering recruiting, project outsourcing, technical training and consulting and ASP-based skills management technology. Our customers include financial service companies, software and other technology companies, Canadian and American governmental entities and large multinational companies, including Bank of Montreal, Bell Canada, Goldman Sachs, Chapters, Lucent Technologies, Cummins Engine, General Motors, Xerox Corporation, American Express and Universal Industrial Corp.
(ESI). We have recently expanded our operations throughout the United States and Canada, through among other things, our acquisitions of Cad Cam, Inc., Object Arts Inc., Micro Tech Professionals, Inc. and TidalBeach Inc., and intend to continue to develop an expanded network of offices to provide our services throughout North America.

         We have focused on the recruiting of quality information technology and engineering professionals. We utilize established testing methods to ensure that our professionals are properly qualified. We also review candidates' technical backgrounds and conduct preliminary interviews prior to referring candidates to our customers. By attracting the most qualified professionals, we believe that we will be able to attract high quality customers who require the services of such professionals.

         Since inception, we have pursued a strategy of developing and utilizing technology that we believe will provide us with a competitive advantage. As a result, we believe that one of our primary competitive strengths is our utilization of technology. We maintain a database of more than 50,000 information technology and engineering professionals and advertise on the Internet to attract both candidates and customers. We have developed a recruitment management product called Njoyn. Njoyn is a Web-based recruitment technology, which automates and electronically manages every step of the recruitment and hiring process.

         Njoyn is designed to address the skills shortage and helps clients satisfy their recruiting needs. Njoyn electronically manages and automates the entire enterprise-wide recruiting and hiring program. Njoyn coordinates, streamlines and manages all individual candidate sources and recruitment methods in real time, including job board postings, company Web sites, newspaper advertising, employee referrals, direct recruits and career fair. In addition, Njoyn is able to satisfy the human resource professionals' increasing demand for a wide range of critical metrics, including cost per hire and time per hire.

         As a result of our recent acquisitions of Cad Cam, Inc., Object Arts Inc., Micro Tech Professionals, Inc., and TidalBeach Inc.we now offer our clients project outsourcing including technical publications and design engineering, as well as technical training, consulting and web development.

         Our business objectives are to increase our share of the information technology and engineering staffing services market in Canada and the United States, as well as to establish a network of offices throughout such countries which, when linked by means of the Internet, will allow us to provide our customers with an array of information technology and engineering staffing services. The primary components of the our strategy to achieve such objectives are as follows:

       - Leverage our customer base to attract and retain highly qualified information technology and engineering professionals;

       - Focus on niche markets;

       - Expand into new regional markets by opening new offices or acquiring competitive or complementary companies;

       - Continue to utilize the Internet and information technology to provide a competitive advantage; and

       - Develop and promote a managed services practice.

Recent Events

         On December 30, 1999, we issued: (i) 15,000 shares of Series A 8% Percent Cumulative Convertible Preferred Stock, no par value per share; and (ii) warrants to purchase up to an aggregate of 475,000 shares of our common stock, in consideration $1,500,000 pursuant to a private placement offering. Each share of Series A 8% Cumulative Convertible Preferred Stock has a stated value of $100 per share.

         The shares of Series A 8% Percent Cumulative Convertible Preferred Stock are convertible into shares of our common stock at the option of the holders the Series A 8% Percent Cumulative Convertible Preferred Stock, at any time after issuance until either: (i) such shares of Series A 8% Percent Cumulative Convertible Preferred Stock are converted at our option; or (ii) such shares of Series A 8% Percent Cumulative Convertible Preferred Stock are redeemed by us, under certain conditions, at any time after April 27, 2000.

         The holders of the shares of Series A 8% Percent Cumulative Convertible Preferred Stock are entitled to receive preferential dividends in cash, out of any of our funds legally available at the time of declaration of dividends before any other dividend distribution will be paid or declared and set apart for payment on any shares of our common stock, or other class of stock presently authorized, at the rate of 8% simple interest per annum on the stated value per share. Such are payable on a quarterly basis commencing on the quarter ending March 31, 2000 when as and if declared, provided however, that the dividends will be made in additional shares of Series A 8% Percent Cumulative Convertible Preferred Stock at a rate of one share of Series A 8% Percent Cumulative Convertible Preferred Stock for each $100 of such dividend not paid in cash. Dividends may be paid at our option with shares of Series A 8% Percent Cumulative Convertible Preferred Stock only if our common stock deliverable upon the conversion of the Series A 8% Percent Cumulative Convertible Preferred Stock will have been included for public resale in an effective registration statement filed with the Securities and Exchange Commission on the dates such dividends are payable and paid to the holders. The dividends shall be cumulative whether or not earned and shall be cumulative from and after December 30, 1999.

         The number of shares of our common stock into which the Series A 8% Percent Cumulative Convertible Preferred Stock shall be convertible shall be equal to (i) the sum of (A) the stated value per share and (B) at the holder's election, accrued and unpaid dividends on such share, divided by (ii) the "Conversion Price". The Conversion Price shall be the lesser of (x) 90% of the average "Closing Bid Prices" for the three trading days immediately preceding December 30, 1999, or (y) 80% of the average of the three lowest "Closing Bid Prices" for the ten trading days immediately preceding the conversion of the respective shares of Series A 8% Percent Cumulative Convertible Preferred Stock. The "Closing Bid Price" is defined as the closing bid price as reported on the Nasdaq SmallCap Market or the principal market or exchange where our common stock is then traded. The holders of the shares of Series A 8% Percent Cumulative Convertible Preferred Stock may exercise their right to conversion only if the aggregate stated value of the shares of Series A 8% Percent Cumulative Convertible Preferred Stock to be converted is equal to at least $5,000, unless if at the time of such conversion, the aggregate stated value of all of the shares of Series A 8% Percent Cumulative Convertible Preferred Stock is less than $5,000, then the whole amount of the remaining shares of Series A 8% Percent Cumulative Convertible Preferred Stock may be converted.

         At any time after April 27, 2000, we have the option to redeem any or all of the shares of Series A 8% Percent Cumulative Convertible Preferred Stock by paying to the holders a sum of money equal to 135% of the stated value of the aggregate of the shares of Series A 8% Percent Cumulative Convertible Preferred Stock being redeemed plus the dollar amount of the accrued dividends, if the Conversion Price of the shares of Series A 8% Percent Cumulative Convertible Preferred Stock on the trading day prior to the date of redemption is less than $2.

         The 475,000 warrants issued in the December 1999 offering are exercisable at any time and in any amount until December 30, 2004 at a purchase price of $3.24 per share.

         On January 1, 2000, we completed the acquisition of all of the issued and outstanding capital stock of Object Arts Inc., an Ontario corporation, in consideration of: (i) the issuance of $900,000 worth of our common stock to Working Ventures Custodian Fund in exchange for the retirement of outstanding subordinated debt; (ii) the issuance to Working Ventures Custodian Fund an amount of our common stock equal to the legal fees and professional fees incurred and paid by Working Ventures Custodian Fund in connection with our acquisition of Object Arts Inc.; and (iii) the issuance of $1,100,000 worth of our common stock to the existing shareholders of Object Arts Inc. Management believes that Object Arts Inc.'s technical training expertise will enable Thinkpath to offer a complete end-to-end skills gap solution to its customers.

         On February 24, 2000, we changed our corporate name from IT Staffing Ltd. to Thinkpath.com Inc. in order to more accurately reflect our expanded suite of services.

         On March 6, 2000, we completed the acquisition of 80% of E-Wink, Inc., a Delaware corporation, in consideration of: (i) 300,000 shares of our common stock; and (ii) warrants to purchase an aggregate of 500,000 shares of our common stock at a price of $3.25 per share for a period of five years. E-Wink, Inc. is currently developing platform technology that will match companies' seeking venture capital with venture capital firms offering such venture capital. We have temporarily discontinued the operations of E-Wink, Inc. due to market conditions.

         On April 16, 2000, we issued: (i) 1,500 shares of Series B 8% Percent Cumulative Convertible Preferred Stock, no par value per share; and (ii) warrants to purchase up to an aggregate of 300,000 shares of our common stock, in consideration $1,500,000 pursuant to a private placement offering. Each share of Series B 8% Cumulative Convertible Preferred Stock has a stated value of $1,000 per share.

         The shares of Series B 8% Percent Cumulative Convertible Preferred Stock are convertible into shares of our common stock at the option of the holders the Series B 8% Percent Cumulative Convertible Preferred Stock, at any time after issuance until such shares of Series B 8% Percent Cumulative Convertible Preferred Stock are redeemed by us, under certain conditions.

         The holders of the shares of Series B 8% Percent Cumulative Convertible Preferred Stock are entitled to receive preferential dividends in cash, out of any of our funds legally available at the time of declaration of dividends before any other dividend distribution will be paid or declared and set apart for payment on any shares of our common stock, or other class of stock presently authorized, at the rate of 8% simple interest per annum on the stated value per share plus any accrued but unpaid dividends, when as and if declared. We have the option to pay such dividends in shares of our common stock to be paid (based on an assumed value of $1,000 per share) in full shares only, with a cash payment equal to any fractional shares.

         The number of shares of our common stock into which the Series B 8% Percent Cumulative Convertible Preferred Stock shall be convertible shall be equal to (i) the sum of (A) the stated value per share and (B) at the holder's election, accrued and unpaid dividends on such share, divided by (ii) the "Conversion Price". The Conversion Price shall be the lesser of (x) $3.375, or
(y) 80% of the average of the three lowest "Closing Bid Prices" for the ten trading days immediately preceding the conversion of the respective shares of Series B 8% Percent Cumulative Convertible Preferred Stock. The "Closing Bid Price" is defined as the closing bid price as reported on the Nasdaq SmallCap Market or the principal market or exchange where our common stock is then traded as reported by Bloomberg.

         At any time that the number of our shares of common stock issued (A) upon conversion of the shares for Series B 8% Cumulative Convertible Preferred Stock and (B) in lieu of dividend payments, shall equal 20% or more our outstanding common stock, we are required to (x) redeem, at a price per share equal to (A) the quotient of (i) $1,000 per share plus all accrued but unpaid dividends and (ii) the Conversion Price as if the Series B8% Cumulative Convertible Preferred Stock has been converted on the date of redemption, multiplied by (B) the average Closing Bid Price of our common stock for the five trading days immediately preceding the date of redemption.

         The 300,000 warrants issued in the offering are exercisable at any time and in any amount until April 16, 2005 at a purchase price of $3.71 per share.

         In addition, On April 16, 2000, we issued: (i) 2,500 shares of Series A 8% Cumulative Convertible Preferred Stock, and (ii) 50,000 warrants to purchase common stock, pursuant to a private placement offering. The 50,000 warrants issued in the offering are exercisable at any time and in any amount until April 16, 2005 at a purchase price of $3.71 per share.

         On April 25, 2000, we completed the acquisition of all of the issued and outstanding capital stock of Micro Tech Professionals, Inc., a Massachusetts corporation, in consideration for up to an aggregate of $4,500,000 in a combination of cash, notes payable and shares of our common stock, subject to specific performance criteria be met. On the April 25, 2000, we paid to Denise Dunne-Fushi, the sole shareholder of Micro Tech Professionals, Inc., $2,500,000, of which was paid in accordance with the following schedule: (i) $1,250,000 in cash; (ii) the issuance of a $750,000 principal amount unsecured promissory note; and (iii) the issuance of 133,333 shares of our common stock. As part of the transaction, we entered into an employment agreement with Denise Dunne-Fushi, the former President of Micro Tech Professionals, Inc. Such employment agreement is for a term of 1 year commencing on April 25, 2000, the effective date of the acquisition, with an annual salary of $125,000 per year and a bonus of $25,000. Mrs. Dunne-Fushi was not affiliated with us prior to the acquisition.

         On July 7, 2000, we issued an aggregate of: (a) 5,000 shares of our Series A 8% Cumulative Convertible Preferred Stock; and (b) warrants to purchase up to an aggregate of 225,000 shares of our common stock, in consideration for $500,000 pursuant to the exercise of our option granted to us in the December 1999 private placement offering upon the same terms as described above. The 225,000 warrants issued upon our exercise of the option are exercisable at any time and in any amount until December 30, 2004 at a purchase price of $3.575 per share.

         On July 27, 2000, we entered into an agreement with Bank One for an operating line of $7,000,000 payable on demand and secured by our assets. Effective July 27, 2000, we canceled our operating lines with Toronto Dominion Bank and Provident Bank.

         On August 22, 2000, we completed a private placement offering of units, each unit consisting of 1 share of our common stock and a callable warrant to purchase 1/2 of 1 share of our common stock. A total of 1,063,851 shares of our common stock were issued together with 532,534 warrants to purchase shares of our common stock exercisable until August 22, 2005, in consideration for $2,681,600. The purchase price per unit ranged from $1.9692 to $2.8125. In addition, we issued to the placement agent, certain financial advisors and the placement agent's counsel, warrants to purchase up to 280,693 shares of our common stock in connection with the private placement offering. Such warrants are exercisable until August 22, 2005 at an exercise price of $2.4614 per share.

         On September 13, 2000, we entered into an engagement agreement with Burlington Capital Markets Inc. conditional on the successful integration of our first acquisition through Burlington. We have agreed to sell to Burlington Capital Markets an aggregate of 250,000 shares of our common stock at a cash purchase price of $.01 per share. We have further agreed to issue warrants to purchase an aggregate of 400,000 shares of our common stock in accordance with the following schedule: (i) 100,000 shares at an exercise price of $5.00 per share, exercisable at any time after October 13, 2000, (ii) 100,000 shares at an exercise price of $7.00 per share, exercisable at any time after November 13, 2000, (iii) 100,000 shares at an exercise price of $9.00 per share, exercisable at any time after December 13, 2000, and (iv) 100,000 shares at an exercise price of $11.00 per share, exercisable at any time after February 13, 2001. Such warrants are exercisable in whole or in part until 5 years from the date they can first be exercised, and will contain a cashless exercise provision and registration rights. Compensation will be paid to Burlington at a monthly fee of $10,000 for a minimum of six months.

         On October 4, 2000, we entered into a non-binding letter of intent with Aquila Holdings Limited, a European recruitment company. Pursuant to the letter of intent, we will acquire all of the issued and outstanding capital stock of Aquila Holdings Limited, and its wholly-owned subsidiary DPP International Limited in consideration for up to an aggregate of (pound)2,500,000 in cash and (pound)961,000 worth of our common stock. The consummation of the transaction contemplated by the letter of intent is subject to our due diligence investigation as well as several other conditions. The parties have agreed to temporarily postpone the transactions contemplated by the letter of intent due to current market conditions.

         On October 26, 2000, we entered into an agreement with Rodman & Renshaw, Inc., a New York investment bank, whereby we engaged Rodman , on a "best efforts" basis, to raise up to $10 million dollars for our subsidiary Njoyn Software Inc. through a private placement of its securities. The parties to the agreement have agreed to temporarily postpone the private placement offering due to current market conditions.

         On October 31, 2000, we consummated a business combination with TidalBeach Inc., an Ontario-based web development company. In consideration for the business combination, we issued 250,000 shares of our common stock to its two shareholders. As part of the transaction, we entered into an employment agreement with Michael Reid, the former President of TidalBeach Inc. Such employment agreement is for a term of two years commencing on November 1, 2000 with an annual salary of $123,000.

         On November 2, 2000, Njoyn Software Inc. entered into an agreement with Trinity Capital Securities Limited, whereby Trinity was engaged to facilitate a merger with an identified CDNX company and to raise up to $3,300,000 for the newly merged entity. Upon the completion of the proposed merger and raise, Trinity Capital will be entitled to receive a combination of cash and warrants to purchase our common stock based on the amount of funding we receive.

         On November 15, 2000, we entered into a non-binding letter of intent with a United States corporation in a complimentary industry segment. We have entered into a confidentiality agreement with such United States corporation which prevents us from disclosing the name of such corporation. Pursuant to the letter of intent, we will acquire all of the issued and outstanding capital stock of such company, in consideration for up to an aggregate of $8,000,000 in cash and $4,000,000 worth of our common stock. The consummation of the transaction contemplated by the letter of intent is subject to our due diligence investigation as well as several other conditions. The parties have agreed to temporarily postpone the transactions contemplated by the letter of intent due to current market conditions.

         On December 14, 2000, we entered into a consulting agreement with Tsunami Trading Corp. d/b/a Tsunami Financial Communications and International Consulting Group, pursuant to which Tsunami and International Consulting Group are to provide financial consulting services to us with respect to financing, and mergers and acquisitions, etc. In consideration for the services to be rendered, we : (a) issued and aggregate of 320,000 shares of our common stock to the consultants as an advance fee, (b) agreed to pay a fee of 10% of the consideration received by us upon the successful completion of any transaction contemplated by the consulting agreement; and (c) agreed to issue warrants to purchase our common stock in an amount equal to 2% of the equity sold and/or issued by us in any transactions contemplated by the consulting agreement.


         On January 26, 2001, we: (i) repriced a warrant to purchase up to 100,000 shares of our common stock, which warrant was issued to a certain investor in our April 2000 private placement offering of Series B 8% Cumulative Preferred Stock, so that such warrant is exercisable at any time until April 16, 2005 at a new purchase price of $1.00 per share; (b) repriced warrants to purchase an aggregate of up to 230,693 shares of our common stock, which warrants were issued to the placement agent, certain financial advisors, and the placement agent's counsel in our August 2000 private placement offering of units, so that such warrants are exercisable at any time until August 22, 2005 at a new purchase price of $1.00 per share; and (c) issued to KSH Investment Group, Inc. for investment banking services rendered, a warrant to purchase up to 250,000 shares of our common stock exercisable at any time and in any amount until January 26, 2006 at a purchase price of $1.50 per share. Such revised exercise prices were equal to, or in excess of, the market price of our common stock on the date of repricing.



         On January 30, 2001, we issued an additional 20,000 shares of our common stock to International Consulting Group for financial consulting services rendered pursuant to the December 14, 2000 consulting agreement between Tsunami Trading Corp. d/b/a Tsunami Financial Communications, International Consulting Group and us.


         Our headquarters are located at 55 University Avenue, Toronto, Ontario, Canada M5J 2H7. We were incorporated under the laws of the Province of Ontario, Canada in February 1994. Our telephone number is (416) 364-8800.

                                  THE OFFERING

Common Stock Offered                    783,459 shares of common stock. See
                                        "Description of Securities."


Shares of Common Stock Outstanding      8,688,272

Use of Proceeds                         We will not receive any proceeds from
                                        the sale of the shares of common stock
                                        by the selling security holders. See
                                        "Use of Proceeds."

Common Stock Trading Symbol             Nasdaq SmallCap Market: "THTH"
                                        Boston Stock Exchange: "THP"

Risk Factors                            An investment in our common stock
                                        involves a high degree of risk and
                                        should be made only after careful
                                        consideration of the significant risk
                                        factors that may affect us. Such risks
                                        include special risks concerning us and
                                        our business. See "Risk Factors."

                     SUMMARY COMBINED FINANCIAL INFORMATION

         The following selected statement of operations data is for the period from January 1, 1997 through December 31, 1999. The selected balance sheet data is for the period from January 1, 1998 through December 31, 1999. The statement of operations and balance sheet data for the years ended December 31, 1997, 1998, and 1999 is derived from our financial statements and the related notes included elsewhere in this prospectus audited by Scwhartz Levitsky Feldman, llp. All information should be read in conjunction with our consolidated financial statements and the notes contained elsewhere in this prospectus.

                                            Year Ended December 31,
                                            -----------------------
                                      1997       1998         1999
                                      ----       ----         ----
                                     (in thousands except per share data)
                                     ------------------------------------

Statement of Operations Data

Revenue                            $ 4,704,341  $12,502,560  $19,822,861

Income (loss) from Operations          193,529      466,511      341,534

Net income                             138,408      351,190      228,720

Net income per share - Basic              0.11         0.21         0.04

Net income per share - fully
   diluted                                0.11         0.18         0.03



                                         Year Ended December 31,
                                         -----------------------
                                   (in thousands except per share data)
                                   ------------------------------------
                                        1998                 1999
                                        ----                 ----
Balance Sheet Data

Working capital                       (161,432)            (476,855)

Total Assets                         4,848,777           19,113,766

Long-term debt                         628,428              562,126

Total liabilities                    3,062,584           10,042,038

Total stockholders' equity           1,786,193            9,071,728

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. In addition to other information contained in this prospectus, you should carefully consider the following risk factors and other information in this prospectus before investing in our common stock.

Our common stock may be de-listed from trading on the Nasdaq SmallCap Market.


         Our common stock is presently quoted on the Nasdaq SmallCap Market. There are a number of continuing requirements that must be met in order for our common stock to remain eligible for quotation on the Nasdaq SmallCap Market, including without limitation, the maintenance of a minimum bid price of $1.00 per share of our common stock. As of January 26, 2001, the closing bid price per share of our common stock was $1.313. Although we have not been notified by Nasdaq as to any intention to de-list our common stock from the Nasdaq SmallCap Market, the failure to meet Nasdaq's maintenance requirements, including the failure to maintain a minimum bid price per share of $1.00, may result in our common stock not being eligible for quotation. In such event, trading, if any, in our common stock may then continue to be conducted in the over-the-counter market in the so-called "pink sheets" or, if then available, Nasdaq's OTC Bulletin Board.


Our ability to manage rapid expansion and to integrate our business and the business of TidalBeach Inc. may not be successful.

         Our recent expansion, which involves the October 2000 business combination with TidalBeach Inc. requires us to integrate TidalBeach Inc. with our own operations. This combination, together with any other acquisitions we may make in the future, will place a substantial strain on our administrative, operational and financial resources. In addition, we may have difficulty in integrating their personnel and operations with ours. To manage our growth, including the integration of our acquisitions, we must implement systems and train and manage our employees. Because we have limited management depth, we may have to employ experienced senior and middle management personnel, and we may not be able to hire or retain qualified personnel.

Our growth will require substantial capital.

         In order to develop our business, both internally and through acquisitions, we will require significant additional funds for the expansion of our sales force and recruiting staff, the introduction of new products and financing our continuing operations. At December 31, 1999 we had a working capital deficiency of $477,000 and at September 30, 2000, we had working capital of $1,140,000, and we estimate that working capital requirements for 2001 will be approximately $5,500,000, although it is possible that we may require significantly more than that amount. Our failure to generate or raise sufficient funds, may require us to delay or abandon some or all of our future expansion plans or expenditures or reduce the scope of some or all of our present operations, which could materially adversely effect our financial condition, results of operations and cash flow. Other than our working capital, our only other source of available funds for our operations is our bank credit line. We cannot assure you that we will have the funds we require for our operations. We cannot predict whether any additional financing will be in the form of equity or debt, or be in another form. We may not be able to obtain the necessary additional capital on a timely basis or on acceptable terms, if at all. In any of these events, we may be unable to implement our current plans. In the event that any future financing should take the form of equity securities, the holders of our common stock may experience additional dilution.

Our failure to identify and engage qualified information technology, engineering and technical training professionals and consultants will adversely affect our business.

         Our business is dependent upon our identifying, hiring and retaining qualified information technology, engineering and technical training professionals and consultants. If we fail to identify a sufficient number of qualified professionals, our business will be materially and adversely affected. We may have difficulty in meeting our staffing requirements for a number of reasons, including the following:

       - information technology, engineering and technical training professionals and consultants are in high demand worldwide, the demand for such professionals is increasing and turnover in the industry is very high compared with other industries;

       - as we seek to expand we will require greater numbers of these professionals; and

       - the information technology services and training market is characterized by rapid technological change, evolving industry standards, changing client preferences and new product and service introductions, which may increase the difficulty in identifying, hiring and retaining qualified professionals.

         Because of the specialized nature of the placement market for information technology, engineering and technical training professionals and consultants, we are highly dependent upon our ability to identify and place professionals possessing the technical skills and experience required by employers. If we fail to do so, our business will be adversely affected.

Because our information technology, engineering and technical training professionals and consultants may terminate their employment with us at any time, we may not be able to meet our customers' requirements.

         Because our revenue is dependent upon the number of information technology, engineering and technical training professionals and consultants we place on assignment, our success depends on our ability to attract and retain qualified professionals with the technical skills and experience necessary to meet our customers' requirements. If we are not able to provide our customers with the technical personnel they require, our customers will seek to fill their requirements from other companies. There is intense competition for information technology and engineering professional, both from numerous staffing and consulting companies such as us and from companies seeking to meet their own requirements. As a result:

       - We must compete with other companies in seeking to employ information technology, engineering and technical training professionals and consultants, including other staffing and consulting companies who are engaged by the same customer as we are;

       - We often employ the professionals for a specific project on an at will basis, which permits the professional to terminate his or her employment with us on little or no notice; and

       - The professionals have in the past and may in the future accept assignments from other companies upon completion of their assignments with us.

Because of our relatively small size, we may not be able to compete effectively in our industry.

         The information technology, engineering and technical training staffing and consulting industry is highly competitive and fragmented and is characterized by low barriers to entry. We compete for potential customers with other providers of information technology, engineering and technical training services, consulting services, systems integrators, providers of outsourcing services, computer consultants, employment listing services, and temporary personnel agencies. Many of our current and potential competitors have longer operating histories, significantly greater financial, marketing and human resources, greater name recognition, a larger base of information technology, engineering, and technical training and consulting professionals and customers and a greater ability to respond quickly to changing customer requirements, which may give such competitors a competitive advantage. We expect that competition will increase, which could result in price reductions and reduced margins, which could materially adversely affect our business, prospects, financial condition and results of operations.

Our expansion strategy may not result in success.

         Our expansion plans depend on our ability to enter new regional markets, expand our existing operations and add additional areas of expertise. This expansion is dependent on a number of factors, including our ability to attract, hire, integrate and retain qualified employees, develop, recruit and maintain a base of qualified professionals within each regional market and accurately assess the demand for our services in such markets; and initiate, develop and sustain corporate customer relationships. We cannot assure you that we will be able to add qualified employees or enter new regional markets or that our expansion strategy will be profitable to us. Furthermore, our failure to expand into new markets could hinder our ability to attract multinational and other large corporations which could have a material adverse effect on our business, prospects, financial condition and results of operations.

We may be liable for payroll taxes and penalties in Canada because we classify our information technology, engineering and technical training professionals and consultants providing contract services as independent contractors.

         We treat our information technology, engineering, and technical training professionals and consultants providing contract services in Canada as independent contractors rather than employees. Accordingly, we have not withheld payroll source deductions including, Canada Pension Plan, Employment Insurance and Employer's Health Tax and we have not paid the employer's portion of these taxes, and we have not recorded a reserve on our financial statements for such taxes and penalties. If the taxing authorities in Canada determine that they are employees we could be subject to significant taxes and penalties, which could have a material adverse effect upon our financial condition and the results of our operations. In addition, to the extent that we are required to pay these taxes in the future, our gross margin would be reduced to reflect the additional cost of revenue. In the United States, all of our contract service professionals are classified as employees and all relevant employee and employer payroll taxes are withheld.

Our operating results may vary from quarter to quarter, and, as a result, we may fail to meet the expectations of our investors and analysts, which may cause our stock price to fluctuate or decline.

         Our revenue and operating results have fluctuated significantly in the past, and we expect that they will continue to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. These factors include, among others:

       - the demand for our services;

       - our ability to attract and retain information technology, engineering and technical training professionals and consultants and customers;

       - the timing and significance of new services and products introduced by us and our competitors;

       - the level of services provided and prices charged by us and by our competition;

       - unexpected changes in operating expenses;

       - changes in the mix of services offered, including the relative contribution of e-business solutions services and information technology consulting to our revenue and gross profit; and

       - general economic factors.

         Since our revenue is derived principally from the services of our professionals, the utilization of our professionals has a direct effect upon our operating results. A substantial portion of our operating expenses is related to personnel costs, marketing programs and overhead, which cannot be adjusted quickly and are therefore relatively fixed in the short term. Our operating expense levels are based, in significant part, on our expectations of future revenues on a quarterly basis, and such expectations may not be met.

         Due to all of these factors and the other risks discussed in this prospectus, you should not rely on period-to-period comparisons of our results of operations as an indication of future performance. Furthermore, if our results of operations fall below the expectations of public market analysts or investors, the market price of our common stock is likely to decline.

Our Web site may not be adequate to meet the growing needs of our business.

         We have developed a Web site for internal communications as well as marketing and recruiting. The satisfactory performance, reliability and availability of our Web site and network infrastructure are and will be critical to our reputation and our ability to attract and retain customers and technical personnel and to maintain adequate customer service levels. Any system interruptions or reduced performance of our Web site could materially adversely affect our ability to attract new customers and technical personnel.

Our Web site may be vulnerable to security breaches and similar threats which could result in our liability for damages and harm to our reputation.

         Despite the implementation of network security measures, our Web site is vulnerable to computer viruses, break-ins and similar disruptive problems caused by Internet users. These occurrences could result in our liability for damages, and our reputation could suffer. The circumvention of our security measures may result in the misappropriation of such proprietary information. Any such security breach could lead to interruptions and delays and the cessation of service to our customers and could result in a decline in revenue and income.

Our software product, Njoyn, may not work as intended, which could harm our business.

         We are substantially dependent on Njoyn software, for the day to day operation of our business. We cannot assure you that this software will function as intended or that it will provide us with any competitive advantage. We may not be able to successfully market Njoyn. Furthermore, if a market develops, the Njoyn software may be used by our competitors and potential customers, which may have the effect of reducing our revenue.

We may be held liable for the actions of our information technology, engineering and technical training professionals and consultants when on assignment.

         Although our customer agreements disclaim responsibility for the conduct of information technology, engineering and technical training professionals and consultants provided by us, we may be exposed to liability with respect to actions taken by our professionals while on assignment, such as damages caused by errors of our professionals, misuse of customer proprietary information or theft of customer property. Although we maintain insurance coverage, due to the nature of our assignments, we cannot assure you that the insurance coverage will continue to be available on reasonable terms, if at all, or that it will be adequate to cover any liability as a result of our professionals being on assignment.

Because we have limited management, we depend upon our senior management, and their loss or unavailability could put us at a competitive disadvantage.

         Our future success will depend to a significant extent on the efforts of our key management personnel, particularly Declan A. French, our chairman of the board and chief executive officer. The loss or unavailability of any of these key employees could have a material adverse effect on our business, prospects, financial condition and results of operations. In addition, we believe that our future success will depend in large part upon our continued ability to attract and retain highly qualified recruiters, who often serve as the contact person for our customers. There can be no assurance that we will be able to attract and retain the qualified personnel necessary for our business.

Existing management will retain substantial influence over our operations upon the consummation of this offering.


         Upon the consummation of this offering, our directors and executive officers would will beneficially own approximately 3,003,772 shares, or 33.390% of our common stock (excluding the exercise of warrants). As a result, they will have the ability to elect our directors and determine the outcome of all matters on which stockholders are entitled to vote.


Currency fluctuations may adversely affect our operating results.

         Revenue denominated in Canadian dollars accounted for 36% of our revenue for the nine months ended September 30, 2000, 70% for the year ended December 31, 1999, 95% for the year ended December 31, 1998, and 96% for the year ended December 31, 1997. Accordingly, the relationship of the Canadian dollar to the value of the United States dollar may materially affect our operating results. In the event that the Canadian dollar were materially devalued against the United States dollar, our operating results could be materially adversely affected.


Your proportionate ownership interest in us may be diluted upon of the conversion of the outstanding shares of Series A 8% Cumulative Convertible Stock, the conversion of the outstanding shares of Series B 8% Cumulative Convertible Preferred Stock and the exercise of the warrants.



         In December 1999, we issued 15,000 shares of Series A 8% Cumulative Convertible Preferred Stock and warrants to purchase 475,000 shares of common stock at an exercise price of $3.24 per share in consideration of $1,500,000 and in July 2000, we issued an additional 5,000 shares of Series A 8% Cumulative Convertible Preferred Stock and warrants to purchase 225,000 shares of common stock at an exercise price of $3.575 per share in consideration of $500,000, which if converted and/or exercised will dilute your proportionate ownership interest in us. As of January 29, 2001, there are 800 shares of Series A
8% Cumulative Convertible Preferred Stock outstanding and all 475,000 warrants outstanding. The shares of Series A 8% Cumulative Convertible Preferred Stock are convertible into shares of our common stock at a conversion price equal to the lesser of (x) 90% of the average closing bid prices of our common stock as reported on the Nasdaq SmallCap Market for the three days immediately preceding December 31, 1999, or (y) 80% of the average of the three lowest closing bid prices for the ten trading days immediately preceding the conversion of the shares of the Series A 8% Cumulative Convertible Preferred Stock.

         In April 2000, we issued 1,500 shares of Series B 8% Cumulative Convertible Preferred Stock, 2,500 shares of Series A 8% Cumulative Convertible Preferred Stock, and warrants to purchase 350,000 shares of common stock at an exercise price of $3.71 per share, 100,000 of which were repriced on January 26, 2001, so that such warrants may be exercised at a purchase price of $1.00 per share, in consideration of $1,750,000, which if converted and/or exercised will dilute your proportionate ownership interest in us. As of January 29, 2001, there are 750 shares of Series B 8% Cumulative Convertible Preferred Stock outstanding and all 350,000 warrants outstanding. The shares of Series B 8% Cumulative Convertible Preferred Stock are convertible into shares of our common stock at a conversion price equal to the lesser of (x) $3.375, or (y) 80% of the average of the three lowest closing bid prices for the ten trading days immediately preceding the conversion of the shares of the Series B 8% Cumulative Convertible Preferred Stock. The shares of Series A 8% Cumulative Convertible Preferred Stock are convertible into shares of our common stock at a conversion price equal to the lesser of (x) 90% of the average closing bid prices of our common stock as reported on the Nasdaq SmallCap Market for the three days immediately preceding December 31, 1999, or (y) 80% of the average of the three lowest closing bid prices for the ten trading days immediately preceding the conversion of the shares of the Series A 8% Cumulative Convertible Preferred Stock.



Approximately 3,034,752 or, 34.78% are restricted, 1,729,354 of which may be publicly sold pursuant to Rule 144k of the Securitues Act of 1933, as amended. The sale of these shares may cause the market price of our common stock to fluctuate significantly, even if our business is doing well.



         As of January 29, 2001, we have 8,688,272 outstanding shares of common stock, 1,729,354 of which may be resold in the public market immediately, subject to applicable contractual restrictions. 19.9%, or 1,729,354 of our outstanding shares are available for resale in the public market pursuant to Rule 144k of the Securities Act of 1933, as amended. As shares of our common stock are sold pursuant to Rule 144k, the market price of our common stock could fluctuate significantly.


We have not, and do not intend, to pay cash dividends in the foreseeable future.

         We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Pursuant to our agreement with the Business Development Bank One, we will not pay dividends so long as our loan from Bank One remains outstanding. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities which we may issue. Any dividend payments which we may make would be subject to Canadian withholding tax requirements. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and be dependent upon our financial condition, results of operations, capital and legal requirements and such other factors as our Board of Directors deems relevant.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Information in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. These factors include the risks described in "Risk Factors." Forward-looking statements, which involve assumptions and describe our future plans strategies and expectations, are generally identifiable by use of the words "may," "should," "expect," "anticipate," "estimates," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of shares of common stock owned by the selling security holders. All proceeds from the sales of the shares of common stock owned by the selling security holders will be for their own accounts. See "Selling Security Holders."

                           CERTAIN MARKET INFORMATION

         Our common stock began trading on the Nasdaq SmallCap Market on June 8, 1999, when we completed our initial public offering. Our common stock is listed on the Nasdaq SmallCap Market under the symbol "THTH" and on the Boston Stock Exchange under the symbol "THP". As of January 29, 2001, we had 8,688,272 shares of common stock outstanding. The following table sets forth the high and low sale prices for our common stock as reported on the Nasdaq SmallCap Market.



                                              Common Stock
                                              -------------
Fiscal 1999                             High                 Low
-----------                             ----                 ---
Third Quarter                          $5.25               $2.813
Fourth Quarter                         $4.969              $2.938

Fiscal 2000
-----------
First Quarter                          $4.438              $2.275
Second Quarter                         $4.750              $3.188
Third Quarter                          $3.563              $2.125
Fourth Quarter                         $2.547              $0.438

Fiscal 2001
-----------
First Quarter                          $1.375              $0.625
(Through January 29, 2001)



         As of January 29, 2001, we had 118 holders of record and approximately 537 beneficial shareholders.



         On January 29, 2001, the last sale price of our common stock as reported on the Nasdaq SmallCap Market was $1.250.


                                 DIVIDEND POLICY

         We have never paid or declared dividends on our common stock. The payment of cash dividends, if any, in the future is within the discretion of the Board of Directors and will depend upon our earnings, capital requirements, financial condition and other relevant factors. We intend to retain future earnings for use in our business.

                             SELECTED FINANCIAL DATA

          The following selected statement of operations data is for the period from January 1, 1997 through December 31, 1999. The selected balance sheet data is for the period from January 1, 1998 through December 31, 1999. The statement of operations and balance sheet data for the years ended December 31, 1997, 1998 and 1999 is derived from our financial statements and the related notes included elsewhere in this prospectus audited by Scwhartz Levitsky Feldman, llp. All information should be read in conjunction with our consolidated financial statements and the notes contained elsewhere in this prospectus.

                                            Year ended December 31,
                                            -----------------------
                                       1997         1998         1999
                                       ----         ----         ----
                                    (in thousands except per share data)
                                    ------------------------------------
Statement of Operations Data:

Revenue                            $ 4,704,341  $12,502,560  $19,822,861

Income (loss) from Operations          193,529      466,511      341,534

Net income                             138,408      351,190      228,720

Net income per share - Basic              0.11         0.21         0.04

Net income per share - fully
  diluted                                 0.11         0.18         0.03




                                                 Year ended December 31,
                                                 -----------------------
                                             1998                     1999
                                             ----                     ----
                                        (in thousands except per share data)
                                        ------------------------------------
Balance Sheet Data:

Working capital                           (161,432)                (476,855)

Total Assets                             4,848,777               19,113,766

Long-term debt                             628,428                  562,126

Total liabilities                        3,062,584               10,043,038

Total stockholders' equity               1,786,193                9,071,728

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND
                              RESULTS OF OPERATIONS

         The following discussion and analysis should be read in conjunction with the selected historical financial data, financial statements and notes thereto and the other historical financial information of Thinkpath contained elsewhere in this prospectus. The statements contained in this prospectus that are not historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, including statements regarding Thinkpath's expectations, intentions, beliefs or strategies regarding the future. Forward-looking statements include Thinkpath's statements regarding liquidity, anticipated cash needs and availability and anticipated expense levels. All forward-looking statements included in this prospectus are based on information available to Thinkpath on the date hereof, and Thinkpath assumes no obligation to update any such forward-looking statement. It is important to note that Thinkpath's actual results could differ materially from those in such forward-looking statements.

Overview

         We are a global provider of information technology and engineering recruiting, project outsourcing, technical training and consulting and ASP-based skills management technology. Our customers include financial service companies, software and other technology companies, Canadian and American governmental entities and large multinational companies, including Bank of Montreal, Bell Canada, Goldman Sachs, Chapters, Lucent Technologies, Cummins Engine, General Motors, Xerox Corporation, American Express and Universal Industrial Corp.
(ESI). We have recently expanded our operations throughout the United States and Canada, through among other things, our acquisitions of Cad Cam, Inc., and Micro Tech Professionals Inc. and our combinations with Object Arts Inc., and TidalBeach Inc., and intend to continue to develop an expanded network of offices to provide our services throughout North America.

         For fiscal 1999, our primary source of revenue was information technology and placement services, representing 75% of total revenue. As a result of our acquisition of Cad Cam, Inc., engineering recruitment and placement services, and project outsourcing represented 18% and 6% of total revenue, respectively. For the year ended December 31, 1997, the year ended December 31, 1998, and the year ended December 31, 1999, we derived 96%, 95%, and 70%, respectively, of our revenue in Canada and the remainder in the United States. Our books and records are recorded in Canadian dollars. For purposes of financial statement presentation, we convert balance sheet data to United States dollars using the exchange rate in effect at the balance sheet date. Income and expense accounts are translated using an average exchange rate prevailing during the relevant reporting period. There can be no assurance that we would have been able to exchange currency on the rates used in these calculations. We do not engage in exchange rate hedging transactions. A material change in exchange rates between United States and Canadian dollars could have a material effect on our reported results.

         For the year ended December 31, 1999, our services classified as information technology and engineering recruiting and project outsourcing. Our recruiting services consist of contract, permanent and executive search placements on either a contingency or retainer basis. In the case of contract services, we provide our customers with independent contractors or "contract workers" who usually work under the supervision of the customer's management. Generally, we enter into a time-and-materials contract with our customer whereby the customer pays us an agreed upon hourly rate for the contract worker. We pay the contract worker pursuant to a separate consulting agreement. The contract worker generally receives between 75% and 80% of the amount paid to us by the customer; however, such payment is usually not based on any formula and may vary for different engagements. We seek to gain "preferred supplier status" with our larger customers to secure a larger percentage of those customers' business. While such status is likely to result in increased revenue and gross profit, it is likely to reduce gross margin percentage because we are likely to accept a lower hourly rate from our customers and there can be no assurance that we will be able to reduce the hourly rate paid to our consultants. In the case of permanent placement services, we identify and provide candidates to fill permanent positions for our customers.

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


         Revenue from contract services is recognized as services are provided. Permanent placement revenue is recognized when the successful candidate commences employment. Searches on a contingency basis are paid only if we are successful in placing a candidate in a position. Searches on a retained basis are paid by a non-refundable portion of the fee prior to performing any services, with the remainder as the position is filled.

         As a result of our acquisitions of Cad Cam, Inc., and Micro Tech Professionals Inc. we now perform project outsourcing for customers on a project by project basis whereby we will be engaged to complete a particular, specified project. We hire full-time employees to supervise these projects. These projects are billed on a time-and-materials basis or charged a fixed price for the project. If we charge a fixed price for a project, we will be required to estimate the total costs involved in the project and formulate a bid that contains an adequate profit margin. If we are unable to accurately predict the costs of such a project, or the costs of the project change due to unanticipated circumstances, which may be circumstances that are beyond our control, we may earn lower profit margins or suffer a loss on a given project.

         As a result of our combinations with Object Arts Inc. and TidalBeach Inc. we now offer technical training and web development services. Revenue for training is recognized upon delivery, but is often purchased in bundles. Revenue for web development is recorded as certain milestones are achieved, and is also often prepaid.

         Gross profit is calculated by subtracting fees ad benefits paid to contractors from net revenue. We do not attribute any direct costs to permanent placement services; therefore the gross profit margin on such services is 100% of revenue. As a result, the addition of permanent placement revenue to contract services revenue has a significant effect on our gross profit margin as a whole.

         We anticipate expanding into new regional markets by establishing new offices or by acquiring or investing in complementary or competitive companies. We have identified three additional acquisition candidates and have executed non-binding letters of intent with respect to such acquisition candidates. We expect the cost of opening and funding a new office to range from $200,000 to $500,000, depending on the size of the office and the costs of doing business in the city in which the office is to be located. Such costs will primarily consist of leasing office space, purchasing or leasing office equipment and computer hardware and other related expenses incurred prior to the commencement of operations in new locations. Such costs also include operating expenses, such as payroll and advertising, which are often incurred prior to such time that the new office is able to generate significant cash flow from operations. The opening of new offices in new regional markets results in increased operating expenses including, but not limited to, salaries, equipment, insurance, marketing and public relations. Senior management also devotes resources to training and management support. Based on the experience of our principals, we expect newly opened offices to become productive within 6 to 12 months of opening. Although there can be no assurance that such expectations will be satisfied, our expectations in terms of productivity for new offices by the 12th month of operations are: 30 contractors and between $30,000 to $50,000 in permanent placement sales per month with annual revenues of approximately $450,000. We have in the past and are likely to utilize acquisitions as an attempt to avoid or limit these costs, but we incur other costs as a result of any acquisitions, including funding the purchase price and expenses related to the integration of operations and training of new employees. With regard to previous acquisitions, integration costs were expensed in the period that they were incurred and we expect to continue to do so with future acquisitions. Our current acquisition targets are small companies which can benefit from our advanced information technology and other operating systems. There can be no assurance that integrating our operations with those of acquired companies will result in improvements in such companies' operations or increased revenue from such operations.

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

         In April 1998, we acquired all the issued and outstanding capital stock of Systemsearch Services Inc. and Systems PS Inc. from John R. Wilson for aggregate consideration $98,000 and 174,551 shares of our common stock. Systems PS Inc. is inactive but holds certain assets utilized by Systemsearch Consulting Services Inc. in its operations. The acquisition was effective as of January 2, 1997. Declan French, our Chief Executive Officer and Chairman of the Board, participated in the management of Systemsearch Consulting Services Inc. We shared data and operating information systems with Systemsearch Consulting Services Inc. during the year ended December 31, 1997. Accordingly, our Consolidated Financial Statements incorporate the operations of Systemsearch Consulting Services Inc. since January 1, 1997.

         On May 19, 1998, we completed the acquisition of all the issued and outstanding shares of capital stock of International Career Specialists Ltd. for $326,000 in cash and 130,914 shares of our common stock to John A. Irwin, who was not affiliated with us prior to this acquisition. In connection with the acquisition, International Career Specialists Ltd. made a distribution to Mr. Irwin of certain of its assets that were not necessary for the operation of the business. The transaction was effective as of January 1, 1998. Declan French and some of our other officers participated in the management of International Career Specialists Ltd. during the year ended December 31, 1998. Accordingly, our Consolidated Financial Statements incorporate the operation of International Career Specialists Ltd. since January 1, 1998.

         In November 1998, we completed the acquisition of certain assets of Southport Consulting, Inc. from Mr. Michael Carrazza for $50,000 in cash and 40,000 shares of our common stock.

         On September 16, 1999, we completed the acquisition of all the issued and outstanding capital stock of Cad Cam, Inc., an Ohio corporation, for an aggregate of $2,000,000 in cash, $2,500,000 pursuant to a promissory note and $1,500,000 worth of our common stock to be issued to Roger Walters, Cad Cam, Inc.'s president. As part of the transaction, Mr. Walters was elected to serve as one of our directors. The share purchase agreement was executed on January 1, 1999 and the transaction was effective as of September 16, 1999. Mr. Walters was not affiliated with us prior to the acquisition.

         On January 1, 2000, we completed the acquisition of all of the issued and outstanding capital stock of Object Arts Inc., an Ontario corporation, in consideration of: (i) the issuance of $900,000 worth of our common stock to Working Ventures Custodian Fund in exchange for the retirement of outstanding subordinated debt; (ii) the issuance to Working Ventures Custodian Fund an amount of our common stock equal to the legal fees and professional fees incurred and paid by Working Ventures Custodian Fund in connection with our acquisition of Object Arts Inc.; and (iii) the issuance of $1,100,000 worth of our common stock to the existing shareholders of Object Arts Inc. Management believes that Object Arts Inc.'s technical training expertise will enable Thinkpath to offer a complete end-to-end skills gap solution to its customers.

         On March 6, 2000, we completed the acquisition of 80% of E-Wink, Inc., a Delaware corporation, in consideration of: (i) 300,000 shares of our common stock; and (ii) warrants to purchase an aggregate of 500,000 shares of our common stock at a price of $3.25 per share for a period of 5 years. E-Wink, Inc. is currently developing platform technology that will match companies' seeking venture capital with venture capital firms offering such venture capital.

         On April 25, 2000, we completed the acquisition of all of the issued and outstanding capital stock of Micro Tech Professionals, Inc., a Massachusetts corporation, in consideration for up to an aggregate of $4,500,000 in a combination of cash, notes payable and shares of our common stock, subject to specific performance criteria be met. On the April 25, 2000, we paid to Denise Dunne-Fushi, the sole shareholder of Micro Tech Professionals, Inc., $2,500,000, which was paid in accordance with the following schedule: (i) $1,250,000 in cash; (ii) the issuance of a $750,000 principal amount unsecured promissory note; and (iii) the issuance of 133,333 shares of our common stock. As part of the transaction, we entered into an employment agreement with Denise Dunne-Fushi, the former President of Micro Tech Professionals, Inc. Such employment agreement is for a term of 1 year commencing on April 25, 2000, the effective date of the acquisition, with an annual salary of $125,000 per year and a bonus of $25,000. Mrs. Dunne-Fushi was not affiliated with us prior to the acquisition.

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


         On August 22, 2000, we completed a private placement offering of units, each unit consisting of 1 share of our common stock and a callable warrant to purchase 1/2 of 1 share of our common stock. A total of 1,063,851 shares of our common stock were issued together with 532,534 warrants to purchase shares of our common stock exercisable until August 22, 2005 in consideration for $2,681,600. The purchase price per unit ranged from $1.9692 to $2.8125. In addition, we issued to the placement agent, certain financial advisors and the placement agent's counsel, warrants to purchase up to 280,693 shares of our common stock in connection with the private placement offering. Such warrants are exercisable until August 22, 2005 at an exercise price of $2.4614 per share.


         On October 31, 2000, we consummated a business combination with TidalBeach Inc., an Ontario-based web development company. In consideration for the business combination, we issued 250,000 shares of our common stock to its two shareholders. As part of the transaction, we entered into an employment agreement with Michael Reid, the former President of TidalBeach Inc. Such employment agreement is for a term of 2 years commencing on November 1, 2000 with an annual salary of $123,000.

         The information technology and engineering staffing industry is highly competitive and fragmented and is characterized by low barriers to entry. We compete for potential clients with other providers of information technology, engineering and technical training staffing services, systems integrators, providers of outsourcing services, computer consultants, employment listing services and temporary personnel agencies. Many of our current and potential competitors have longer operating histories, significantly greater financial, marketing and human resources, greater name recognition and a larger base of information technology professionals and clients than us which may provide such competitors with a competitive advantage when compared to us. In addition, many of these competitors, including numerous smaller privately held companies, may be able to respond more quickly to customer requirements and to devote greater resources to the marketing of services than us. Because there are relatively low barriers to entry, we expect that competition will increase in the future. Increased competition could result in price reductions, reduced margins or loss of market share, any of which could materially and adversely affect our business, prospects, financial condition and results of operations. Further, there can be no assurance that we will be able to compete successfully against current and future competitors or that competitive pressures faced by us will not have a material adverse effect on our business, prospects, financial condition and results of operations. We believe that the principal factors relevant to competition in the information technology staffing and engineering services industry are the recruitment and retention of highly qualified information technology and engineering professionals, rapid and accurate response to client requirements and, to a lesser extent, price. We believe that we compete favorably with respect to these factors.

         We believe that our competitive advantage is not only in our use of technology, but also in the accessibility of this technology to all of our employees. The building and maintenance of our database of over 50,000 has been a combined effort of all our employees. We also have Internet access and membership to 12 local, national and international databases for information technology professionals.

         Each acquisition was accounted for using the purchase method of accounting, which requires that the purchase price be allocated to the assets of the acquired entity based on fair market value. In connection with the acquisitions of Systemsearch Consulting Services Inc., International Career Specialists Ltd. and all of the issued and outstanding stock of Cad Cam, Inc., Object Arts Inc., and Micro Tech Professionals, Inc.., we recorded $449,000, $851,000, $5,520,000, $1,500,000, $3,700,000 and respectively, in goodwill, which is being amortized over 30 years in accordance with generally accepted accounting principles as applied in the United States.

         In the Consolidated Financial Statements and the Notes included in this prospectus, the results of Cad Cam, Inc, are reflected from October 1, 1999. Revenue and net income figures reported for June 30, 1999 and September 30, 1999 were prepared on a pro forma basis as though Cad Cam, Inc. had been included from January 1, 1999. The pro forma financial information reported in the Notes to the Consolidated Financial Statements also includes the operations of Object Arts Inc. from January 1, 1999. During the first six months of the year, Object Arts Inc. experienced significant losses directly attributable to a failed software venture. The pro forma consolidated net loss reported at December 31, 1999 is a result of the losses of Object Arts Inc at June 30, 1999 coupled with significant restructuring and balance sheet adjustments related to our acquisition of Object Arts Inc.

Results of Operations

         The following table presents certain of our financial data as a percentage of our revenue based on information derived from our financial statements.

                                                              Nine Months
                                   December 31,            Ended September 30,
                             -----------------------       -------------------
                             1997      1998     1999            2000
                             ----      ----     ----            ----


Sales                        100%      100%      100%           100%

Costs of Services             61%       61%       63%            61%
Gross profit                  39%       39%       37%            39%
Operating Expenses            34%       36%       36%            33%
Income from operations         4%        4%        2%             2%
Net income                     3%        3%        1%             0%


The Three and Nine Months Ended September 30, 2000 and 1999

         Revenue. Revenue for the three months ended September 30, 2000 increased by $4,810,000 or 94% to $9,940,000, as compared to $5,130,000 for the three months ended September 30, 1999. The increase is primarily due to added revenues of Cad Cam, Inc., Object Arts Inc. and Micro Tech Professionals, Inc. Cad Cam Inc. was acquired in October 1999 and had sales of $4,280,000 for the three months ended September 30, 2000. Object Arts Inc. was combined and had sales of $1,060,000 for the three months ended September 30, 2000. Micro Tech Professionals, Inc. was acquired effective April 1, 2000 and had sales of $1,490,000 for the three months ended September 30, 2000. As a result of these acquisitions and business combinations, our revenues from the United States for the three months ended September 30, 2000 increased by $5,130,000, or 386%, to $6,460,000, as compared to $1,330,000 for the three months ended September 30, 1999.

         Revenue for the nine months ended September 30, 2000 increased by $16,560,000 or 103%, to $32,630,000, as compared to $16,070,000 for the nine months ended September 30, 1999. The increase is primarily attributable to the added revenues of Cad Cam, Inc., Object Arts Inc. and Micro Tech Professionals, Inc. Cad Cam Inc. was acquired October 1999 and had sales of $14,440,000 for the nine months ended September 30, 2000. Object Arts Inc. was combined and had sales of $5,110,000 for the nine months ended September 30, 2000. Micro Tech Professionals, Inc. was acquired effective April 1, 2000 and had sales of $3,230,000 for the six months ended September 30, 2000. As a result of these acquisitions and business combinations, our revenues from the United States for the nine months ended September 30, 2000 increased by $17,970,000, or 548%, to $21,250,000, as compared to $3,280,000 for the nine months ended September 30, 1999.

         Cost of Services Sold. The costs of services sold for the three months ended September 30, 2000 increased by $2,870,000 or 85%, to $6,230,000, as compared to $3,360,000 for the three months ended September 30, 1999. This increase was due to the increased volume of contract services, largely a result of the acquisitions of Cad Cam, Inc. and Micro Tech Professionals, Inc. As a percentage of revenue, the cost of services sold decreased from 65% for the three months ended September 30, 1999 to 63% for the three months ended September 30, 2000

         The costs of services sold for the nine months ended September 30, 2000 increased by $9,980,000, or 102%, to $19,770,000, as compared to $9,790,000 for the nine months ended September 30, 1999. This increase was due to the increased volume of contract services, largely a result of the acquisitions of Cad Cam, Inc. and Micro Tech Professionals, Inc. As a percentage of revenue, the cost of services sold was the same at 61% for the nine months ended September 30, 2000 and the nine months ended September 30, 1999.

         Gross Profit. Gross profit for the three months ended September 30, 2000 increased by $1,940,000 or 110%, to $3,710,000, as compared to $1,770,000 for the three months ended September 30, 1999. This increase was attributable to the aforementioned increase in revenue during the three months ended September 30, 2000. As a percentage of revenue, gross profit increased from 35% for the three months ended September 30, 1999 to 37% for the three months ended September 30, 2000.

         Gross profit for the nine months ended September 30, 2000 increased by $6,580,000, or 105%, to $12,860,000, as compared to $6,280,000 for the nine months ended September 30, 1999. This increase was attributable to the aforementioned increase in revenue during the nine months ended September 30, 2000. As a percentage of revenue, gross profit was the same at 39% for the nine months ended September 30, 2000 and the nine months ended September 30, 1999.

         Operating Expenses. Operating expenses include expenses for administrative, sales and management salaries and benefits, advertising and promotion, office and general, professional fees and occupancy costs. Operating expenses for the three months ended September 30, 2000 increased by $950,000, or 40%, to $3,330,000, as compared to $2,380,000 for the three months ended September 30, 1999. This increase was primarily attributable to the increase in administrative expenses at the corporate level required to support the increasing number of office locations and volume of transactions. As a percentage of revenue, operating expenses decreased from 46% for the three months ended September 30, 1999 to 34% for the three months ended September 30, 2000.

         Operating expenses for the nine months ended September 30, 2000 increased by $4,390,000, or 69%, to $10,720,000, as compared to $6,330,000 for the nine months ended September 30, 1999. This increase was primarily attributable to the increase in administrative expenses at the corporate level required to support the increasing number of locations and volume of transactions. As a percentage of revenue, operating expenses decreased from 39% for the nine months ended September 30, 1999 to 33% for the nine months ended September 30, 2000.

         Net Income (Loss). Net losses for the three months ended September 30, 2000 decreased by $552,000 or 65%, to a net loss of $294,000, as compared to a net loss of $846,000 for the three months ended September 30, 1999. The loss in the three months ending September 30, 2000 is primarily attributable to our investment in our technology subsidiary, Njoyn Software Inc. Amortization expense increased $160,000 or 89% from $180,000 for the three months ended September 30, 1999 to $340,000 for the three months ended September 30, 2000. This increase is primarily attributable to the increase in capital assets, the increase in the acquisition of other assets, and the increase of goodwill. Interest expense increased $30,000 or 27% to $140,000 for the three months ended September 30, 2000 from $110,000 for the three months ended September 30, 1999. This increase is a result of our increase in short-term and long-term debt.

         Net income for the nine months ended September 30, 2000 increased by $915,000 to $345,000, as compared to a net loss of $570,000 for the nine months ended September 30, 1999. Amortization expense increased $860,000 or 344% from $250,000 for the nine months ended September 30, 1999 to $1,110,000 for the nine months ended September 30, 2000. This increase is primarily attributable to the increase in capital assets, the increase in the acquisition of other assets, and the increase of goodwill. Interest expense increased $230,000 or 70% to $560,000 for the nine months ended September 30, 2000 from $330,000 for the nine months ended September 30, 1999. This increase is a result of our increase in short-term and long-term debt.

The Year Ended December 31, 1999 Compared to the Year Ended December 31, 1998

         Revenue. Revenue for the year ended December 31, 1999 increased by $7,300,000 or 59%, to $19,800,000, as compared to $12,500,000 for the year ended
December 31, 1998. The increase is primarily attributable to the acquisition effective September 16, 1999 of Cad Cam, Inc., which had sales of $5,100,000 for the three-month period ending December 31, 1999 and $21,200,000 for the year ended December 31, 1999.

         Cost of Contract Services Sold. The costs of contract services sold for the year ended December 31, 1999 increased by $5,000,000, or 65%, to $12,600,000, as compared to $7,600,000 for the year ended December 31, 1998. This increase was due to the increased volume of contract services. As a percentage of revenue, the cost of contract services sold increased marginally from 61% in 1998 to 63% in 1999. The increase in the cost of contract services sold as a percentage of revenue is a result of the associated costs of Cad Cam, Inc.'s contractors who are treated as employees, and thus are entitled to benefits, overtime and holiday pay.

         Gross Profit. Gross profit for the year ended December 31, 1999 increased by $2,300,000, or 47%, to $7,200,000, as compared to $4,900,00 for the year ended December 31, 1998. This increase was attributable to the aforementioned increase in revenue during the year ended December 31, 1999. As a percentage of revenue, gross profit decreased from 39% for the year ended December 31, 1998 to 38% for the year ended December 31, 1999. This decrease was a result of the decline in permanent placement sales and the dramatic increase in contract sales, primarily due to the acquisition of Cad Cam, Inc.

         Operating Expenses. Operating expenses for the year ended December 31, 1999 increased by $2,800,000, or 64%, to $7,200,000, as compared to $4,400,000 for the year ended December 31, 1998. This increase was primarily attributable to the increase in administrative expenses at the corporate level to support the increasing number of locations and volume of transactions. As a percentage of revenue, operating expenses remained consistent at 36% for the year ended December 31, 1998 and for the year ended December 31, 1999.

         Accounts Receivable. We had accounts receivable of $4,900,000 for the year ended December 31, 1999 as compared to $2,200,000 for the year ended December 31, 1998. Accounts receivable represented 25% of revenues for the year ended December 31, 1999 as compared to 17% for the year ended December 31, 1998.

         Net Income (Loss). Net income for the year ended December 31, 1999 decreased by $120,000, or 34% to $230,000 as compared to $350,000 for the year ended December 31, 1998 due to costs associated with the integration and infrastructure buildup of the new acquisitions and offices. As a percentage of revenue, net income decreased from 3% in 1998 to 1% in 1999. In fiscal 1999, amortization expense increased 188% to $750,000 from $190,000 in fiscal 1998. This increase is primarily attributable to the increase in capital assets, deferred costs associated with the Njoyn software, and the acquisition of goodwill. In fiscal 1999, interest expense increased 271% to $330,000 from $110,000 in fiscal 1998. This increase is a result of our increased short-term and long-term debt.

The Year Ended December 31, 1998 Compared to the Year Ended December 31, 1997

         Revenue. Revenue for year ended December 31, 1998 increased by $7,800,000, or 166%, to $12,500,000, as compared to $4,700,000 for the year ended December 31, 1997. The increase is primarily attributable to the acquisition effective January 1, 1998 of International Career Specialists Ltd., which had sales of $4,380,000 million for the year ended December 31, 1998. Also contributing to the increase was an increase of $530,000 in the sales of Systemsearch Consulting Services Inc. as a result of improvements in operations since it was acquired by us effective January 2, 1997, and growth in the contract sales in our Toronto office. Revenue from contract services and permanent placement services accounted for 82% and 18%, respectively, of revenue for the year ended December 31, 1998 as compared to 79% and 21%, respectively, for the year ended December 31, 1997.

           Cost of Contracts Sold. Cost of Contracts Sold for the year ended December 31, 1998 increased by $4,700,000, or 163%, to $7,600,000, as compared to $2,900,000 for the year ended December 31, 1997. This increase was due to the increased volume of contract services. As a percentage of revenue from contract services, Cost of Contracts Sold decreased from 77% as a result of a higher margin mix of contractors placed.

         Gross Profit. Gross profit for the year ended December 31, 1998 increased by $3,100,000, or 170%, to $4,900,000, as compared to $1,800,000 for the year ended December 31, 1997. This increase was attributable to the aforementioned increase in revenue during the year ended December 31, 1998. As a percentage of revenue, gross profit increased to 39.2% for the year ended December 31, 1998 as compared to 38.6% for the year ended December 31, 1997. This increase was due to the slight decrease in the percentage of revenue which was derived from contract services.

         Operating Expenses. Operating expenses for the year ended December 31, 1998 increased by $2,800,000, or 173%, to $4,400,000, as compared to $1,600,000 for the year ended December 31, 1997. This increase was primarily attributable to increases of $1,861,553 in selling expenses and $980,934 in administrative expenses at International Career Specialists Ltd. during the year ended December 31, 1998. Administrative expenses at the Thinkpath Division also increased as we expanded its infrastructure to support operations from multiple locations and operated additional offices. As a percentage of revenue, operating costs increased to 36% for the year ended December 31, 1998 from 34% for the year ended December 31, 1997 due to an increase in the number of locations and volume of transactions.

         Accounts Receivable. We had accounts receivable of $2,184,783 for the year ended December 31, 1998, as compared to $791,427 for the year ended December 31, 19997. Accounts receivable represented 17.5% of revenues for the year ended December 31, 1998 as compared to 16.8% in the year ended December 31, 1997.

         Net Income (Loss). Net income for the year ended December 31, 1998 increased by $212,782, or 154% to $351,190, as compared to $138,408 for the year ended December 31, 1997 due to, among other things, the reasons enumerated above.

Liquidity and Capital Resources

         Our primary sources of cash and cash flow from operations are the credit line with Bank One and proceeds from a private placement. At September 30, 2000, we had cash and cash equivalents of $780,000 and working capital of $1,140,000. During the nine months ended September 30, 2000, we had a cash flow deficiency from operations of $2,340,000, due primarily to an increase in accounts receivable and a decrease in accounts payable.

         Our financing activities include borrowings and repayments under our bank financing agreements, issuance of and payments against installment notes used to finance acquisitions. For the nine months ended September 30, 2000, we had cash flow from financing activities of $6,090,000, attributable to an increase in bank indebtedness of $840,000 and proceeds of $2,330,000 from the issuance of common stock and $2,000,000 from the issuance of preferred stock. For the nine months ended September 30, 1999, we had cash flow from financing activities of $10,800,000 attributable to proceeds of $4,730,000 from the issuance of common stock and an increase in bank indebtedness of $3,500,000 and cash received on notes payable of $2,500,000.

         Our arrangement with Bank One allows provides an operating line, payable on demand and secured by the our assets, of up to $7,000,000. At September 30, 2000, there was $5,000,000 outstanding on this line. At September 30, 2000, we had a total of $590,000 due to the Business Development Bank of Canada pursuant to eight separate loans.

         During the nine months ended September 30, 2000 we had a cash flow deficit from investing activities of $4,900,000, attributable to the acquisition of capital assets and cash payments for subsidiaries and long-term investments.

         Our working capital requirements consist primarily of the financing of accounts receivable and the Njoyn software (our proprietary Internet-based recruiting and information management tool). While there can be no assurances in this regard, we expect that internally generated cash plus the bank revolving lines of credit will be sufficient to support our working capital needs, our fixed payments and other short-term obligations. We shall continue to identify and participate in financing activities on a debt or equity basis to fund our internal growth, the marketing and development of the Njoyn software and strategic acquisitions.

                                    BUSINESS

Overview

         We are a global provider of information technology and engineering recruiting, project outsourcing, technical training and consulting and ASP-based skills management technology. Our customers include financial service companies, software and other technology companies, Canadian and American governmental entities and large multinational companies, including Bank of Montreal, Bell Canada, Goldman Sachs, Chapters, Lucent Technologies, Cummins Engine, General Motors, Xerox Corporation, American Express and Universal Industrial Corp.
(ESI). We have recently expanded our operations throughout the United States and Canada, through among other things, our acquisitions of Cad Cam, Inc., Object Arts Inc., Micro Tech Professionals, Inc. and TidalBeach Inc., and intend to continue to develop an expanded network of offices to provide our services throughout North America.

         We have focused on the recruiting of quality information technology and engineering professionals. We utilize established testing methods to ensure that our professionals are properly qualified. We also review candidates' technical backgrounds and conduct preliminary interviews prior to referring candidates to our customers. By attracting the most qualified professionals, we believe that we will be able to attract high quality customers who require the services of such professionals.

         Since inception, we have pursued a strategy of developing and utilizing technology that we believe will provide us with a competitive advantage. As a result, we believe that one of our primary competitive strengths is our utilization of technology. We maintain a database of more than 50,000 information technology and engineering professionals and advertise on the Internet to attract both candidates and customers. We have developed a recruitment management product called Njoyn. Njoyn is a Web-based recruitment technology, which automates and electronically manages every step of the recruitment and hiring process.

         Njoyn is designed to address the skills shortage and helps clients satisfy their recruiting needs. Njoyn electronically manages and automates the entire enterprise-wide recruiting and hiring program. Njoyn coordinates, streamlines and manages all individual candidate sources and recruitment methods in real time, including job board postings, company Web sites, newspaper advertising, employee referrals, direct recruits and career fair. In addition, Njoyn is able to satisfy the human resource professionals' increasing demand for a wide range of critical metrics, including cost per hire and time per hire.

         As a result of our recent acquisitions of Cad Cam, Inc., Object Arts Inc. and Micro Tech Professionals, Inc., we now offer our clients project outsourcing including Technical Publications and Design Engineering, as well as technical training and consulting.

         We were incorporated under the laws of the Province of Ontario, Canada in 1994.

Industry Background

         The staffing industry has experienced significant growth in recent years in response to the increased popularity of outsourcing of many staffing requirements. This growth has been driven by employers who have sought to convert personnel costs from fixed to variable in nature by reducing their permanent staff and supplementing their workforce with contract employees for specific projects, peak work loads and other needs. The use of flexible staffing services has allowed employers to improve productivity, outsource specialized skills and avoid the negative effects of layoffs. This trend has accelerated with the pace of technological change and greater global competitive pressures. Regulations governing employee benefits, insurance and retirement plans, as well as the high cost of hiring, laying off and terminating permanent employees, have prompted many employers to take advantage of the flexibility offered through contract staffing arrangements. According to the Staffing Industry Report, a leading industry publication, revenue for the year ended December 31, 1997 for information technology staffing services in the United States is estimated to have been $14.8 billion, a 27% increase over such revenues for the year ended December 31, 1996. According to an 1998 IDC Canada survey, an independent Canadian industry publication, the Canadian Information Technology services industry grew by more than 11% in 1997, reaching Cdn$11.5 billion in revenues, an increase of 11.5% over such revenues for the year ended December 31, 1996, and is expected to grow at a compounded annual rate of 12.1% through 2001.

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

         The high technology industry as a whole continues to experience substantial growth as constant innovations, such as open and distributed computing, client/server technology, the Internet, relational databases and object-oriented programming, shortens product lifecycles and accelerates the demand for computer-related products. These trends, combined with the intense competition faced by high technology companies, have put considerable pressure on such companies to shorten the time-to-market of their products. The development of these next generation products often requires highly specialized technical talent which may not be available internally. This need for information technology professionals is particularly critical during the period prior to the release of new software or hardware products. As a result, these high technology companies are frequently utilizing supplemental sources of information technology professionals with expertise in current technologies.

         As new technologies are developed and introduced, businesses are attempting to integrate and implement these technologies into their already complex information technology systems. As these systems are being deployed on an enterprise-wide basis and on multiple hardware and software platforms, the process of systems design and implementation has become more complex. As a result, businesses are forced to find qualified information technology professionals to design, develop, deploy and maintain their systems. Frequently, however, qualified information technology professionals do not exist internally or it may be impractical to re-deploy and retrain internal personnel. Consequently, these businesses are increasingly seeking to augment their staffs with information technology professionals skilled in the management and operation of such systems.

         We believe that the growth of the Internet is likely to contribute to the demand for information technology professionals. North American companies are increasingly establishing or maintaining a presence on the Internet. Although many companies outsource to Web site maintenance companies, others retain direct control of their Web sites and may utilize contract workers to establish and maintain such sites.

         Despite increased demand for information technology professionals, there is a shortage of information technology professionals proficient in the most current computer languages and applications. According to the Information Technology Association of America, recent studies indicate that the United States has a shortage of approximately 346,000 information technology professionals. According to a study performed by the KPMG/CATA Alliance, Canada has a shortage of between 20,000 and 30,000 information technology professionals. The studies also suggest that the shortfall is growing. Due to the high demand for their services, many information technology professionals have a variety of opportunities in the job market and an increasing number are attracted to the benefits of working on a contract basis. Such benefits include more flexible work schedules and the opportunity to work with emerging and challenging technologies in a variety of industries.

         We believe that to address their increasing demand for contract and permanent information technology and engineering professionals, both research and development departments of technology companies and information technology departments of large corporations are turning to information technology and engineering staffing companies to augment their existing operations. Technology-dependent companies are increasingly utilizing outside consultants to: (i) meet critical production deadlines; (ii) focus on their core business and avoid devoting valuable time to the recruiting and hiring processes; (iii) access specialized technical skills; (iv) better match staffing levels to current needs; and (v) reduce the costs of recruiting, training and terminating employees.

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

Business Strategy

         Our business objectives are to increase our share of the information technology and engineering staffing services market in Canada and the United States, as well as to establish a network of offices throughout such countries which, when linked by means of the Internet, will allow us to provide our customers with an array of information staffing services. The primary components of our strategy to achieve such objectives are as follows:

Leverage Client Base to Attract and Retain Highly Qualified Information Technology and Engineering Professionals

         A key element of our success has been our ability to attract and retain highly qualified information technology and engineering professionals. We believe that the primary reason that we can attract such professionals is due to our high quality customer base, which allows us the opportunity to identify and deliver high quality assignments involving leading-edge technologies. Additionally, we believe that we have developed a reputation among information technology professionals for efficient and high quality placements by focusing on an information technology professional's particular field of technical specialization and providing access for information technology professionals to cash compensation levels comparable to, or higher than, that of similarly skilled, full-time employees.

         As our high quality clients have allowed us to attract a large number of qualified information technology and engineering professionals, our database of information technology and engineering professionals, in turn, has allowed us to increase our number of clients. We believe that this cyclical phenomenon in the recruiting business creates the opportunity for significant growth it expands and implements the other facets of our business plan.

Focus on Niche Markets

         We believe that our expertise in the information technology and engineering industry provides us with a competitive advantage over recruiting firms that do not utilize information technology specialists in their recruiting. The Staffing Report On-Line, an on-line magazine for the employment and temporary service industry, views the information technology staffing business as distinctly different from traditional staffing businesses. Our recruiters follow information technology industry trends, are usually knowledgeable in the information technology and engineering areas and have access to our databases of information technology and engineering professionals, all of which enables them to provide their customers with candidates who will satisfy a particular client's requirements.

         We believe that developing niche specialties will enhance our reputation as a whole and create opportunities for us to establish relationships with new customers who then may utilize us to locate information technology professionals with other skills.

Expand into New Regional Markets

         As opportunities arise, we intend to expand into certain markets by means of acquisition, but believe that most expansion will come from the establishment of new offices. We intend to establish such offices by hiring experienced recruiters familiar with the local markets and providing them access to our existing group of information technology professionals and customers by means of the Internet. By hiring local recruiters, we believe that we will be able to attract local clients and information technology professionals who may not have been previously familiar with us. We believe that such recruiters will find us to be an attractive place to work because of our existing relationships with multinational and other large corporate clients, our good reputation among information technology professionals, our quality information technology system and our incentive based compensation package which will generally combine base salary, bonuses, commissions and incentive stock options.

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

         Where we deem it more cost effective, or when a particular acquisition candidate will provide us with a competitive advantage, we may enter a new regional market by acquiring an existing information technology staffing company. We intend to focus on small acquisition targets who will be able to benefit from our strong information technology and operating systems.

Continue to Utilize the Internet and Information Technology

         We believe that our use of technology provides us with a competitive advantage over many of our competitors. We utilize our Njoyn software to operate our database and allow recruiters to use a query-based system that matches the skill set and employment preferences of the information technology professionals with the needs of the customer. This system also tracks other information, such as average salaries of a particular position, which enables us to provide valuable advice to its clients in selecting the proper information technology professional. Our information technology professional database and recruiting software is available to our employees in other cities through our fully secure Intranet system. For example, a recruiter in a new office in Austin, Texas could have complete access to our information technology in Toronto, Ontario. We believe that this will enable us to open new offices that are quickly ready to provide services to customers without incurring significant information technology start-up costs. In smaller markets, we intend to utilize our information technology system to create lightly staffed "virtual offices" that rely on our Toronto, Ontario office for all administrative and many operating functions.

         We utilize the Internet to promote our services and to provide information technology and engineering professionals with a complete listing of available employment opportunities. Information technology and engineering professionals can e-mail their resumes to our recruiters and, by completing an on-line form, enter themselves into our database.

         We have developed a recruitment management product called Njoyn. Njoyn is a Web-based recruitment technology which automates and electronically manages every step of the recruitment and hiring process. Njoyn reduces resume overload by pre-screening candidates with automated filtering mechanisms; automates job postings to external job boards and news groups; manages a company's recruitment Web site and internal posting and referral programs; handles all administrative details such as interview scheduling and correspondence; and provides an elaborate reporting facility to calculate hiring costs. The technology is hosted by us and runs entirely over the Internet.

Develop and Promote a Managed Services Practice

         We intend to form a team of consultants who will aid our customers in determining their information technology staffing needs. We believe that this will provide us with a competitive advantage when compared with traditional recruiting firms. Furthermore, we believe that Managed Services could provide us with an additional source of revenue, which could be particularly important if companies utilize Njoyn and Internet sources to reduce their reliance on recruiting firms.

Contract Services

         Our contract services revenue is derived from time and materials contracts in which we supply a contract worker to perform under the supervision of the client. Our contract services generally consist of providing contract workers to customers for short and long term assignments. These assignments generally last from three to twelve months, but can sometimes last much longer. The assignments may be for specified projects or general information technology consulting work. Although we currently bill the clients only on a time and materials basis at an agreed upon hourly rate, in the future it may assemble teams that will perform projects for an agreed upon fixed price for the project. We pay the contract worker an agreed upon rate, pursuant to our standard consulting services agreement. The contract worker generally receives between 75% and 80% of the amount paid to us by the customer, however such payment is usually not based on any formula and may vary for different engagements. This agreement, which is terminable by us at any time, obligates the contract worker to provide notice prior to leaving the position, contains a confidentiality clause, and prohibits the worker from going to work directly for the customer for a period of six months from the date that the worker no longer works for such customer without our consent.

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

         We intend to increase the amount of project services work we are doing by assembling teams specializing in particular projects. In the future, we may hire project leaders as salaried employees to lead teams of consultants on certain projects. We believe that this will enable us to earn higher margins on our project work. Furthermore, such teams would enable us to market ourselves as a full-service provider of information technology and engineering staffing services with a wide array of services that can be tailored to meet a customer's particular needs.

Permanent Staffing Placement Services

         Our permanent placement services generally consist of the placement of an information technology or and engineering professional in a position for our customers. We identify and provide candidates to our customers who our recruiters believe, based on our data, have the technical skills and job interest to best satisfy the requirements of the position. We recognize revenue when the information technology or engineering professional commences employment. However, we are required to find a replacement free of charge if the employee does not remain in the position for at least ninety days. This placement fee is usually structured as a percentage of the information technology or engineering professional's first-year annual compensation. This percentage ranges from 20% to 30%, although we expect to reduce the fee to 10-15% for customers utilizing our Internet technology because those placements will require less time and input from our recruiters. Salaries for the information technology and engineering professionals that we place generally range from $45,000 to $150,000.

         We perform permanent placement services pursuant to three invoicing policies. Contingency services are engagements in which we are only paid if we are successful in placing a candidate in a position. Contingency exclusive services are similar to contingency engagements, however, we are the only firm engaged to fill the position. Retained search services are similar to contingency exclusive services, except that we receive a non-refundable portion of the fee prior to performing any services, with the remainder paid if the position is filled.

Sales and Marketing

         Our primary target markets are software, telecommunications, manufacturing and engineering and other technology companies, financial service companies and multinational and other large corporations. We maintain a database of human resource administrators and information technology department heads at these firms and utilize our sales forces to build relationships with these individuals by stressing the quality of information technology professionals that we recruit. As we expand into new regional markets we intend to hire local sales people who are familiar with local customers. Because many of our customers maintain offices in more than one city, we believe that we will have an advantage in establishing relationships with these additional offices as we expand into new regional markets.

         We market our services via the Internet. We are in the process of upgrading our Web site, which previously has been used primarily as a tool to advertise job opportunities to information technology professionals and to promote our services to our customers. We also utilize traditional advertising outlets and trade shows to promote our services to potential customers.

Customers

         We provide staffing services to customers in a wide array of industries. Software development, telecommunications, manufacturing and engineering, and other technology companies utilize our services to locate programmers in the development of new products. We also provide services to financial services companies, such as Bank of Montreal and Goldman Sachs, which are extremely reliant on their information technology systems. Large consulting firms, such as Deloitte & Touche Tohmatsu, are also beginning to utilize us to meet their need for information technology professionals.

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

         Our customers include the Fortune 1000 companies, such as American Express Company. We believe that we will be able to provide services to other multinational and large companies and expand services provided to these existing customers by expanding into new regional markets. These multinational and other large companies have indicated to us that they desire to use fewer suppliers to meet their needs and we believe that we will be able to utilize relationships in one market to establish relationships with such companies in other markets. Additionally, we believe that our high profile customer base provides us credibility when pursuing other customers. The following is a list of certain of the larger companies who utilize our services.

Financial Services                Software, Technology and Telecommunications
------------------                -------------------------------------------
American Express                  Bell Canada
Bank of Montreal                  Lucent Technologies
CIBC Wood Gundy                   SHL Systemhouse Co.
Goldman Sachs                     Star Data Systems, Inc
Toronto Stock Exchange

Government and Educational        Other
--------------------------        ------
Government of Canada              General Motors
Government of Ontario             Cummins Engine
                                  Deloitte & Touche
                                  National Grocers Co. Ltd.
                                  Chapters
                                  Xerox Corporation

         As is common in the staffing industry, we do not have long-term written contracts with most of our customers. We, however, generally enters into a standard form agreement with our customers that indicates which parties are responsible for taxes and other expenses, and provides that all intellectual property and other proprietary information will remain confidential and the property of the customer. Some customers, such as the Canadian government, Dow Jones and CIBC Wood Gundy Securities Inc., require us to use another form of agreement which is similar in all material respects to our standard form. With certain clients, most significantly, Bank of Montreal, we enter into an agreement allocating other responsibilities, such as the supervision of the information technology professionals we recruit. Other customers, enter into annual contracts with us pursuant to which we will supply contract workers during the year as required by the customer at fees to be negotiated.

Strategic Alliances

         We intend to utilize strategic alliances to promote our staffing services. We may enter into arrangements with consulting firms to staff major information technology projects. Alternatively, we may enter into arrangements with software companies whereby our contract workers will be trained to perform customer support services. Lastly, we may enter into agreements with other staffing companies in geographic regions in which we do not intend to expand. Such arrangements will allow us to provide our existing large corporate clients with services in areas where we not familiar with the local market. Currently, we are not a party to any agreements to enter into arrangements such as these, and there can be no assurance that we will find entities with which to enter into strategic alliances on terms acceptable to us, or at all.

Recruiting

         We believe that our technology and experienced recruiting staff of 56 individuals enables us to recruit qualified information technology professionals whose skills match the needs of our customers. Many of our recruiters have strong information technology backgrounds and are required by us to take a two-week training course when hired by us. We maintain a database of over 50,000 information technology and engineering professionals. Our recruiters maintain ongoing relationships with certain information technology professionals and are aware of their particular skills and employment status. Using our database and our recruiters' knowledge of available information technology professionals, we are often able to quickly locate a number of suitable candidates for a position, which is particularly important for positions in which we do not have an exclusive engagement. The database also contains reference and employment history information which accelerates the screening process.

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

         We test the computer skills of all of our information technology professionals utilizing TeckChek software. This software provides recruiters with a consistent rating system and a reliable method of evaluating candidates, which aids recruiters in matching candidates with positions requiring their skill set. This software also allows us to provide evidence to our customers that potential employees have sufficient technical skills. Additionally, we screen candidates by telephone and in-person interviews and by reference checks.

         If we are unable to locate suitable candidates for a position by means of our databases, we may utilize advertisements in newspapers and trade magazines. We often prepare and place advertisements on behalf of our clients. We have been approved by the Canadian Newspaper Association as an advertising agency, which allows us to earn a commission on any advertisements we place. Additionally, we post job openings on our Web site and invite information technology professionals to submit their resumes to us by e-mail.

         We intend to recruit information technology and engineering professionals from other countries, such as Singapore and India, where there are a number of information technology and engineering professionals and the job opportunities are inferior to those in North America. United States and Canadian immigration laws contain preferences for immigrants who can fill skilled labor positions for which there is a shortage of native applicants.

           We believe that turbulent economic and political situations in other parts of the world, as well as the general lack of opportunities for top information technology professionals in countries such as Russia and India, make Canada and the United States an appealing choice for immigration. According to a recent KPMG/CATA Alliance High Tech Labor Survey, there is a shortage of information technology workers in Canada. Bringing in foreign workers helps to alleviate this shortage. The Canadian government, in recognition of this fact, has relaxed entrance requirements for information technology and engineering professionals, allowing such workers to enter the country more quickly than ever before.

         We are dedicated to maximizing the value of overseas recruitment through a variety of methods. The first is through the extensive use of the Internet and our Internet-based product, Njoyn. By using a combination of our Web site and e-mail, we are able to communicate with information technology professionals around the globe, making them aware of the opportunities we have available, and discuss immigration options.

         Internally, we have built a knowledge base around the particular issues of bringing information technology workers to Canada. We have also been building a library of information about the legal technicalities surrounding work visas and immigration for Canadian workers migrating to the United States. To complement this knowledge that we are building internally, we have also developed strategic relationships with legal counsel specializing in immigration and visa issues.

         Another strategy we are employing in the area of foreign recruitment is the establishment of lightly staffed virtual offices in different parts of the world. Recruiters with country-specific contacts and knowledge are given access to our database and job postings. They then carry this information into the field where they screen and select foreign candidates who they feel would be appropriate for the opportunities that we have available. We then take these pre-screened candidates and continue with the evaluation process.

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

Information Technology and the Internet

         We have established an extensive information technology system which we believe provides us with a competitive advantage over less technologically advanced competitors. The primary components of our information technology system and our use of technology are described below.

The Njoyn Software

         Njoyn is an Internet-based software application that is used by us in the administration and tracking of internal processes relating to the recruitment and placement of information technology professionals. Njoyn is a query based software program that allows our recruiters to locate the information technology professional in our database with the technical skills and job interests that best satisfy the requirements of the position that we are attempting to staff. This system also tracks other information, such as average salaries of a particular position, which enables us to provide valuable advice to our clients in selecting the proper information technology professional. The software also incorporates our database of over 50,000 information technology professionals. We continually update our database and occasionally access other databases of information technology professionals that are available for sale or over the Internet. Njoyn allows information entered into the database by our employees, or directly by an information technology professional by means of the Internet, to be shared by all of our recruiters and salespeople.

         The Njoyn software is designed to aid a human resources department in performing numerous recruitment tasks, such as scheduling interviews and evaluating candidates. The software has a feature that allows a human resources department to have a description of any job openings sent automatically to selected e-mail addresses, such as those of recruiting firms or previous applicants. Statistics about the recruitment process, including the costs and expenses, are tabulated in various databases. Additionally, the software allows the human resource department to compile their own database of prospective employees and contract workers.

         Traditionally, recruiters acquire new candidates using as many sources as possible. Normally the number of sources would be limited to the recruiting office's ability to handle the logistics of communicating job specifications to those sources and handling the incoming responses. Therefore, their ability to hire quality information technology candidates is directly related to the size of the group of candidates they can attract and the speed with which they can assimilate, contact, interview, evaluate, file for future use and/or hire those candidates.

         The process, through which recruiters post or communicate job specifications to applicant sources, is fully automated. Once the hiring manager and the recruiter have constructed the job specification using Njoyn, they use Njoyn Broadcast facility to communicate this job specification to all designated sources. With a click of the mouse the recruiter defines and chooses the broadcast strategy. The information can be communicated/posted simultaneously and automatically to appropriate employment agencies, web news groups, Web job posting sites, archived candidates, internal candidates (as per policy) and personal referral sources.

         Njoyn consolidates and automates the communication process for all sources. Each unique information source is provided with a web interface. All out-going and in-coming communications/applications are managed using this web interface. No specialized client software is required. All transactions are initiated through a web browser. Recruiters, hiring managers and applicants now use a common medium for communication. This type of common-interface messaging reduces significantly the reliance on hard-copy mail, phone communication and fax transmission. Additionally, a Web site address is provided for all candidates that are informed of the job requirements by means of trade journals or newspapers. This further centralizes the incoming applicant response.

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

         Njoyn development program was launched as a result of the positive response observed during its first test-marketing session. A working prototype was demonstrated at the annual Human Resources Professional Association Conference in Toronto, Ontario in February 1998. We performed more than forty one-on-one demo sessions with companies, currently, the product is being test marketed by the human resources departments of two of our customers. The first customer is the Toronto Stock Exchange, which is viewed as a Canadian leader in the development and deployment of application software. We believe that we will be able to provide assistance in the marketing of the software as a result of its existing relationships with management in the human resources and information technology departments of our customers, although there can be no assurance thereof. Our joint venture allocates costs and responsibilities in marketing Njoyn. As of the date of this prospectus, we have spent approximately $2,000,000 on research and development related to Njoyn.

         Although there can be no assurance thereof, we believe that we will have an advantage in marketing its recruitment services to companies using Njoyn because of our familiarity with the software and the ease of electronic data interface with us. There is a possibility, however, that utilization of the software will reduce reliance of certain customers on recruiting firms, including us. Notwithstanding the foregoing, we do not anticipate any material reduction in such reliance as a result of the utilization of this software due to the difficulty of hiring information technology professionals. Furthermore, we intend to offer lower commission rates to customers using Njoyn software to make it less likely that they will reduce the level of utilization of the services of recruiting firms. We believe that the use of Njoyn and our familiarity with the software will enable us to aid customers in finding suitable, professionals in a more timely and cost efficient manner, allowing for the decrease in prices we charge.

Utilization of the Internet

         We utilize the Internet to promote our services and to enable our customers and information technology and engineering professionals to utilize our services. The descriptions of the employment opportunities are segregated among permanent and contract positions, describe the necessary skills required by information technology and engineering professional candidates, and provides a phone number and e-mail address for our recruiter who works with the relevant client. Alternatively, information technology and engineering professionals can e-mail their resumes to us or can enter themselves into our database by means of the Internet. We also utilize the Internet to connect our offices to our Toronto, Ontario office. This results in substantial savings in software and hardware costs in the maintenance of our information technology system and allows for the creation of lightly staffed regional virtual offices.

Expansion and Acquisitions

         We believe that we can leverage our database of information technology and engineering professionals, reputation, and information technology system to achieve revenue growth by establishing new offices in other regional markets. Such offices may be established by opening new offices and staffing them with local recruiters and sales people or by acquiring complimentary or competitive companies.

         We primarily intend to focus our expansion in large United States cities, such as Atlanta, Chicago, San Francisco and Austin. We are selecting locations that have other offices of our existing customers, such as Chicago, the headquarters of Harris Bank & Trust, or areas with numerous technology companies, such as Austin. In addition to attracting local information technology and engineering professionals, we intend to attempt to recruit Canadian and other foreign information technology and engineering professionals for these positions in the United States. Due to the strength of the United States dollar against the Canadian dollar and other currencies, we believe that foreign information technology and engineering professionals will find the economic opportunities in the United States attractive. We are currently endeavoring to expand our operations in the mid-western United States. We believe that recruiters in other markets will find us to be an attractive place to work because of our existing relationships with multinational and other large corporate clients, our good reputation among information technology and engineering professionals, our quality information technology system and our incentive based compensation package, which will generally combine base salary, bonuses, commissions and incentive stock options.

         We may seek to establish offices in smaller markets that contain desirable customers. We believe that we can do so in a cost effective manner because of the strength of our information technology system. A single recruiter/sales person can operate a "virtual office" by utilizing our Toronto, Ontario office's database and other operational systems by means of our Intranet.

         Based on the experience of our principals who, prior to forming Thinkpath, have been involved in the opening of several offices throughout Ontario and the opening of our New York and Boston offices, we expect newly opened offices to become productive within six to twelve months of opening. The delay in productivity can be attributed to the following factors:

       - Recruiting, hiring, training and orientation of new staff with recruitment/sales methodologies and practices, as well as technology (databases, software, Internet, e-mail, etc.);

       - Recruiting and developing a base of qualified information technology professionals (advertising, open houses, career fairs);

       - Attracting and building client relations; and

       - Getting on preferred supplier lists.

         Although there can be no assurance that such expectations will be satisfied, our expectations in terms of productivity for new offices by the 12th month of operations are: 30 contractors and between $30,000 to $50,000 in permanent placement sales per month with annual revenues of approximately $450,000.

         The opening of new offices with the addition of qualified employees and entrance into new regional markets results in increased operating expenses including:

       - Salaries and payroll costs;

       - Infrastructure (office equipment, office space, office supplies, telephone, insurance) including an elaborate technological infrastructure;

       - Advertising (print and career fairs);

       - Marketing and public relations; and

       - Travel and business development costs.

         There are also the related head office expenses associated with opening new offices, including:

       - Time spent by management and technical personnel on training (recruitment sales; Njoyn, databases, e-mail, Internet, job postings to user groups); and

       - Time spent by management and support personnel on implementing and maintaining reporting procedures (financial and administration).

         We may also expand by acquiring complementary or competitive companies, including existing information technology staffing companies, which will provide an immediate increase to our customer base and in some circumstances, provide a more cost effective method of expansion than opening a new office. We intend to target companies who have a strong customer base or group of information technology professionals, but do not utilize an advanced internal information technology system. We believe that providing an acquired company access to our information technology system will allow the acquired company to provide better service without substantially increasing costs, which may also lead to increased revenue. Although, due to consolidation in the industry, there is competition for the acquisition of companies in the information technology staffing industry, we intend to avoid competing for acquisition candidates by focusing on smaller companies.

         We may also utilize acquisitions or hiring of new employees to achieve growth in its existing markets. We utilized the acquisitions of Systemsearch Consulting Services Inc. and International Career Specialists Ltd. in metropolitan Toronto, Ontario and Cad Cam Inc. and Micro tech Professionals, Inc. throughout the United States to acquire access to experienced recruiters with an existing customer base.

         With regard to customer services, we plan to implement a decentralized management plan. We believe that allowing existing management of an acquired company to remain an important part of its operations will be beneficial in retaining customers, recruiters and information technology professionals. Similarly, local recruiters and sales people hired to staff new offices will have the flexibility to continue relationships with customers and information technology professionals. Our Intranet will provide all offices full access to our databases and operating software, promoting uniformity in certain functions. We currently hold monthly meetings of our Operations Committee, which consist of the heads of each regional office and subsidiary, whereby they exchange information on industry trends and promote "best practices" among the offices. With regard to financial controls, we have a fully integrated system which allows control of cash flows and accounting and payroll functions from our Toronto, Ontario office.

         On September 16, 1999, we completed the acquisition of all the issued and outstanding capital stock of Cad Cam, Inc., an Ohio corporation, for an aggregate of $2,000,000 in cash, $2,500,000 pursuant to a promissory note and $1,500,000 worth of our common stock to be issued to Roger Walters, Cad Cam, Inc.'s president. As part of the transaction, Mr. Walters was elected to serve as one of our directors. The share purchase agreement was executed on January 1, 1999 and the transaction was effective as of September 16, 1999. Mr. Walters was not affiliated with us prior to the acquisition.

           On January 1, 2000, we completed the acquisition of all of the issued and outstanding capital stock of Object Arts Inc., an Ontario corporation, in consideration of: (i) the issuance of $900,000 worth of our common stock to Working Ventures Custodian Fund in exchange for the retirement of outstanding subordinated debt; (ii) the issuance to Working Ventures Custodian Fund an amount of our common stock equal to the legal fees and professional fees incurred and paid by Working Ventures Custodian Fund in connection with our acquisition of Object Arts Inc.; and (iii) the issuance of $1,100,000 worth of our common stock to the existing shareholders of Object Arts Inc. Management believes that Object Arts Inc.'s technical training expertise will enable Thinkpath to offer a complete end-to-end skills gap solution to its customers.

         On April 25, 2000, we completed the acquisition of all of the issued and outstanding capital stock of Micro Tech Professionals, Inc., a Massachusetts corporation, in consideration for up to an aggregate of $4,500,000 in a combination of cash, notes payable and shares of our common stock, subject to specific performance criteria be met. On the April 25, 2000, we paid to Denise Dunne-Fushi, the sole shareholder of Micro Tech Professionals, Inc., $2,500,000, which was paid in accordance with the following schedule: (i) $1,250,000 in cash; (ii) the issuance of a $750,000 principal amount unsecured promissory note; and (iii) the issuance of 133,333 shares of our common stock. As part of the transaction, we entered into an employment agreement with Denise Dunne-Fushi, the former President of Micro Tech Professionals, Inc. Such employment agreement is for a term of 1 year commencing on April 25, 2000, the effective date of the acquisition, with an annual salary of $125,000 per year and a bonus of $25,000. Mrs. Dunne-Fushi was not affiliated with us prior to the acquisition.

         On March 6, 2000, we completed the acquisition of 80% of E-Wink, Inc., a Delaware corporation, in consideration of: (i) 300,000 shares of our common stock; and (ii) warrants to purchase an aggregate of 500,000 shares of our common stock at a price of $3.25 per share for a period of 5 years. E-Wink, Inc. is currently developing platform technology that will match companies' seeking venture capital with venture capital firms offering such venture capital.

         On September 13, 2000, we entered into an engagement agreement with Burlington Capital Markets Inc. conditional on the successful integration of our first acquisition through Burlington. We have agreed to sell to Burlington Capital Markets an aggregate of 250,000 shares of our common stock at a cash purchase price of $.01 per share. We have further agreed to issue warrants to purchase an aggregate of 400,000 shares of our common stock in accordance with the following schedule: (i) 100,000 shares at an exercise price of $5.00 per share, exercisable at any time after October 13, 2000, (ii) 100,000 shares at an exercise price of $7.00 per share, exercisable at any time after November 13, 2000, (iii) 100,000 shares at an exercise price of $9.00 per share, exercisable at any time after December 13, 2000, and (iv) 100,000 shares at an exercise price of $11.00 per share, exercisable at any time after February 13, 2001. Such warrants are exercisable in whole or in part until 5 years from the date they can first be exercised, and will contain a cashless exercise provision and registration rights. Compensation will be paid to Burlington at a monthly fee of $10,000 for a minimum of six months.

         On October 4, 2000, we entered into a non-binding letter of intent with Aquila Holdings Limited, a European recruitment company. Pursuant to the letter of intent, we will acquire all of the issued and outstanding capital stock of Aquila Holdings Limited, and its wholly-owned subsidiary DPP International Limited in consideration for up to an aggregate of (pound)2,500,000 in cash and (pound)961,000 worth of our common stock. The consummation of the transaction contemplated by the letter of intent is subject to our due diligence investigation as well as several other conditions. The parties have agreed to temporarily postpone the transactions contemplated by the letter of intent due to current market conditions.

         On October 31, 2000, we consummated a business combination with TidalBeach Inc., an Ontario-based web development company. In consideration for the business combination, we issued 250,000 shares of our common stock to its two shareholders. As part of the transaction, we entered into an employment agreement with Michael Reid, the former President of TidalBeach Inc. Such employment agreement is for a term of two years commencing on November 1, 2000 with an annual salary of $123,000.

         On November 15, 2000, we entered into a non-binding letter of intent with a United States corporation in a complimentary industry segment. We have entered into a confidentiality agreement with such United States corporation which prevents us from disclosing the name of such corporation. Pursuant to the letter of intent, we will acquire all of the issued and outstanding capital stock of such company, in consideration for up to an aggregate of $8,000,000 in cash and $4,000,000 worth of our common stock. The consummation of the transaction contemplated by the letter of intent is subject to our due diligence investigation as well as several other conditions. The parties have agreed to temporarily postpone the transactions contemplated by the letter of intent due to current market conditions.

Competition

         The information technology and engineering staffing industry is highly competitive and fragmented and is characterized by low barriers to entry. We compete for potential clients with other providers of information technology, engineering and technical training staffing services, systems integrators, providers of outsourcing services, computer consultants, employment listing services and temporary personnel agencies. Many of our current and potential competitors have longer operating histories, significantly greater financial, marketing and human resources, greater name recognition and a larger base of information technology professionals and clients than us which may provide such competitors with a competitive advantage when compared to us. In addition, many of these competitors, including numerous smaller privately held companies, may be able to respond more quickly to customer requirements and to devote greater resources to the marketing of services than us. Because there are relatively low barriers to entry, we expect that competition will increase in the future. Increased competition could result in price reductions, reduced margins or loss of market share, any of which could materially and adversely affect our business, prospects, financial condition and results of operations. Further, there can be no assurance that we will be able to compete successfully against current and future competitors or that competitive pressures faced by us will not have a material adverse effect on our business, prospects, financial condition and results of operations. We believe that the principal factors relevant to competition in the information technology staffing and engineering services industry are the recruitment and retention of highly qualified information technology and engineering professionals, rapid and accurate response to client requirements and, to a lesser extent, price. We believe that we compete favorably with respect to these factors.

         We believe that our competitive advantage is not only in our use of technology, but also in the accessibility of this technology to all of our employees. The building and maintenance of our database of over 50,000 has been a combined effort of all our employees. We also have Internet access and membership to 12 local, national and international databases for information technology professionals.

Employees and Consultants

Employees

         Our corporate and consulting staff at January 5, 2001 consisted of 434 full-time employees. We are not a party to any collective bargaining agreements covering any of our employees, have never experienced any material labor disruption and are unaware of any current efforts or plans to organize our employees.

Consultants

         We enter into consulting agreements with the information technology and engineering professionals at hourly rates negotiated with each information technology professional based on such individuals technical and other skills. The agreements provide that the information technology and engineering professional is responsible for taxes and all other expenses and that the information technology professional is not our employee for tax or other legal purposes.

Property


         We maintain our headquarters in a 12,474 square foot office located at 55 University Avenue in Toronto, Ontario, Canada. We have leased such facility for a term of ten years terminating in November 2007. We pay annual rent of $195,908,. We lease additional offices at the following locations:


                                                  Lease        Current Rent
Location                     Square Feet        Expiration      Per Annum
--------                     -----------        ----------     ------------


Etobicoke, Ontario              1,610             4/13/03       $ 22,300
New York, New York              1,214            10/31/01       $ 47,353
Markham, Ontario                6,000             5/31/01       $ 39,000
Ottawa, Ontario                 1,291             9/30/03       $ 14,739
Dayton, Ohio                    8,426            08/31/00       $ 83,000
Indianapolis, Indiana           2,025            12/31/01       $ 30,881
Columbus, Ohio                  1,000            01/31/00       $ 19,200
Cincinnati, Ohio                2,256            09/30/00       $ 22,560
Tampa, Florida                    930            03/31/01       $ 12,741
Rochester, New York             1,621            05/31/00       $ 20,635
Detroit, Michigan              15,328            08/13/02       $149,316
Louisville, Kentucky            2,091            07/01/02       $ 24,047
Chicago, Illinois                 874            05/01/00       $ 14,856
Charleston, South Carolina        900            12/31/00       $ 15,120
Atlanta, Georgia                5,824            06/30/02       $ 78,360
Boston, Massachusetts           1,240            10/31/00       $ 22,940
New York, New York             12,265            08/31/06       $220,000
London, Ontario                 5,877            12/31/01       $ 49,315
Toronto, Ontario               12,924            12/31/07       $189,552

Legal Proceedings

         We are not party to any material legal proceedings.

Recent Events

         On December 30, 1999, we issued: (i) 15,000 shares of Series A 8% Percent Cumulative Convertible Preferred Stock, no par value per share; and (ii) warrants to purchase up to an aggregate of 475,000 shares of our common stock, in consideration $1,500,000 pursuant to a private placement offering. Each share of Series A 8% Cumulative Convertible Preferred Stock has a stated value of $100 per share.

         The shares of Series A 8% Percent Cumulative Convertible Preferred Stock are convertible into shares of our common stock at the option of the holders the Series A 8% Percent Cumulative Convertible Preferred Stock, at any time after issuance until either: (i) such shares of Series A 8% Percent Cumulative Convertible Preferred Stock are converted at our option; or (ii) such shares of Series A 8% Percent Cumulative Convertible Preferred Stock are redeemed by us, under certain conditions, at any time after April 27, 2000.

         The holders of the shares of Series A 8% Percent Cumulative Convertible Preferred Stock are entitled to receive preferential dividends in cash, out of any of our funds legally available at the time of declaration of dividends before any other dividend distribution will be paid or declared and set apart for payment on any shares of our common stock, or other class of stock presently authorized, at the rate of 8% simple interest per annum on the stated value per share. Such are payable on a quarterly basis commencing on the quarter ending March 31, 2000 when as and if declared, provided however, that the dividends will be made in additional shares of Series A 8% Percent Cumulative Convertible Preferred Stock at a rate of one share of Series A 8% Percent Cumulative Convertible Preferred Stock for each $100 of such dividend not paid in cash. Dividends may be paid at our option with shares of Series A 8% Percent Cumulative Convertible Preferred Stock only if our common stock deliverable upon the conversion of the Series A 8% Percent Cumulative Convertible Preferred Stock will have been included for public resale in an effective registration statement filed with the Securities and Exchange Commission on the dates such dividends are payable and paid to the holders. The dividends shall be cumulative whether or not earned and shall be cumulative from and after December 30, 1999.

         The number of shares of our common stock into which the Series A 8% Percent Cumulative Convertible Preferred Stock shall be convertible shall be equal to (i) the sum of (A) the stated value per share and (B) at the holder's election, accrued and unpaid dividends on such share, divided by (ii) the "Conversion Price". The Conversion Price shall be the lesser of (x) 90% of the average "Closing Bid Prices" for the three trading days immediately preceding December 30, 1999, or (y) 80% of the average of the three lowest "Closing Bid Prices" for the ten trading days immediately preceding the conversion of the respective shares of Series A 8% Percent Cumulative Convertible Preferred Stock. The "Closing Bid Price" is defined as the closing bid price as reported on the Nasdaq SmallCap Market or the principal market or exchange where our common stock is then traded. The holders of the shares of Series A 8% Percent Cumulative Convertible Preferred Stock may exercise their right to conversion only if the aggregate stated value of the shares of Series A 8% Percent Cumulative Convertible Preferred Stock to be converted is equal to at least $5,000, unless if at the time of such conversion, the aggregate stated value of all of the shares of Series A 8% Percent Cumulative Convertible Preferred Stock is less than $5,000, then the whole amount of the remaining shares of Series A 8% Percent Cumulative Convertible Preferred Stock may be converted.

         At any time after April 27, 2000, we have the option to redeem any or all of the shares of Series A 8% Percent Cumulative Convertible Preferred Stock by paying to the holders a sum of money equal to 135% of the stated value of the aggregate of the shares of Series A 8% Percent Cumulative Convertible Preferred Stock being redeemed plus the dollar amount of the accrued dividends, if the Conversion Price of the shares of Series A 8% Percent Cumulative Convertible Preferred Stock on the trading day prior to the date of redemption is less than $2.

         The 475,000 warrants issued in the December 1999 offering are exercisable at any time and in any amount until December 30, 2004 at a purchase price of $3.24 per share.

         On January 1, 2000, we completed the acquisition of all of the issued and outstanding capital stock of Object Arts Inc., an Ontario corporation, in consideration of: (i) the issuance of $900,000 worth of our common stock to Working Ventures Custodian Fund in exchange for the retirement of outstanding subordinated debt; (ii) the issuance to Working Ventures Custodian Fund an amount of our common stock equal to the legal fees and professional fees incurred and paid by Working Ventures Custodian Fund in connection with our acquisition of Object Arts Inc.; and (iii) the issuance of $1,100,000 worth of our common stock to the existing shareholders of Object Arts Inc. Management believes that Object Arts Inc.'s technical training expertise will enable Thinkpath to offer a complete end-to-end skills gap solution to its customers.

         On February 24, 2000, we changed our corporate name from IT Staffing Ltd. to Thinkpath.com Inc. in order to more accurately reflect our expanded suite of services.

         On March 6, 2000, we completed the acquisition of 80% of E-Wink, Inc., a Delaware corporation, in consideration of: (i) 300,000 shares of our common stock; and (ii) warrants to purchase an aggregate of 500,000 shares of our common stock at a price of $3.25 per share for a period of five years. E-Wink, Inc. is currently developing platform technology that will match companies' seeking venture capital with venture capital firms offering such venture capital. We have temporarily discontinued the operations of E-Wink, Inc. due to market conditions.

         On April 16, 2000, we issued: (i) 1,500 shares of Series B 8% Percent Cumulative Convertible Preferred Stock, no par value per share; and (ii) warrants to purchase up to an aggregate of 300,000 shares of our common stock, in consideration $1,500,000 pursuant to a private placement offering. Each share of Series B 8% Cumulative Convertible Preferred Stock has a stated value of $1,000 per share.

         The shares of Series B 8% Percent Cumulative Convertible Preferred Stock are convertible into shares of our common stock at the option of the holders the Series B 8% Percent Cumulative Convertible Preferred Stock, at any time after issuance until such shares of Series B 8% Percent Cumulative Convertible Preferred Stock are redeemed by us, under certain conditions.

         The holders of the shares of Series B 8% Percent Cumulative Convertible Preferred Stock are entitled to receive preferential dividends in cash, out of any of our funds legally available at the time of declaration of dividends before any other dividend distribution will be paid or declared and set apart for payment on any shares of our common stock, or other class of stock presently authorized, at the rate of 8% simple interest per annum on the stated value per share plus any accrued but unpaid dividends, when as and if declared. We have the option to pay such dividends in shares of our common stock to be paid (based on an assumed value of $1,000 per share) in full shares only, with a cash payment equal to any fractional shares.

         The number of shares of our common stock into which the Series B 8% Percent Cumulative Convertible Preferred Stock shall be convertible shall be equal to (i) the sum of (A) the stated value per share and (B) at the holder's election, accrued and unpaid dividends on such share, divided by (ii) the "Conversion Price". The Conversion Price shall be the lesser of (x) $3.375, or
(y) 80% of the average of the three lowest "Closing Bid Prices" for the ten trading days immediately preceding the conversion of the respective shares of Series B 8% Percent Cumulative Convertible Preferred Stock. The "Closing Bid Price" is defined as the closing bid price as reported on the Nasdaq SmallCap Market or the principal market or exchange where our common stock is then traded as reported by Bloomberg.

         At any time that the number of our shares of common stock issued (A) upon conversion of the shares for Series B 8% Cumulative Convertible Preferred Stock and (B) in lieu of dividend payments, shall equal 20% or more our outstanding common stock, we are required to (x) redeem, at a price per share equal to (A) the quotient of (i) $1,000 per share plus all accrued but unpaid dividends and (ii) the Conversion Price as if the Series B 8% Cumulative Convertible Preferred Stock has been converted on the date of redemption, multiplied by (B) the average Closing Bid Price of our common stock for the five trading days immediately preceding the date of redemption.

         The 300,000 warrants issued in the offering are exercisable at any time and in any amount until April 16, 2005 at a purchase price of $3.71 per share.

         In addition, On April 16, 2000, we issued: (i) 2,500 shares of Series A 8% Cumulative Convertible Preferred Stock, and (ii) 50,000 warrants to purchase common stock, pursuant to a private placement offering. The 50,000 warrants issued in the offering are exercisable at any time and in any amount until April 16, 2005 at a purchase price of $3.71 per share.

         On April 25, 2000, we completed the acquisition of all of the issued and outstanding capital stock of Micro Tech Professionals, Inc., a Massachusetts corporation, in consideration for up to an aggregate of $4,500,000 in a combination of cash, notes payable and shares of our common stock, subject to specific performance criteria be met. On the April 25, 2000, we paid to Denise Dunne-Fushi, the sole shareholder of Micro Tech Professionals, Inc., $2,500,000, of which was paid in accordance with the following schedule: (i) $1,250,000 in cash; (ii) the issuance of a $750,000 principal amount unsecured promissory note; and (iii) the issuance of 133,333 shares of our common stock. As part of the transaction, we entered into an employment agreement with Denise Dunne-Fushi, the former President of Micro Tech Professionals, Inc. Such employment agreement is for a term of 1 year commencing on April 25, 2000, the effective date of the acquisition, with an annual salary of $125,000 per year and a bonus of $25,000. Mrs. Dunne-Fushi was not affiliated with us prior to the acquisition.

         On July 7, 2000, we issued an aggregate of: (a) 5,000 shares of our Series A 8% Cumulative Convertible Preferred Stock; and (b) warrants to purchase up to an aggregate of 225,000 shares of our common stock, in consideration for $500,000 pursuant to the exercise of our option granted to us in the December 1999 private placement offering upon the same terms as described above. The 225,000 warrants issued upon our exercise of the option are exercisable at any time and in any amount until December 30, 2004 at a purchase price of $3.575 per share.

         On July 27, 2000, we entered into an agreement with Bank One for an operating line of $7,000,000 payable on demand and secured by our assets. Effective July 27, 2000, we canceled our operating lines with Toronto Dominion Bank and Provident Bank.

         On August 22, 2000, we completed a private placement offering of units, each unit consisting of 1 share of our common stock and a callable warrant to purchase 1/2 of 1 share of our common stock. A total of 1,063,851 shares of our common stock were issued together with 532,534 warrants to purchase shares of our common stock exercisable until August 22, 2005, in consideration for $2,681,600. The purchase price per unit ranged from $1.9692 to $2.8125. In addition, we issued to the placement agent, certain financial advisors and the placement agent's counsel, warrants to purchase up to 280,693 shares of our common stock in connection with the private placement offering. Such warrants are exercisable until August 22, 2005 at an exercise price of $2.4614 per share.

         On September 13, 2000, we entered into an engagement agreement with Burlington Capital Markets Inc. conditional on the successful integration of our first acquisition through Burlington. We have agreed to sell to Burlington Capital Markets an aggregate of 250,000 shares of our common stock at a cash purchase price of $.01 per share. We have further agreed to issue warrants to purchase an aggregate of 400,000 shares of our common stock in accordance with the following schedule: (i) 100,000 shares at an exercise price of $5.00 per share, exercisable at any time after October 13, 2000, (ii) 100,000 shares at an exercise price of $7.00 per share, exercisable at any time after November 13, 2000, (iii) 100,000 shares at an exercise price of $9.00 per share, exercisable at any time after December 13, 2000, and (iv) 100,000 shares at an exercise price of $11.00 per share, exercisable at any time after February 13, 2001. Such warrants are exercisable in whole or in part until 5 years from the date they can first be exercised, and will contain a cashless exercise provision and registration rights. Compensation will be paid to Burlington at a monthly fee of $10,000 for a minimum of six months.

         On October 4, 2000, we entered into a non-binding letter of intent with Aquila Holdings Limited, a European recruitment company. Pursuant to the letter of intent, we will acquire all of the issued and outstanding capital stock of Aquila Holdings Limited, and its wholly-owned subsidiary DPP International Limited in consideration for up to an aggregate of (pound)2,500,000 in cash and (pound)961,000 worth of our common stock. The consummation of the transaction contemplated by the letter of intent is subject to our due diligence investigation as well as several other conditions. The parties have agreed to temporarily postpone the transactions contemplated by the letter of intent due to current market conditions.

         On October 26, 2000, we entered into an agreement with Rodman & Renshaw, Inc., a New York investment bank, whereby we engaged Rodman , on a "best efforts" basis, to raise up to $10 million dollars for our subsidiary Njoyn Software Inc. through a private placement of its securities. The parties to the agreement have agreed to temporarily postpone the private placement offering due to current market conditions.

         On October 31, 2000, we consummated a business combination with TidalBeach Inc., an Ontario-based web development company. In consideration for the business combination, we issued 250,000 shares of our common stock to its two shareholders. As part of the transaction, we entered into an employment agreement with Michael Reid, the former President of TidalBeach Inc. Such employment agreement is for a term of two years commencing on November 1, 2000 with an annual salary of $123,000.

         On November 2, 2000, Njoyn Software Inc. entered into an agreement with Trinity Capital Securities Limited, whereby Trinity was engaged to facilitate a merger with an identified CDNX company and to raise up to $3,300,000 for the newly merged entity. Upon the completion of the proposed merger and raise, Trinity Capital will be entitled to receive a combination of cash and warrants to purchase our common stock based on the amount of funding we receive.

       On November 15, 2000, we entered into a non-binding letter of intent with a United Stated corporation in a complimentary industry segment. We have entered into a confidentiality agreement with such United States corporation which prevents us from disclosing the name of such corporation. Pursuant to the letter of intent, we will acquire all of the issued and outstanding capital stock of such company, Inc. in consideration for up to an aggregate of $8,000,000 in cash and $4,000,000 worth of our common stock. The consummation of the transaction contemplated by the letter of intent is subject to our due diligence investigation as well as several other conditions. The parties have agreed to temporarily postpone the transactions contemplated by the letter of intent due to current market conditions.

         On December 14, 2000, we entered into a consulting agreement with Tsunami Trading Corp. d/b/a Tsunami Financial Communications and International Consulting Group, pursuant to which Tsunami and International Consulting Group are to provide financial consulting services to us with respect to financing, and mergers and acquisitions, etc. In consideration for the services to be rendered, we : (a) issued 160,000 shares of our common stock to the consultants as an advance fee, (b) agreed to pay a fee of 10% of the consideration received by us upon the successful completion of any transaction contemplated by the consulting agreement; and (c) agreed to issue warrants to purchase our common stock in an amount equal to 2% of the equity sold and/or issued by us in any transactions contemplated by the consulting agreement.


         On January 26, 2001, we: (i) repriced a warrant to purchase up to 100,000 shares of our common stock, which warrant was issued to a certain investor in our April 2000 private placement offering of Series B 8% Cumulative Preferred Stock, so that such warrant is exercisable at any time until April 16, 2005 at a new purchase price of $1.00 per share; (b) repriced warrants to purchase an aggregate of up to 230,693 shares of our common stock, which warrants were issued to the placement agent, certain financial advisors, and the placement agent's counsel in our August 2000 private placement offering of units, so that such warrants are exercisable at any time until August 22, 2005 at a new purchase price of $1.00 per share; and (c) issued to KSH Investment Group, Inc. for investment banking services rendered, a warrant to purchase up to 250,000 shares of our common stock exercisable at any time and in any amount until January 26, 2006 at a purchase price of $1.50 per share. Such revised exercise prices were equal to, or in excess of, the market price of our common stock on the date of repricing.



         On January 30, 2001, we issued an additional 20,000 shares of our common stock to International Consulting Group for financial consulting services rendered pursuant to the December 14, 2000 consulting agreement between Tsunami Trading Corp. d/b/a Tsunami Financial Communications, International Consulting Group and us.

                    BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

         The officers and directors of Thinkpath, and further information concerning them, are as follows:

Name                  Age    Position
----                  ---    --------

Declan A. French      55     Chairman of the Board of Directors and Chief
                             Executive Officer

Tony French           27     Executive Vice President

Kelly Hankinson       30     Chief Financial Officer and Director

Roger W. Walters             Executive Vice President, U.S. Operations and
                             Director

Marilyn Sinclair      46     Vice President, President and Director of Object
                             Arts Inc. and Director

John Dunne            56     Director

Arthur S. Marcus      35     Director

Ronan McGrath         52     Director


         Each director is elected for a period of one year at our annual meeting of shareholders and serves until the next such meeting and until his or her successor is duly elected and qualified. Directors may be re-elected annually without limitation. Officers are appointed by, and serve at the discretion of, our Board of Directors. Our directors do not presently receive any compensation for their services as directors' other than options granted the directors pursuant to our 1998 and 2000 Stock Option Plans. Strasbourger Pearson Tulcin Wolff Incorporated, the managing underwriter for our June 8, 1999 initial public offering, shall have the right, at its option, to designate one director or observer to our Board of Directors until June 1, 2002, which director shall be reasonably acceptable to our Board of Directors. In addition, pursuant to the terms of the placement agent agreement with respect to our August private placement offering, we are required to appoint a designee of KSH Investment Group, Inc., the placement agent, who is reasonably acceptable to us, as a member of our Board of Directors.

         Set forth below is a biographical description of each of our directors and executive officers based on information supplied by each of them:

         Declan A. French has served as our Chairman of the Board of Directors and Chief Executive Officer since our inception in February 1994. Prior to founding Thinkpath, Mr. French was President and Chief Executive Officer of TEC Partners Ltd., an information technology recruiting firm in Toronto, Canada. Mr. French has a diploma in Psychology and Philosophy from the University of St. Thomas in Rome, Italy.

         Tony French has served as our Executive Vice President since September 1999. Prior to becoming Executive Vice President, Mr. French served as our Vice President of Sales since our inception in February 1994.

         Kelly Hankinson has served as our Chief Financial Officer since May 1999 and as a Director since June 2000. Ms. Hankinson served as our Controller from February 1994 to May 1999. Ms. Hankinson has a Masters Degree and a Bachelors Degree from York University.

         Roger W. Walters has served on our Board of Directors and as Executive Vice President of U.S. Operations since September 16, 1999, the date we acquired Cad Cam, Inc. Mr. Walters served as President of Cad Cam, Inc. since 1988 and was its majority shareholder prior to its sale to us in September 16, 1999. Mr. Walters has a Masters degree in Mechanical Engineering from the University of Missouri.

         Marilyn Sinclair has served as our Vice President and President - Object Arts since January 1, 2000, the date we acquired Object Arts, Inc and as a Director since June 2000. Ms. Sinclair served as the president of Object Arts Inc. since 1993. Ms. Sinclair has over eight years experience in the technical training industry, with a strong background in management and human resources. In 1997, Ms. Sinclair was chosen as runner-up for the Canadian Woman Entrepreneur of the Year award.

         John Dunne has served on our Board of Directors since June 1998. Mr. Dunne has been Chairman and Chief Executive Officer of the Great Atlantic & Pacific Company of Canada, Ltd. since August 1997, where he also served as President and Chief Operating Officer from September 1996 until August 1997. From November 1995 until September 1996, Mr. Dunne was Chairman and Chief Executive Officer of Food Basics Ltd. Prior to that, he had served as Vice Chairman and Chief Merchandising Officer of Great Atlantic & Pacific Company of Canada, Ltd.

         Arthur S. Marcus has served on our Board of Directors since April 2000. Mr. Marcus is a partner at the New York law firm of Gersten, Savage & Kaplowitz, LLP, our United States securities counsel. Mr. Marcus joined Gersten, Savage & Kaplowitz, LLP in 1991 and became a partner in 1996. Mr. Marcus specializes in the practice of United States securities law and has been involved in approximately fifty initial public offering and numerous mergers and acquisitions. Mr. Marcus received a Juris Doctorate from Benjamin N. Cardozo School of Law in 1989.

         Ronan McGrath has served as a Director since June 2000. Mr. McGrath has been the Chief Information Technology Officer of Rogers Communications Inc. and the President of Rogers Shares Services Inc., since their inceptions in 1996. Mr. McGrath was the Chief Information Technology Officer of Canadian National Railways from 1992 to 1996 and was a Senior Manager of Arthur Andersen from 1977 to 1979. Mr. McGrath was awarded the Canadian Chief Information Technology Officer of the Year Award in 1995. Mr. McGrath currently serves on Compaq Computer's Board of Advisers and is a member of the Board of Directors of The Information Technology Association of Canada.

Committees of the Board

         In July 1998, our Board of Directors formalized the creation of a Compensation Committee, which is currently comprised of Marilyn Sinclair, Arthur
S. Marcus and Ronan McGrath. The Compensation Committee has: (i) full power and authority to interpret the provisions of, and supervise the administration of, our 1998 Stock Option Plan and 2000 Stock Option Plan; and (ii) the authority to review all compensation matters relating to us. The Compensation Committee has not yet formulated compensation policies for senior management and executive officers. However, it is anticipated that the Compensation Committee will develop a company-wide program covering all employees and that the goals of such program will be to attract, maintain, and motivate our employees. It is further anticipated that one of the aspects of the program will be to link an employee's compensation to his or her performance, and that the grant of stock options or other awards related to the price of the shares of our common stock will be used in order to make an employee's compensation consistent with shareholders' gains. It is expected that salaries will be set competitively relative to the information technology and engineering staffing and consulting industry and that individual experience and performance will be considered in setting salaries.

         In July 1998, our Board of Directors also formalized the creation of an Audit Committee, which currently consists of Kelly Hankinson, Roger W. Walters and John Dunne. The Audit Committee is charged with reviewing the following matters and advising and consulting with our entire Board of Directors with respect thereto: (i) the preparation of our annual financial statements in collaboration with our chartered accountants; (ii) annual review of our financial statements and annual report; and (iii) all contracts between us and our officers, directors and other of our affiliates. The Audit Committee, like most independent committees of public companies, does not have explicit authority to veto any actions of our entire Board of Directors relating to the foregoing or other matters; however, our senior management, recognizing their own fiduciary duty to us and our shareholders, is committed not to take any action contrary to the recommendation of the Audit Committee in any matter within the scope of its review.

         We have established an Executive Committee in order for our officers to exchange information on industry trends and promote "best practices" among the business units. Currently, the Executive Committe consists of Declan A. French, Tony French, Marilyn Sinclair, Mike Reid, Kelly Hankinson, Denise Dunne, and Bob Trick.

Indemnification of Officers and Directors

         Our Bylaws provide that we shall indemnify to the fullest extent permitted by Canadian law our directors and officers (and former officers and directors). Such indemnification includes all costs and expenses and charges reasonably incurred in connection with the defense of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been our officer or director if such person was substantially successful on the merits in his or her defense of the action and he or she acted honestly and in good faith with a view to our best interests, and if a criminal or administrative action that is enforced by a monetary penalty, such person had reasonable grounds to believe his or her conduct was lawful.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted our directors, officers and controlling persons and our underwriters pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses, incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person or by our underwriters in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

Executive Compensation

                           Summary Compensation Table

Name and                                                                      Restricted
Principal                                       Annual                        Stock                          Other
Position                          Year          Salary         Bonus          Awards      Options/SARs       Compensation
-------------------------         ----          ------         -----          ----------  ------------       ------------
Declan French,
Chief Executive Officer           2000         $100,000         -0-            -0-          4,000                 -0-
and Chairman of the Board         1999           98,000         -0-            -0-          4,000               8,342
                                  1998           98,000         -0-            -0-            -0-               8,342

John A. Irwin,
Former President-                 2000          100,000         -0-            -0-          4,000              80,000
International Career              1999          102,000         -0-            -0-          4,000              94,149
Specialists Ltd                   1998          130,580         -0-            -0-            -0-              35,888

John R. Wilson,
President-                        2000           80,000         -0-            -0-          4,000              80,000
Systemsearch                      1999           81,600         -0-            -0-          4,000              76,915
Consulting Services               1998           90,000         -0-            -0-            -0-              77,282
Inc.

Roger Walters,
Executive Vice                    2000          200,000         -0-            -0-          4,000                 -0-
President B US                    1999          200,000(1)      -0-            -0-          4,000                 -0-
Operations and                    1998          200,000         -0-            -0-            -0-                 -0-
President-Cad Cam,
Inc.

Thomas E. Shoup,
Former President                  2000          175,000(2)      -0-            -0-          4,000                 -0-
and Chief Operating               1999          175,000(3)      -0-            -0-          4,000                 -0-
Officer                           1998          129,231         -0-            -0-            -0-                 -0-

---------------
(1) This reflects the salary paid to Mr. Walters as of our acquisition of Cad Cam, Inc. on September 16, 1999.

(2) This reflects the salary paid to Mr. Shoup through December 22, 2000, the effective date of Mr. Shoup's resignation from Thinkpath.

(3) This reflects the salary paid to Mr. Shoup as of our acquisition of Cad Cam, Inc. on September 16, 1999.


Employment Agreements

         We have entered into an employment agreement with Declan A. French whereby he will serve as our Chairman of the Board and Chief Executive Officer for a period of two years commencing on June 1, 1999. Mr. French is paid a base salary of $98,000 and a bonus equal to (i) 2% of our gross profit, plus (ii) for each fiscal year, 1% of the increase in revenue from the prior fiscal year. Mr. French's right to receive the latter portion of the bonus continues for one year beyond the termination of the employment agreement.

         On May 19, 1998, in connection with the acquisition of International Career Specialists Ltd., we entered into an employment agreement with John A. Irwin under which he serves as President of International Career Specialists Ltd. The employment agreement is for a term of three years commencing on January 1, 1998, the effective date of the acquisition of International Career Specialists Ltd. Mr. Irwin receives a salary of $130,000 plus a quarterly bonus of 2% of all permanent placement service revenue and 2% of the gross profit all contract services revenue.

         In February 1998, in connection with the acquisition of Systemsearch Consulting Services Inc., we entered into a three-year employment agreement with John R. Wilson under which he serves as President of Systemsearch Consulting Services Inc. at a salary of $120,000 per year. The agreement was effective as of January 2, 1997. Mr. Wilson receives a commission of 10% of the permanent placement revenue of Systemsearch Consulting Services Inc. Additionally, he receives $0.65 for every hour of contract services provided by information technology professionals placed by Systemsearch Consulting Services Inc., provided that the gross margin on such hour exceeds $6.50. Pursuant to the agreement, Mr. Wilson has control of the day-to-day management of Systemsearch Consulting Services Inc.

         On September 16, 1999, in connection with the acquisition of Cad Cam, Inc., Roger W. Walters was elected to our Board of Directors.

         On January 1, 2000, in connection with the acquisition of Object Arts Inc., we entered into an employment agreement with Marilyn Sinclair pursuant to which she shall serve as our Vice President and as President of Object Arts Inc. The employment agreement is for a term of three years commencing on January 1, 2000 with an annual salary of $82,000 per year.

         On April 25, 2000, in connection with the acquisition of Micro Tech Professionals, Inc., we entered into an employment agreement with Denise Dunne-Fushi, she shall serve as our Vice President and as President of Micro Tech Professionals, Inc. The employment agreement of a term of one year commencing on April 25, 2000, the effective date of the acquisition, with an annual salary of $125,000 per year and a bonus of $25,000.

          On November 1, 2000, in connection with the business combination with TidalBeach Inc. we entered into an employment agreement with Michael Reid. Mr Reid will serve as our Chief Information Officer and as the President of TidalBeach Inc. The employment agreement is for a term of two years commencing on November 1, 2000, with an annual salary of $123,000.

Consulting Agreements

         In May 1998, we entered into a consulting agreement with Robert M. Rubin, one our former directors, pursuant to which Mr. Rubin assists us in structuring and negotiating acquisitions, strategic partnerships and other expansion opportunities. In exchange for such services, Mr. Rubin has been granted an option to purchase 200,000 shares of our common stock at a purchase price of $2.10 per share. Mr. Rubin has agreed not to sell, transfer, assign, hypothecate or otherwise dispose of the shares of our common stock issuable upon exercise of the options for a period of two years after exercise without our consent. As of January 5, 2001, we issued 18,508 shares of our common stock upon Mr. Rubin's exercise of the option.

         On September 13, 2000, we entered into an engagement agreement with Burlington Capital Markets Inc. conditional of the successful integration of our first acquisition through Burlington. We have agreed to sell to Burlington Capital Markets an aggregate consideration of 250,000 shares of our common stock at a cash purchase price of $.01 per share to Burlington Capital Markets. We have further agreed to issue warrants to purchase an aggregate of 400,000 shares of our common stock in accordance with the following schedule: (i) 100,000 shares at an exercise price of $5.00 per share, exercisable at any time after October 13, 2000, (ii) 100,000 shares at an exercise price of $7.00 per share, exercisable at any time after November 13, 2000, (iii) 100,000 shares at an exercise price of $9.00 per share, exercisable at any time after December 13, 2000, and (iv) 100,000 shares at an exercise price of $11.00 per share, exercisable at any time after February 13, 2001. Such warrants are exercisable in whole or in part until 5 years from the date they can first be exercised, will contain a cashless exercise provision and registration rights. Compensation will be paid to Burlington at a monthly fee of $10,000 for a minimum of six months.

         On October 26, 2000, we entered into an agreement with Rodman & Renshaw, Inc., a New York investment bank, whereby we engaged Rodman , on a "best efforts" basis, to raise up to $10 million dollars for our subsidiary Njoyn Software Inc. through a private placement of its securities. The parties to the agreement have agreed to temporarily postpone the private placement offering due to current market conditions.

         On November 2, 2000, Njoyn Software Inc. entered into an agreement with Trinity Capital Securities Limited, whereby Trinity was engaged to facilitate a merger with an identified CDNX company and to raise up to $3,300,000 for the newly merged entity. Upon the completion of the proposed merger and raise, Trinity Capital will be entitled to receive a combination of cash and warrants to purchase our common stock based on the amount of funding we receive.

         On December 14, 2000, we entered into a consulting agreement with Tsunami Trading Corp. d/b/a Tsunami Financial Communications and International Consulting Group, pursuant to which Tsunami and International Consulting Group are to provide financial consulting services to us with respect to financing, and mergers and acquisitions, etc. In consideration for the services to be rendered, we : (a) issued 160,000 shares of our common stock to the consultants as an advance fee, (b) agreed to pay a fee of 10% of the consideration received by us upon the successful completion of any transaction contemplated by the consulting agreement; and (c) agreed to issue warrants to purchase our common stock in an amount equal to 2% of the equity sold and/or issued by us in any transactions contemplated by the consulting agreement.


         On January 30, 2000, we issued an additional 20,000 shares of our common stock to International Consulting Group for financial consulting services rendered pursuant to the December 14, 2000 consulting agreement between Tsunami Trading Corp. d/b/a Tsunami Financial Communications, International Consulting Group and us.

Stock Option Plans

The 1998 Stock Option Plan

         The 1998 Stock Option Plan is administered by our Compensation Committee or our Board of Directors, which determines among other things, those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of our common stock issuable upon the exercise of the options and the option exercise price. As of January 5, 2001, we issued options to purchase 435,000 shares of our common stock underlying the 1998 Stock Option Plan to certain of our employees and consultants.

         The 1998 Stock Option Plan is effective for a period for ten years, expiring in 2008. Options to acquire 435,000 shares of our common stock may be granted to officers, directors, consultants, key employees, advisors and similar parties who provide us with their skills and expertise. The 1998 Stock Option Plan is designed to enable management to attract and retain qualified and competent directors, employees, consultants and independent contractors. Options granted under the 1998 Stock Option Plan may be exercisable for up to ten years, generally require a minimum two year vesting period, and shall be at an exercise price all as determined by our Board of directors provided that, pursuant to the terms of the underwriting agreement between us and our Underwriters, the exercise price of any options may not be less than the fair market value of the shares of our common stock on the date of the grant. Options are non-transferable, and are exercisable only by the participant (or by his or her guardian or legal representative) during his or her lifetime or by his or her legal representatives following death. Upon a change in control of Thinkpath, the acceleration date of any options that were granted but not otherwise exercisable accelerates to the date of the change in control. Change in control includes (i) the sale of substantially all of our assets and merger or consolidation with another company, or (ii) a majority of the members of our Board of Directors changes other than by election by the shareholders pursuant to Board of Directors solicitation or by vacancies filled by the Board of Directors caused by death or resignation of such person.

        If a participant ceases affiliation with us by reason of death, permanent disability or retirement at or after age 65, the option remains exercisable for one year from such occurrence but not beyond the option's expiration date. Other types of termination allow the participant ninety (90) days to exercise the option, except for termination for cause which results in immediate termination of the option.

         Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by us become available again for issuance under the 1998 Stock Option Plan, subject to applicable securities regulation.

         The 1998 Stock Option Plan may be terminated or amended at any time by our Board of Directors, except that the number of shares of our common stock reserved for issuance upon the exercise of options granted under the 1998 Stock Option Plan may not be increased without the consent of our shareholders.

The 2000 Stock Option Plan

         The 2000 Stock Option Plan is administered by our Compensation Committee or our Board of Directors, which determines among other things, those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of our common stock issuable upon the exercise of the options and the option exercise price. As of January 5, 2001, we issued options to purchase 435,000 shares of our common stock to certain of our employees and consultants.

           The 2000 Stock Option Plan is effective for a period for ten years, expiring in 2010. Options to acquire 435,000 shares of our common stock may be granted to officers, directors, consultants, key employees, advisors and similar parties who provide us with their skills and expertise. The 2000 Stock Option Plan is designed to enable management to attract and retain qualified and competent directors, employees, consultants and independent contractors. Options granted under the 2000 Stock Option Plan may be exercisable for up to ten years, generally require a minimum two year vesting period, and shall be at an exercise price all as determined by our Board of directors provided that, pursuant to the terms of the underwriting agreement between us and our Underwriters, the exercise price of any options may not be less than the fair market value of the shares of our common stock on the date of the grant. Options are non-transferable, and are exercisable only by the participant (or by his or her guardian or legal representative) during his or her lifetime or by his or her legal representatives following death. Upon a change in control of Thinkpath, the acceleration date of any options that were granted but not otherwise exercisable accelerates to the date of the change in control. Change in control includes (i) the sale of substantially all of our assets and merger or consolidation with another company, or (ii) a majority of the members of our Board of Directors changes other than by election by the shareholders pursuant to Board of Directors solicitation or by vacancies filled by the Board of Directors caused by death or resignation of such person.

         If a participant ceases affiliation with us by reason of death, permanent disability or retirement at or after age 65, the option remains exercisable for one year from such occurrence but not beyond the option's expiration date. Other types of termination allow the participant ninety (90) days to exercise the option, except for termination for cause which results in immediate termination of the option.

         Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by us become available again for issuance under the 2000 Stock Option Plan, subject to applicable securities regulation.

         The 2000 Stock Option Plan may be terminated or amended at any time by our Board of Directors, except that the number of shares of our common stock reserved for issuance upon the exercise of options granted under the 2000 Stock Option Plan may not be increased without the consent of our shareholders.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In April 1998, we acquired all the issued and outstanding capital stock of Systemsearch Consulting Services Inc. and Systems PS Inc. from John R. Wilson for aggregate consideration of $98,000 and 174,551 shares of our common stock. The acquisition was effective as of January 2, 1997. Systems PS Inc. is inactive but holds certain assets utilized by Systemsearch Consulting Services Inc. in its operations. Mr. Wilson was not affiliated with us prior to the acquisition.

         On May 19, 1998, we completed the acquisition of all the issued and outstanding capital stock of International Career Specialists Ltd. for $326,000 in cash and 130,914 shares of our common stock to John A. Irwin. In connection with the acquisition, International Career Specialists Ltd. made a distribution to Mr. Irwin of certain of its assets that were not necessary for the operation of the business. The transaction was effective as of January 1, 1998. Mr. Irwin was not affiliated with us prior to the acquisition.

         In October 1997, in consideration for business consulting services, including identifying, structuring and effecting the acquisitions of Systemsearch Consulting Services Inc. and International Career Specialists Ltd., we issued 113,459 shares our common stock to Globe Capital Corporation, which is controlled by Lloyd MacLean, our former Chief Financial Officer and a former Director.

         In May 1998, we entered into a consulting agreement with Robert M. Rubin, one of our former directors, pursuant to which Mr. Rubin assists us in structuring and negotiating acquisitions, strategic partnerships and other expansion opportunities. In exchange for such services, Mr. Rubin received an option to purchase 200,000 shares of our common stock at a purchase price of $2.10 per share. Mr. Rubin has agreed not to sell, transfer, assign, hypothecate or otherwise dispose of the shares of our common stock issuable upon exercise of the options for a period of two years after exercise without our consent. As of January 5, 2001, we issued 18,508 shares of our common stock upon Mr. Rubin's exercise of such option.

         In November 1998, we purchased certain assets of Southport Consulting, Inc. from Michael Carrazza, one of our former directors, for $300,000 in cash and 40,000 shares of our common stock.

         On September 16, 1999, we completed the acquisition of all the issued and outstanding capital stock of Cad Cam, Inc. for $2,000,000 in cash, $2,500,000 pursuant to a promissory note and the issuance of $1,500,000 worth of shares of our common stock to Roger W. Walters, Cad Cam, Inc.'s former president. As part of the transaction, Mr. Walters was elected to our Board of Directors. The share purchase agreement was executed on January 1, 1999 and the transaction was effective as of September 16, 1999. Mr. Walters was not affiliated with us prior to the acquisition. On January 1, 2000, the share purchase agreement by and among Thinkpath.com Inc, Cad Com. Inc, and Roger W. Walters was amended. Pursuant to the amendment, the parties agreed that $1,000,000 of the $2,000,000 cash payment to be made to Mr. Walters was to be paid in four equal quarterly payments of $250,000. In consideration for accepting the cash payment in installments, we issued Mr. Walters an aggregate of 100,000 options to purchase our common stock.

         On January 1, 2000, we completed the acquisition of all of the issued and outstanding capital stock of Object Arts Inc., an Ontario corporation, in consideration of: (i) the issuance of $900,000 worth of our common stock to Working Ventures Custodian Fund in exchange for the retirement of outstanding subordinated debt; (ii) the issuance to Working Ventures Custodian Fund an amount of our common stock equal to the legal fees and professional fees incurred and paid by Working Ventures Custodian Fund in connection with our acquisition of Object Arts Inc.; and (iii) the issuance of $1,100,000 worth of our common stock to the existing shareholders of Object Arts Inc. As part of the transaction, we entered into employment agreements with Marilyn Sinclair, Object Arts Inc.'s and Lars Laakes, former officers of Object Arts Inc. Such employment agreements are for a term of three years commencing on January 1, 2000, the effective date of the acquisition, with annual salaries of $82,000 and $75,000 per year, respectively. Neither Ms. Sinclair nor Mr. Laakes were affiliated with use prior to the acquisition.

         On April 25, 2000, we completed the acquisition of all of the issued and outstanding capital stock of Micro Tech Professionals, Inc., a Massachusetts corporation, in consideration for up to an aggregate of $4,500,000 in a combination of cash, notes payable and shares of our common stock, subject to specific performance criteria be met. On the April 25, 2000, we paid to Denise Dunne-Fushi, the sole shareholder of Micro Tech Professionals, Inc., $2,500,000, which was paid in accordance with the following schedule: (i) $1,250,000 in cash; (ii) the issuance of a $750,000 principal amount unsecured promissory note; and (iii) the issuance of 133,333 shares of our common stock. As part of the transaction, we entered into an employment agreement with Denise Dunne-Fushi, the former President of Micro Tech Professionals, Inc. Such employment agreement is for a term of 1 year commencing on April 25, 2000, the effective date of the acquisition, with an annual salary of $125,000 per year and a bonus of $25,000. Mrs. Dunne-Fushi was not affiliated with us prior to the acquisition.

           On October 31, 2000, we consummated a business combination with TidalBeach Inc., an Ontario-based web development company. In consideration for the business combination, we issued 250,000 shares of our common stock to its two shareholders. As part of the transaction, we entered into an employment agreement with Michael Reid, the former President of TidalBeach Inc. Such employment agreement is for a term of two years commencing on November 1, 2000 with an annual salary of $123,000.

         While we were a private company, we lacked sufficient independent directors to ratify many of the foregoing transactions. However, our management believes that the foregoing transactions were on terms no less favorable to us than could have been obtained from unaffiliated third parties. All future transactions between us and our officers, directors or 5% shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties. In the event that we enter into future affiliated transactions, they will be approved by our independent directors who do not have an interest in the transactions and who have access, at our expense, to our counsel or independent legal counsel.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information with respect to beneficial ownership of our common stock as of January 5, 2001 for (i) each of our executive officers, (ii) each of our directors, (iii) each person known to us to be the beneficial owner of more that 5% of our outstanding shares, and
(iv) all of our directors and officers as a group.


                                             Amount and Nature of Beneficial        Percentage of Shares
Names and Address of Beneficial Owner (1)    Ownership (2)                          Outstanding
----------------------------------------     -------------------------------        ---------------------
Declan French                                1,122,459(3)                           12.8%

Tony French                                      4,333(4)                               *

Kelly Hankinson                                 23,167(5)                               *

Roger W. Walters                             1,418,165(6)                           16.0%

John R. Wilson                                 132,247(7)                            1.5%

John A. Irwin                                  132,247(8)                            1.5%

Marilyn Sinclair                               139,230(9)                            1.6%

John Dunne                                      16,424(10)                              *

Arthur S. Marcus                                15,500(11)                              *

Ronan McGrath                                        0                                  *

Working Ventures Canadian                      425,730(12)                           4.9%
Fund Inc.

KSH Investment                                 631,889(13)                           6.8%
Partners I, LLC.

All directors and officers                   3,003,772                              33.3%
as a group (10 persons)
(3) to (11)


* Less than 1%.

(1) Except as set forth above, the address of each individual is 55 University Avenue, Suite 505, Toronto, Ontario M5J 2H7.

(2) Based upon information furnished to us by the directors and executive officers or obtained from our stock transfer books. We are informed that these persons hold the sole voting and dispositive power with respect to the common stock except as noted herein. For purposes of computing "beneficial ownership" and the percentage of outstanding common stock held by each person or group of persons named above as of January 5, 2001, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing beneficial ownership and the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes 510,563 shares of common stock owned by Christine French, the wife of Declan A. French and 101,333 shares of common stock issuable upon options issued to Declan A. French that are currently exercisable or exercisable within the next 60 days.

(4) Includes 1,333 shares of common stock issuable upon options that are currently exercisable or exercisable within the next 60 days.

(5) Includes 20,167 shares of common stock issuable upon options that are currently exercisable or exercisable within the next 60 days.

(6) Includes 154,000 shares of common stock issuable upon options that are currently exercisable or exercisable within the next 60 days.

(7) Includes 1,333 shares of common stock issuable upon options that are currently exercisable or exercisable within the next 60 days.

(8) Includes 1,333 shares of common stock issuable upon options that are currently exercisable or exercisable within the next 60 days.

(9) Includes 40,000 shares of common stock issuable upon options that are currently exercisable or exercisable within the next 60 days.

(10) Consists of 13,091 shares of common stock owned by John Dunne's spouse and includes 3,333 shares of common stock issuable upon options issued to John Dunne that are currently exercisable or exercisable within the next 60 days.

(11) Includes 12,500 shares of common stock issuable upon options that are currently exercisable or exercisable within the next 60 days.

(12) Includes 228,242 shares of common stock issued in exchange for shares of Object Arts Inc. and 197,488 shares of common stock in consideration for the retirement of outstanding debt of Object Arts Inc., both of which were part of the acquisition of Object Arts Inc.


(13) Includes 100,000 shares of common stock issuable upon the exercise of warrants and 531,889 shares of common stock issuable upon the conversion of $500,000 of Series B 8% Cumulative Convertible Preferred Stock and accrued interest of $31,889 as of January 29, 2000, both of which are currently exercisable/convertible or exercisable/convertible within the next 60 days. The number of shares of common stock upon the conversion of the Series B 8% Cumulative Convertible Preferred Stock is based upon a 20% discount to the closing market price of our common stock on January 29, 2001 ($1.00).

                            DESCRIPTION OF SECURITIES

         Our total authorized capital stock consists of 15,000,000 shares of common stock, with no par value, and 1,000,000 shares of preferred stock, with no par value per share. The following descriptions contain all material terms and features of our securities and are qualified in all respects by reference to our Articles of Incorporation and Bylaws.

Common Stock

         We are authorized to issue up to 15,000,000 shares of common stock, no par value per share, of which as of January 29, 2001, 8,688,272 shares of common stock are outstanding, not including the shares of common stock to be issued pursuant to the conversion of the shares of Series A 8% Cumulative Convertible Preferred Stock and the Series B 8% Cumulative Convertible Preferred Stock and the exercise of warrants. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon the conversion of the shares of Series A 8% Cumulative Convertible Preferred Stock and the Series B 8% Cumulative Convertible Preferred Stock and the exercise of warrants will be, validly authorized and issued, fully paid, and non-assessable.

         The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of common stock are entitled to receive ratably dividends as may be declared by our Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of Thinkpath, holders of the common stock are entitled to share ratably in all assets remaining, if any, after payment of liabilities. Holders of common stock have no preemptive rights and have no rights to convert their shares of common stock into any other securities.

         Pursuant to the Business Corporation Act, Ontario, a shareholder of an Ontario Corporation has the right to have the corporation pay the shareholder the fair market value for his shares of the corporation in the event such shareholder dissents to certain actions taken by the corporation, such as amalgamation or the sale of all or substantially all of the assets of the corporation and such shareholder follows the procedures set forth in the Business Corporation Act, Ontario.

Preferred Stock

         Our Articles of Incorporation authorize the issuance of up to 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any additional shares of preferred stock, there can be no assurance that it will not do so in the future.

Series A 8% Cumulative Convertible Preferred Stock


         There are 800 shares of Series A 8% Cumulative Convertible Preferred Stock outstanding. Each share of Series A 8% Cumulative Convertible Preferred Stock has a stated value of $100 per share. The shares of Series A 8% Percent Cumulative Convertible Preferred Stock are convertible into shares of our common stock at the option of the holders the Series A 8% Percent Cumulative Convertible Preferred Stock, at any time after issuance until either: (i) such shares of Series A 8% Percent Cumulative Convertible Preferred Stock are converted at our option; or (ii) such shares of Series A 8% Percent Cumulative Convertible Preferred Stock are redeemed by us, under certain conditions, at any time after April 27, 2000.


         The holders of the shares of Series A 8% Percent Cumulative Convertible Preferred Stock are entitled to receive preferential dividends in cash, out of any of our funds legally available at the time of declaration of dividends before any other dividend distribution will be paid or declared and set apart for payment on any shares of our common stock, or other class of stock presently authorized, at the rate of 8% simple interest per annum on the stated value per share. Such are payable on a quarterly basis commencing on the quarter ending March 31, 2000 when as and if declared, provided however, that the dividends will be made in additional shares of Series A 8% Percent Cumulative Convertible Preferred Stock at a rate of one share of Series A 8% Percent Cumulative Convertible Preferred Stock for each $100 of such dividend not paid in cash. Dividends may be paid at our option with shares of Series A 8% Percent Cumulative Convertible Preferred Stock only if our common stock deliverable upon the conversion of the Series A 8% Percent Cumulative Convertible Preferred Stock will have been included for public resale in an effective registration statement filed with the SEC on the dates such dividends are payable and paid to the holders. The dividends shall be cumulative whether or not earned and shall be cumulative from and after December 30, 1999.

         The number of shares of our common stock into which the Series A 8% Percent Cumulative Convertible Preferred Stock shall be convertible shall be equal to (i) the sum of (A) the stated value per share and (B) at the holder's election, accrued and unpaid dividends on such share, divided by (ii) the "A Conversion Price". The A Conversion Price shall be the lesser of (x) 90% of the average "A Closing Bid Price" for the three trading days immediately preceding December 30, 1999, or (y) 80% of the average of the three lowest "A Closing Bid Prices" for the ten trading days immediately preceding the conversion of the respective shares of Series A 8% Percent Cumulative Convertible Preferred Stock. The "A Closing Bid Price" is defined as the closing bid price as reported on the Nasdaq SmallCap Market or the principal market or exchange where our common stock is then traded. The holders of the shares of Series A 8% Percent Cumulative Convertible Preferred Stock may exercise their right to conversion only if the aggregate stated value of the shares of Series A 8% Percent Cumulative Convertible Preferred Stock to be converted is equal to at least $5,000, unless if at the time of such conversion, the aggregate stated value of all of the shares of Series A 8% Percent Cumulative Convertible Preferred Stock is less than $5,000, then the whole amount of the remaining shares of Series A 8% Percent Cumulative Convertible Preferred Stock may be converted.

         At any time after April 27, 2000, we have the option to redeem any or all of the shares of Series A 8% Percent Cumulative Convertible Preferred Stock by paying to the holders a sum of money equal to 135% of the stated value of the aggregate of the shares of Series A 8% Percent Cumulative Convertible Preferred Stock being redeemed plus the dollar amount of the accrued dividends, if the A Conversion Price of the shares of Series A 8% Percent Cumulative Convertible Preferred Stock on the trading day prior to the date of redemption is less than $2.

Series B 8% Cumulative Convertible Preferred Stock

         There are 750 shares of Series B 8% Cumulative Convertible Preferred Stock outstanding. Each share of Series B 8% Cumulative Convertible Preferred Stock has a stated value of $1,000 per share. The shares of Series B 8% Percent Cumulative Convertible Preferred Stock are convertible into shares of our common stock at the option of the holders the Series B 8% Percent Cumulative Convertible Preferred Stock, at any time after issuance until such shares of Series B 8% Percent Cumulative Convertible Preferred Stock are redeemed by us, under certain conditions.

         The holders of the shares of Series B 8% Percent Cumulative Convertible Preferred Stock are entitled to receive preferential dividends in cash, out of any of our funds legally available at the time of declaration of dividends before any other dividend distribution will be paid or declared and set apart for payment on any shares of our common stock, or other class of stock presently authorized, at the rate of 8% simple interest per annum on the stated value per share plus any accrued but unpaid dividends, when as and if declared. We have the option to pay such dividends in shares of our common stock to be paid (based on an assumed value of $1,000 per share) in full shares only, with a cash payment equal to any fractional shares.

         The number of shares of our common stock into which the Series B 8% Percent Cumulative Convertible Preferred Stock shall be convertible shall be equal to (i) the sum of (A) the stated value per share and (B) at the holder's election, accrued and unpaid dividends on such share, divided by (ii) the "B Conversion Price". The B Conversion Price shall be the lesser of (x) $3.375, or
(y) 80% of the average of the three lowest "B Closing Bid Prices" for the ten
(10) trading days immediately preceding the conversion of the respective shares of Series B 8% Percent Cumulative Convertible Preferred Stock. The "B Closing Bid Price" is defined as the closing bid price, as reported on the Nasdaq SmallCap Market, or the principal market or exchange where our common stock is then traded as reported by Bloomberg.

         At any time that the number of our shares of common stock issued (A) upon conversion of the shares for Series B 8% Cumulative Convertible Preferred Stock and (B) in lieu of dividend payments, shall equal 20% or more our outstanding common stock, we are required to (x) redeem, at a price per share equal to (A) the quotient of (i) $1,000 per share plus all accrued but unpaid dividends and (ii) the B Conversion Price as if the Series B 8% Cumulative Convertible Preferred Stock has been converted on the date of redemption, multiplied by (B) the average B Closing Bid Price of our common stock for the five trading days immediately preceding the date of redemption.

Common Stock Purchase Warrants


         There are outstanding warrants to purchase an aggregate of 2,543,777 shares of our common stock. 631,750 of the warrants issued are exercisable at any time and in any amount until December 30, 2004 at a purchase price of $3.24 per share, 350,000 of the warrants issued are exercisable at any time and in any amount until April 16, 2005 at a purchase price of $3.71 per share, 500,000 of the warrants issued are exercisable at any time and in any amount until March 6, 2001 at a purchase price of $3.25 per share, 272,001 of the warrants issued are exercisable at any time and in any amount until August 22, 2005 at a purchase price of $3.516 per share, 81,766 of the warrants issued are exercisable at any time and in any amount until August 22, 2005 at a purchase price of $3.165 per share, 80,004 of the warrants issued are exercisable at any time and in any amount until August 22, 2005 at a purchase price of $2.742, 147,563 of the warrants issued are exercisable at any time and in any amount until August 22, 2005 at a purchase price of $2.463 per share. 230,693 of the warrants issued are exercisable at any time and in any amount until August 22, 2005 at a purchase price of $1.00 per share, and 250,000 of the warrants issued are exercisable at any time and in any amount until January 26, 2006 at $1.50 per share. We may call any unexercised portion of 812,027 of the 2,543,777 warrants and require their exercise as follows if our common stock, as reported on the Nasdaq SmallCap Market, closes above the bid price indicated for any ten consecutive business days: (i) 1/3 of such unexercised warrants at $6.00 per share, (ii) 1.3 of such unexercised warrants at $7.50 per share; and (iii) 1/3 of such unexercised warrants at $9.00 per share.


         Warrantholders are not entitled, by virtue of being warrantholders, to receive dividends or to vote at or receive notice of any meeting of shareholders or to exercise any other rights whatsoever as our shareholders. In order to receive one share of our common stock a warrantholder must surrender one warrant, accompanied by payment of the aggregate exercise price of the warrants to be exercised, which payment may be made, at the warrantholder's election, in cash or by delivery of a cashiers or certified check or any combination of the foregoing. Upon receipt of duly executed warrants and payment of the exercise price, we shall issue and cause to be delivered to warrantholders, certificates representing the number of shares of common stock so purchased.

Transfer Agent and Registrar

         The transfer agent and registrar for the shares of common stock is Continental Stock Transfer & Trust Company.

                       CERTAIN UNITED STATES AND CANADIAN
                        FEDERAL INCOME TAX CONSIDERATIONS


United States

         The following describes the principal United States federal income tax consequences of the purchase, ownership and disposition of our shares of common stock by a shareholder, that is a citizen or resident of the United States or a United States domestic corporation or that otherwise will be subject to United States federal income tax. This summary is based on the United States Internal Revenue Code of 1986, as amended, administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This summary discusses only the principal United States federal income tax consequences to those beneficial owners holding the securities as capital assets within the meaning of Section 1221 of the United States Internal Revenue Code of 1986 and does not address the tax treatment of a beneficial owner that owns 10% or more of shares of our common stock. It is for general guidance only and does not address the consequences applicable to certain specialized classes of taxpayers such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, or United States persons whose functional currency (as defined in Section 985 of the United States Internal Revenue Code of 1986) is not the United States dollar. Persons considering the purchase of these securities should consult their tax advisors with regard to the application of the United States and other income tax laws to their particular situations. In particular, a United States. shareholder should consult his or her or its tax advisor with regard to the application of the United States federal income tax laws to his or her or its situation.

         A United States shareholder generally will realize, to the extent of our current and accumulated earnings and profits, foreign source ordinary income on the receipt of cash dividends, if any, on the shares of our common stock equal to the United States dollar value of such dividends determined by reference to the exchange rate in effect on the day they are received by the United States shareholder (with the value of such dividends computed before any reduction for any Canadian withholding tax). United States shareholders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any dividends received which are converted into United States dollars on a date subsequent to receipt. Subject to the requirements and limitations imposed by the United States Internal Revenue Code of 1986, a United States shareholder may elect to claim Canadian tax withheld or paid with respect to dividends on the shares of our common stock as a foreign credit against the United States federal income tax liability of such holder. Dividends on the shares of our common stock generally will constitute "passive income" or, in the case of certain United States shareholders, "financial services income," for United States foreign tax credit purposes. United States shareholders who do not elect to claim any foreign tax credits may claim a deduction for Canadian income tax withheld. Dividends paid on the shares of our common stock will not be eligible for the dividends received deduction available in certain cases to United States corporations.

         Upon a sale or exchange of a share of our common stock, a United States shareholder will recognize gain or loss equal to the difference between the amount realized on such sale or exchange and the tax basis of such share of common stock.

         Generally, any gain or loss recognized as a result of the foregoing will be a capital gain or loss and will either be long-term or short-term depending upon the period of time the shares of our common stock are sold or exchanged, as the case may be, were held.

This summary is of general nature only and is not intended to be, and should not be construed to be, legal or tax advice to any prospective investor and no representation with respect to the tax consequences to any particular investor is made.

Canada

         The following is a summary of the principal Canadian federal income tax considerations generally applicable to the acquisition, holding and disposition of shares of our common stock purchased pursuant to this prospectus by a United States shareholder who, for the purposes of the Income Tax Act (Canada) and the Canada-United States Income Tax Convention, as applicable and at all relevant times, (i) is resident in the United States and not resident in Canada, (ii) holds shares of our common stock as capital property, (iii) does not have a "permanent establishment" or "fixed base" in Canada, and (iv) deals at arm's length with us. Special rules, which are not discussed in this summary, may apply to "financial institutions" and to non-resident insurers carrying on an insurance business in Canada and elsewhere.

         This summary is based on the current provisions of the Income Tax Act (Canada) and the regulations thereunder and the Canada-United States Income Tax Convention, all specific proposals to amend the Income Tax Act (Canada) or the regulations thereunder announced by the Canadian Minister of Finance prior to the date of this prospectus and the current published administrative practices of Revenue Canada. This summary does not otherwise take into account or anticipate any changes in law or administrative practice nor does it take into account income tax laws or considerations of any province or territory of Canada or any jurisdiction other than Canada, which may differ from the federal income tax consequences described herein. This summary is of a general nature only and is not intended to be, and should not be interpreted as, legal or tax advice to any particular purchaser of the shares of common stock.

Dividends

         Under the Income Tax Act (Canada) and the Canada-United States Income Tax Convention, dividends paid or credited, or deemed to be paid or credited, on the shares of our common stock to a United States shareholder who owns less than 10% of our voting shares will be subject to Canadian withholding tax at the rate of 15% of the gross amount of such dividends or deemed dividends.

         Under the Canada-United States Income Tax Convention, dividends paid or credited to certain religious, scientific, charitable and similar tax exempt organizations and certain pension organizations that are resident, and exempt from tax, in the United States and that have complied with certain administrative procedures are exempt from this Canadian withholding tax.

Disposition of Shares of Common Stock

         A capital gain realized by a United States shareholder on a disposition or deemed disposition of shares of our common stock will not be subject to tax under the Income Tax Act (Canada) unless such shares of our common stock constitute taxable Canadian property within the meaning of the Income Tax Act (Canada)at the time of the disposition or deemed disposition. In general, the shares of our common stock will not be "taxable Canadian property" to a United States shareholder unless they are not listed on a prescribed stock exchange (which includes the Nasdaq SmallCap Market) or at any time within the five year period immediately preceding the disposition the United States shareholder, persons with whom the United States shareholder did not deal at arm's length, or the United States shareholder together with such persons owned or had an interest in or a right to acquire more than 25% of any class or series of our shares. A deemed disposition of shares of our common stock will arise on the death of a United States shareholder.

         If the shares of our common stock are taxable Canadian property to a United States shareholder, any capital gain realized on a disposition or deemed disposition of such shares of our common stock will generally be exempt from tax under the Income Tax Act (Canada) by virtue of the Canada-United States Income Tax Convention if the value of the shares of our common stock at the time of the disposition or deemed disposition is not derived principally from real property situated in Canada. We are of the view that the shares of our common stock do not now derive their value principally from real property situated in Canada; however, the determination as to whether Canadian tax would be applicable on a disposition or deemed disposition of shares of our common stock must be made at the time of the disposition or deemed disposition.

         This summary is of general nature only and is not intended to be, and should not be construed to be, legal or tax advice to any prospective investor and no representation with respect to the tax consequences to any particular investor is made.

                              INVESTMENT CANADA ACT

         The Investment Canada Act, a Federal Canadian statute, regulates the acquisition of control of existing Canadian businesses by any non-Canadian (as that term is defined in the Investment Canada Act).

         We are currently a Canadian (as that term is defined in the Investment Canada Act). If a non-Canadian seeks to acquire control of us, such acquisition will be subject to the Investment Canada Act. In general, any transaction which is subject to the Investment Canada Act is a reviewable transaction if the book value of our assets, as set out in its most recent financial statements, exceeds the applicable threshold. If the potential acquiror is a WTO Investor, acquiring control of us would only be reviewable if the book value of our assets exceeded CDN$179 million. (This number is the threshold amount for 1998 and this amount is increased each year by a factor equal to the increase in the rate of Canadian inflation for the previous year). A WTO Investor is defined in the Investment Canada Act as an investor ultimately controlled by nationals of World Trade Organization member states, such as the United States of America.

         If the book value of our assets exceeds the applicable threshold for review, the potential acquiror must file an application for review and obtain the approval of the Minister of Industry before acquiring control of us. In deciding whether to approve the reviewable transaction, the Minister considers whether the investment "is likely to be of net benefit to Canada". This determination is made on the basis of economic and policy criteria set out in the Investment Canada Act.

         The approval process begins with an initial review period of 45 days from the date the completed application is received. However, the Minister of Industry has authority to extend the review period unilaterally for 30 more days. Any further extensions require the potential acquiror's consent.

                         SHARES ELIGIBLE FOR FUTURE SALE


         No assurance can be given as to the effect, if any, that future sales of common stock will have on the market price of our common stock. Of our shares of common stock currently outstanding, assuming no exercise of warrants or conversion of the Series A 8% Cumulative Convertible Preferred Stock or conversion of Series B 8% Cumulative Convertible Preferred Stock into shares of our common stock, 3,034,752 are "restricted securities" as the term is defined in Rule 144 under the Securities Act of 1933, as amended, and under certain circumstances may be sold without registration pursuant to that rule. Subject to the compliance with the notice and manner of sale requirements of Rule 144 and provided that we are current in our reporting obligations under the Securities Exchange Act of 1934, a person who beneficially owns restricted shares of stock for a period of at least one year is entitled to sell, within any three-month period, shares equal to the greater of 1% of the then outstanding shares of common stock, or if the common stock is quoted on the Nasdaq System, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of the required notice of sale on the Form 144, with the United States Securities and Exchange Commission. As of the date of this prospectus, 1,729,354 shares of the common stock, held by beneficial owners, are eligible for sale pursuant to Rule 144. We are unable to predict the effect that the sales made under Rule 144 otherwise may have on the market price of our common stock prevailing at the time of any such sales. Nevertheless, sales of substantial amounts of the restricted shares of common stock in the public market could adversely effect the then prevailing market for our common stock and could impair our ability to raise capital through the sale of our equity securities.

                            SELLING SECURITY HOLDERS

         The table below sets forth certain information regarding the beneficial ownership of the common stock by the selling security holders and as adjusted to give effect to the sale of the shares offered in this prospectus.


                                                                                               Percentage of
                                 Position, office or      Beneficial        Shares of           Common Stock
                                  affiliation with        Ownership          Common          Beneficially Owned
Name of Selling                 Thinkpath during the    of Common Stock        Stock              After The
Security Holder                   past Three years       Prior to Sale     to be Sold(1)        Offering(2)
---------------                 --------------------    ---------------    -------------     ------------------
International Consulting
Group, Inc.                      Consultant                 280,000           280,000                0

Tsunami Trading Corp.
d/b/a Tsunami Financial
Communications                   Consultant                  60,000            60,000                0


Mike Reid                        Chief Operating            125,000           125,000                0
                                 Officer, Thinkpath
                                 and President,
                                 TidalBeach Inc.

Bernadette Reid                  None                       125,000           125,000                0

Globe Capital Corporation        Consultant                 193,459           193,459                0

---------------

(1) The number of shares of common stock shown as beneficially owned and offered by the selling security holders represents the number of shares which we have initially agreed to register.

(2)  Assumes all of the shares of common stock offered are sold.


         In recognition of the fact that the selling security holders may wish to be legally permitted to sell their shares of common stock when they deem appropriate, we agreed with the selling security holders to file with the United States Securities and Exchange Commission, under the Securities Act of 1933, as amended, a registration statement on Form SB-2, of which this prospectus is a part, with respect to the resale of the shares of common stock, and have agreed to prepare and file such amendments and supplements to the registration statement as may be necessary to keep the registration statement effect until the shares of common stock are no longer required to be registered for the sale thereof by the selling security holders.

                              PLAN OF DISTRIBUTION

         The shares of common stock offered hereby by the selling security holders may be sold from time to time by the selling security holders, or by pledgees, donees, transferees and other successors in interest. These pledgees, donees, transferees and other successors in interest will be deemed "selling security holders" for the purposes of this prospectus. The shares of common stock may be sold:

- on one or more exchanges or in the over-the-counter market (including the OTC Bulletin Board); or

-        in privately negotiated transactions.

         The shares of common stock may be sold to or through brokers or dealers, who may act as agent or principal, or in direct transactions between the selling security holders and purchasers. In addition, the selling security holder may, from time to time, sell short the common stock, and in these instances, this prospectus may be delivered in connection with the short sale and the shares of common stock offered hereby may be used to cover the short sale.

         Transactions involving brokers or dealers may include, without limitation, the following:

-        ordinary brokerage transactions,

-        transactions in which the broker or dealer solicits purchasers,

- block trades in which the broker or dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction; and

- purchases by a broker or dealer as a principal and resale by such broker or dealer for its account.

        In effecting sales, brokers and dealers engaged by the selling security holders or the purchasers of the shares of common stock may arrange for other brokers or dealers to participate. These brokers or dealers may receive discounts, concessions or commissions from the selling security holders and/or the purchasers of the shares of common stock for whom the broker or dealer may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker or dealer may be in excess of customary commissions).

         We are bearing all of the costs relating to the registration of the shares of common stock other than certain fees and expenses, if any, of counsel or other advisors to the selling security holders. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in the transaction, or both.

         Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

                                  LEGAL MATTERS

         Certain legal matters in connection with the offering, including the validity of the issuance of the shares of common stock offered hereby, will be passed upon for us by Gersten, Savage & Kaplowitz, LLP, New York, New York.

                                     EXPERTS

         Our financial statements for the years ended December 31, 1997, 1998 and 1999, appearing in this prospectus and registration statement have been audited by Schwartz Levitsky Feldman, llp, as set forth in their report thereon appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. Our financial statements for the six months ended June 30, 2000, appearing in this prospectus and registration statement have been prepared by us and have been reviewed by Schwartz, Levitsky, Feldman, llp.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We are subject to the information requirements of the Exchange Act of 1934, and, in accordance therewith will have been filing reports, proxy statements and other information with the United States Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the United States Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the regional offices of the United States Securities and Exchange Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and its public reference facilities in New York, New York and Chicago, Illinois upon payment of the prescribed fees. Electronic registration statements filed through the Electronic Data Gathering, Analysis, and Retrieval System are publicly available through the United States Securities and Exchange Commission's Web site (http://www.sec.gov). Further information on public reference rooms available at the United States Securities and Exchange Commission is available by contacting the United States Securities and Exchange Commission at 1-(800) SEC-0330. The Nasdaq Stock Market maintains a Web site at (http://www.nasdaq.com) whereby information regarding Thinkpath may be obtained.

                               THINKPATH.COM INC.

                           (Formerly IT Staffing Ltd.)

                REVISED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                 AS OF SEPTEMBER 30, 2000 AND DECEMBER 31, 1999

                        (Amounts Expressed in US Dollars)

                                   (UNAUDITED)


                               TABLE OF CONTENTS

Revised Interim Consolidated Balance Sheets                                  F-1

Revised Interim Consolidated Statements of Income                            F-3

Revised Interim Consolidated Statement of Stockholders' Equity               F-4

Revised Interim Consolidated Statements of Cash Flows                        F-5

Notes to Revised Interim Consolidated Financial Statements                   F-6


                                       AND

                               THINKPATH.COM INC.

                          (formerly IT Staffing Ltd.)

                   REVISED CONSOLIDATED FINANCIAL STATEMENTS

                 AS OF DECEMBER 31, 1999 AND DECEMBER 31, 1998

                         TOGETHER WITH AUDITORS' REPORT

                       (Amounts Expressed in US Dollars)


Report of Independent Auditors                                              F-18

Revised Consolidated Balance Sheets                                         F-19

Revised Consolidated Statements of Income                                   F-21

Revised Consolidated Statements of Changes in Stockholders' Equity          F-22

Revised Consolidated Statement of Cash Flows                                F-23

Notes to Revised Consolidated Financial Statements                          F-24

THINKPATH.COM INC.

Revised Interim Consolidated Balance Sheet As of September 30, 2000 and December 31, 1999 (Amounts expressed in US dollars)
(Unaudited)


                                                                                                (Restated)
                                                                               September 30         December 31
                                                                                      2000                1999

                                                                                        $                   $
                                     ASSETS
       CURRENT ASSETS

           Cash                                                                    784,204           1,904,588
           Short-term investments                                                  532,869             383,146
           Accounts receivable                                                   8,227,051           5,698,571
           Prepaid expenses                                                        458,468             720,754
           Inventory                                                               198,938                   -
           Income taxes receivable                                                 120,542                   -
                                                                             -------------        -------------

                                                                                10,322,072           8,707,059

       CAPITAL ASSETS                                                            3,498,857           3,366,885

       GOODWILL                                                                 11,104,629           6,960,272

       DUE FROM RELATED PARTY                                                      154,348             209,420

       OTHER ASSETS                                                              1,535,404           1,227,470

       LONG-TERM INVESTMENTS                                                     2,519,409                   -

       DEFERRED INCOME TAXES                                                       284,647                   -
                                                                             -------------        -------------

                                                                                29,419,366          20,471,106
                                                                             =============        ============

THINKPATH.COM INC.


Revised Interim Consolidated Balance Sheet As of September 30, 2000 and December 31, 1999 (Amounts expressed in US dollars)
(Unaudited)


                                                                                                (Restated)
                                                                               September 30         December 31
                                                                                      2000                1999

                                                                                        $                   $
                                   LIABILITIES
       CURRENT LIABILITIES


           Bank indebtedness                                                     5,278,306           4,435,199
           Accounts payable                                                      2,420,000           3,109,901
           Deferred revenue                                                         67,858              10,098
           Income taxes payable                                                          -             112,023
           Dividend payable                                                         91,000                   -
           Current portion of long-term debt                                       461,718             373,129
           Current portion of note payable                                         864,032           1,300,000
                                                                             -------------        -------------

                                                                                 9,182,914           9,340,350

       DEFERRED INCOME TAXES                                                             -              99,472

       LONG-TERM DEBT                                                              998,618           1,320,838

       NOTE PAYABLE                                                              2,554,654           1,150,000
                                                                             -------------        -------------

                                                                                12,736,186          11,910,660
                                                                             -------------        -------------


                              STOCKHOLDERS' EQUITY



       CAPITAL STOCK                                                            17,281,759           8,855,572

       OTHER COMPREHENSIVE INCOME, NET OF INCOME TAXES

           Cumulative translation adjustment                                      (257,355)            (49,562)

       DEFICIT                                                                    (341,224)           (245,564)
                                                                             -------------        -------------


                                                                                16,683,180           8,560,446
                                                                             -------------        -------------


                                                                                29,419,366          20,471,106
                                                                             =============        ============



          The accompanying notes are an integral part of these revised interim consolidated financial statements.

THINKPATH.COM INC.


Revised Interim Consolidated Statements of Income For the three and nine months ended September 30, 2000 and 1999 (Amounts expressed in US dollars) (Unaudited)



                                                                           (Restated)                             (Restated)
                                                      Three Months        Three Months         Nine Months        Nine Months
                                                         ended               ended               ended              ended
                                                        Sept 30,            Sept 30,            Sept 30,           Sept 30,
                                                          2000                1999                2000               1999
                                                           $                    $                   $                  $

REVENUE                                                    9,935,619           5,131,261         32,629,218         16,066,794

COST OF SERVICES                                           6,224,758           3,357,525         19,771,530          9,786,801
                                                   -----------------    ----------------    ---------------    ---------------

GROSS PROFIT                                               3,710,861           1,773,736         12,857,688          6,279,993

Gain on short-term investments                                94,728                   -             94,728                  -
                                                   -----------------    ----------------    ---------------    ---------------

                                                           3,805,589           1,773,736         12,952,416          6,279,993
                                                   -----------------    ----------------    ---------------    ---------------

EXPENSES

  Administrative                                           1,541,180           1,449,121          5,116,716          3,690,165
  Selling                                                  1,785,978             931,673          5,605,362          2,638,498
                                                   -----------------    ----------------    ---------------    ---------------

                                                           3,327,158           2,380,794         10,722,078          6,328,663
                                                   -----------------    ----------------    ---------------    ---------------


INCOME (LOSS) BEFORE INTEREST & AMORTIZATION                 478,431            (607,058)         2,230,338            (48,670)

  Interest                                                   137,041             105,964            562,247            331,571
  Amortization                                               337,986             184,803          1,108,242            254,885
                                                   -----------------    ----------------    ---------------    ---------------

INCOME (LOSS) BEFORE THE UNDERNOTED ITEM                       3,404            (897,825)           559,849           (635,126)

  Share of equity (loss) in subsidiary                      (246,236)                  -           (246,236)                 -
                                                   -----------------    ----------------    ---------------    ---------------

INCOME (LOSS) BEFORE INCOME TAXES                           (242,832)           (897,825)           313,613           (635,126)

Income taxes (recovery)                                       51,414             (52,219)           (31,406)           (65,299)
                                                   -----------------    ----------------    ---------------    ---------------

NET INCOME (LOSS)                                           (294,246)           (845,606)           345,019           (569,827)
                                                   =================    ================    ===============    ===============

BASIC EARNINGS PER STOCK AFTER PREFERRED STOCK
DIVIDENDS                                                      (0.11)              (0.27)             (0.02)             (0.23)
                                                   =================    ================    ===============    ===============

WEIGHTED AVERAGE NUMBER OF COMMON STOCK
OUTSTANDING                                                5,109,111           3,088,642          4,525,622          2,510,040
                                                   =================    ================    ===============    ===============

FULLY DILUTED EARNINGS PER STOCK
AFTER PREFERRED STOCK DIVIDENDS                                (0.11)              (0.27)             (0.02)             (0.23)
                                                   =================    ================    ===============    ===============




      The accompanying notes are an integral part of these revised interim consolidated financial statements.

THINKPATH.COM INC.


Revised Interim Consolidated Statement of Stockholders' Equity For the year ended December 31, 1999 and the nine months ended September 30, 2000 (Amounts expressed in US dollars)
(Unaudited)



                                                 Common      Preferred
                                                  Stock          Stock                                    Cumulative
                                              Number of      Number of         Paid in       Retained    Translation
                                                 Shares         Shares         Capital       Earnings     Adjustment
                                          -------------  -------------  --------------  -------------  -------------
                                                                                  $              $              $
       Balance as of
          December 31, 1998 (restated)        2,567,877             10       1,777,642       (121,883)      (139,026)

       Issuance of common stock               1,370,767             -        4,787,788             -              -

       Common stock payable                          -              -        1,000,000             -              -

       Issuance of preferred stock                   -          15,000       1,152,142             -              -

       Intrinsic value of beneficial
         conversion on preferred
         stock issuance                              -              -          138,000       (138,000)            -

       Foreign currency translation                  -              -               -              -          89,533

       Net income for the period                     -              -               -          14,319             -
                                          -------------  -------------  --------------  -------------  -------------

       Balance as of
         December 31, 1999                    3,938,644         15,010       8,855,572       (245,564)       (49,493)

       Issuance of common stock               1,969,209            (10)      5,451,528             -              -

       Common stock payable                          -              -          625,000             -              -

       Issuance of preferred stock                   -           9,000       1,999,980             -              -

       Preferred stock converted                678,106        (10,827)        248,400       (248,400)            -

       Foreign currency translation                  -              -               -              -        (207,862)

       Intrinsic value of beneficial
         conversion on preferred
         stock issuance                              -              -           41,600        (41,600)            -

       Preferred stock dividend                      -              -           59,679       (150,679)            -

       Net income for the period                     -              -               -         345,019             -
                                          -------------  -------------  --------------  -------------  -------------

       Balance as of
         September 30, 2000                   6,585,959         13,173     17, 281,759       (341,224)      (257,355)
                                          =============  =============  ==============  =============  =============




      The accompanying notes are an integral part of these revised interim consolidated financial statements.

THINKPATH.COM INC.


Revised Interim Consolidated Statement of Cash Flows
For the nine months ended September 30, 2000 and 1999 (Amounts expressed in US dollars)
(Unaudited)


                                                                                                       (Not Restated)
                                                                                        2000                1999
                                                                                         $                   $
       Cash flows from operating activities:
           Net income                                                                345,019             657,331
                                                                                 -----------         -----------
           Adjustments to reconcile net income
             to net cash (used in) provided by operating activities:
              Gain on short-term investments                                         (94,728)               --
              Share of equity loss in subsidiary                                     246,236                --
              Short-term investment received in lieu of services rendered            (14,933)               --
              Long-term investment received in lieu of services rendered            (230,111)               --
              Amortization                                                           809,500             674,833
              Amortization of goodwill                                               298,742                --
              Amortization of deferred contract                                       90,000                --
              Decrease (increase) in accounts receivable                          (2,715,629)         (4,210,088)
              Decrease (increase) in prepaid expenses                                243,513            (442,821)
              Decrease (increase) in income taxes receivable                         (74,739)               --
              Decrease (increase) in inventory                                      (200,612)           (109,347)
              Increase (decrease) in accounts payable and deferred revenue          (546,641)          1,965,940
              Decrease (increase) in income taxes payable                           (109,705)             54,426
              Decrease (increase) deferred income taxes                             (384,455)               --
                                                                                 -----------         -----------

           Total adjustments                                                      (2,683,562)         (2,067,057)
                                                                                 -----------         -----------

           Net cash (used in) operating activities                                (2,338,543)         (1,409,726)
                                                                                 -----------         -----------

       Cash flows from investing activities:
           Purchase of capital assets                                               (941,472)         (2,219,716)
           Disposal (purchase) of other assets                                       223,835            (396,873)
           Cash payment for subsidiaries                                          (1,648,557)               --
           Acquisition of Goodwill                                                      --            (5,438,039)
           Cash payment for long-term investments                                 (2,535,492)               --
                                                                                 -----------         -----------

           Net cash (used in) investing activities                                (4,901,686)         (8,054,628)
                                                                                 -----------         -----------

       Cash flows from financing activities:
           Cash received on due from related party                                    49,440                --
           Cash (paid) received on notes payable                                   1,048,151           2,500,000
           Cash (paid) received on long-term debt                                   (186,288)             53,086
           Proceeds from issuance of common stock                                  2,333,716           4,733,520
           Proceeds from issuance of preferred stock                               1,999,980                --
           Increase in deferred charges                                                 --                20,904
           Increase in bank indebtedness                                             843,107           3,495,128
                                                                                 -----------         -----------

           Net cash provided by financing activities                               6,088,106          10,802,638
                                                                                 -----------         -----------

       Effect of foreign currency exchange rate changes                               31,739                --
                                                                                 -----------         -----------



       Net increase (decrease) in cash and cash equivalents                       (1,120,384)          1,338,284
       Cash and cash equivalents
                -    Beginning of period                                           1,904,588                --
                                                                                 -----------         -----------

                -    End of period                                                   784,204           1,338,284
                                                                                 ===========         ===========

       Interest paid                                                                 562,247             355,758
                                                                                 ===========         ===========

       Income taxes paid                                                             117,190                --
                                                                                 ===========         ===========

          The accompanying notes are an integral part of these revised interim consolidated financial statements.

THINKPATH.COM INC.

Notes to Revised Interim Consolidated Financial Statements
September 30, 2000
(Amounts expressed in US dollars)
(Unaudited)





          1.  REVISION TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

              The consolidated interim financial statements for September 30, 2000 have been revised in order to reflect the correct accounting treatment for the discount related to the conversion entitlement of the preferred shareholders with respect to the intrinsic value of the beneficial conversion determined at the time of the preferred stock issuance as follows:

              i) The estimated purchase discount of $900,000 which was normally recorded as a deferred asset at September 30, 2000 of $700,000 and an expense of the period of 200,000 has been eliminated.

              ii) The intrinsic value of the beneficial conversion determined at the time of the preferred stock issuance has been reflected as a dividend and an addition to paid in capital.

              iii) The value of the beneficial conversion of the preferred stock which arises at the date of conversion has been reflected as an additional preferred share dividend and an addition to paid in capital at the time of exercise of the conversion right. This amount has been reduced by the intrinsic value set up at the date of issuance.

              Consequently the following amounts have been revised:

              i)   Other assets have been reduced by $700,000 to $1,535,404.

              ii) Net earnings for the nine months ended September 30, 2000 has been increase by $200,000 to $345,019.

              iii) Net loss for the three months ended September 30,2000 has been decreased by $200,000 to $294,246.

              iv) Retained earnings has been decrease by $90,000 to deficit of $341,224.

              v) Paid in capital has been decreased by $472,000 to $17,281,759.

              vi) Basic and fully diluted earnings per common stock dividends for the nine months ended September 30, 2000, both decreased by $0.02 to ($0.02).


          2.  BACKGROUND INFORMATION

              a)   Principles of Consolidation
                   For the period January 1, 1997 through September 30, 2000, the company completed five acquisitions, which were accounted for under the purchase method, and two combinations, which were accounted for as pooling of interests. The combination of Object Arts Inc. was completed prior to March 31, 2000. In connection with this transaction the company issued 527,260 shares of its common stock for all of the outstanding common stock of the combined company. The combination of TidalBeach Inc. was completed prior to September 30, 2000. In connection with this transaction, the company issued 250,000 shares of its common stock for all of the outstanding common stock of the combined company.

                   Accordingly, the revised consolidated interim financial statements included herein for the 1999 periods have been retroactively restated to reflect the combinations.

               b)  Change of Name
                   The Company changed its name to Thinkpath.Com Inc. on February 24, 2000.

THINKPATH.COM INC.
Notes to Revised Interim Consolidated Financial Statements
September 30, 2000
(Amounts expressed in US dollars)
(Unaudited)




3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               a.  Basis of Presentation

                   The accompanying revised consolidated interim financial statements have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in revised consolidated interim financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

                   In the opinion of the Company, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation have been included in the revised consolidated interim financial statements. The revised consolidated interim financial statements are based in part on estimates and have not been audited by independent accountants. Independent accountants will audit the annual consolidated financial statements.

               b.  Business Combinations

                   Business Combinations that have been accounted for under the purchase method of accounting include the results of operations of the acquired business from the date of acquisition. Net assets of the companies acquired are recorded at their fair value to the Company at the date of acquisition.

                   Other business combinations have been accounted for under the pooling-of-interests method of accounting. In such cases, the assets, liabilities and stockholders' equity of the acquired entities were combined with the Company's respective accounts at recorded values. Prior period financial statements have been restated to give effect to the merger unless the effect of the business combination is not material to the financial statements of the Company.

               c.  Accounting Changes

                   In June 1998 the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement requires that an entity recognizes all derivatives as either assets or liabilities and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. The adoption of this standard will not have a material impact on the revised consolidated interim financial statements of the company.

               d.  Acquisition Costs for Investee Corporations

                   The acquisition costs include the purchase consideration, fees to third parties for services rendered, and all expenses related to the acquisitions.

THINKPATH.COM INC.
Notes to Revised Interim Consolidated Financial Statements
September 30, 2000
(Amounts expressed in US dollars)
(Unaudited)




4.   ACQUISITONS AND COMBINATIONS

               a. The combination of ObjectArts Inc. was effected through the issuance of common stock with a value of $1,977,000 on the date of closing.

               b) MicroTech Professionals Inc. was acquired effective April 1, 2000 for $4,500,000. This amount will be paid in two installments, based on certain requirements to be met by MicroTech Professionals Inc.

                   First Installment: 133,333 common stock issued on closing, $1,250,000 cash paid on closing, $750,000 3 year promissory note bearing interest at1/2% above prime paid semi-annually issued on closing.

                   Second Installment: $625,000 in common stock, $875,000 cash, $500,000 3-year promissory note bearing interest at 1/2% above prime paid semi-annually. The second installment is contingent on the December 31, 2000 audited financial statements of MicroTech Professionals Inc.

               c) The combination of TidalBeach Inc. was effected through the issuance of common stock with a value of $540,000 on the date of closing.


5.       CAPITAL STOCK

               a.  Authorized:
                   15,000,000 Common Stock, no par value
                   1,000,000 Preferred Stock, issuable in series, rights to be determined by the Board of Directors


              b.   Issued:                                                               (Restated)
                                                              September 30              December 31
                                                                      2000                     1999
                                                                         $                        $

                     Issued 6,585,959 Common Stock              13,357,719                7,565,430
                     (3,938,644 as of December 31, 1999)
                     Issued 13,173 Preferred Stock               2,299,040                1,290,142

                     (15,010 as of December 31, 1999)
                         Common Stock Payable                    1,625,000                1,000,000
                                                            --------------           --------------

                                                                17,281,759                8,855,572
                                                            ==============           ==============

THINKPATH.COM INC.
Notes to Revised Interim Consolidated Financial Statements
September 30, 2000
(Amounts expressed in US dollars)
(Unaudited)




                   On August 22, 2000, 1,063,851 shares of common stock were issued in a private placement for net proceeds of $2,681,600.

                   In connection with the acquisition of TidalBeach Inc., the company issued 250,000 shares of common stock.

                   Over the course of the 3 months ended September 30, 2000, 678,106 common stock were issued on the conversion of 7,527 Preferred Stock

                   The common stock payable represents the final payments for Cad Cam Inc. ($1,000,000) and MicroTech Professionals Inc. ($625,000). Common Stock of Thinkpath.Com Inc. will be issued for Cad Cam inc. at the prevailing market rate at the time of issuance. Common Stock of Thinkpath.Com Inc. will be issued for MicroTech Professionals at the lower of $3.75 and the average of the last sale price as quoted on NASDAQ for the 10 days prior to issuance. If the commons stock payable were to be converted at June 30, 2000 the number of common stock to be issued would be 483,631.

                   The earnings per share calculation (basic and fully diluted) does not include any common stock for common stock payable as the conversion ratio is unknown.

               c.  Preferred Stock
                   On December 30, 1999, 15,000 shares of Series A, 8% cumulative, convertible, preferred stock, no par value were issued in a private placement for gross proceeds of $1,500,000. The proceeds have been reduced by any issue expenses.

                   On April 16, 2000, 2500 shares of Series A, 8% cumulative, convertible, preferred stock, no par value were issued in a private placement for gross proceeds of $250,000. The proceeds have been reduced by any issue expenses.

                   On April 16, 2000, 1,500 shares of Series B, 8% cumulative, convertible, preferred stock, no par value were issued in a private placement for gross proceeds of $1,500,000. The proceeds have been reduced by any issue expenses.

                   On July 7, 2000, 5,000 shares of series A, 8% cumulative, convertible, preferred stock, no par value were issued in a private placement for gross proceeds of $500,000. The proceeds have been reduced by any issue expenses.

                   The preferred stock are convertible into common stock at the option of the holders under certain conditions, at any time after the effective date of the registration statement. As of September 30, 2000, 10,827 preferred stock had been converted into common stock.

               d.  Warrants
                   On December 30, 1999, 475,000 warrants were issued in conjunction with the private placement of the Series A, preferred stock. They are exercisable at any time and in any amount until December 30, 2004 at a purchase price of $3.24 per share.

                   In connection with the Initial Public Offering, the underwriters received 100,000 warrants. They are exercisable at a purchase price of $5.00 per share.

THINKPATH.COM INC.
Notes to Revised Interim Consolidated Financial Statements
September 30, 2000
(Amounts expressed in US dollars)
(Unaudited)



                   In connection with the private placement of Series B preferred stock 100,000 warrants were issued.

                   They are exercisable at a purchase price of $3.58. Also in connection with the private placement of the Series B preferred stock 150,000 warrants were issued. They are exercisable at a purchase price of $3.30.

                   In connection with the purchase of the investment in E-Wink 500,000 warrants were issued. They are exercisable at a purchase price of $3.24.

                   In connection with the private placement of Series A preferred stock 225,000 warrants were issued. They are exercisable at a purchase price of $3.58.

                   In connection with the private placement of common stock, 532,534 warrants were issued. They are exercisable at any time and in any amount until August 22, 2005 at a purchase price ranging from $1.9692 to $2.8125. In addition, warrants were issued to the placement agent, certain financial advisors and the placement agent's counsel, to purchase up to 280,093 shares of common stock . Such warrants are exercisable at any time and in any amount until August 22, 2005 at an exercise price of $2.4614 per share.


               e.  Stock Options
                   The company has outstanding stock options issued in conjunction with its long-term financing agreements for 22,125 common stock and additional options issued to a previous employee of the company for 200,000 shares exercisable at $2.10.

                   An additional 250,000 options to purchase common stock of the company were issued to related parties. The options are exercisable at $5.00.

                   In connection with the acquisition of Cad Cam Inc. 100,000 options to purchase shares of the Company will be delivered in quarterly installments, starting January 1, 2000. Each option entitles the holder thereof to purchase one common stock of the Company. The first 25,000 options have an exercise price of $3.25 per common stock, and can be exercised at any time during the period up until December 31, 2000. The second 25,000 options have an exercise price of $2.62. The third 25,000 options have an exercise price of $2.87. The final 25,000 options shall have an exercise price equal to the lowest trading price of the Company's shares during the period between July 1, 2000 and September 30, 2000.

                   In July 1998, the directors of the Company adopted and the stockholders approved the adoption of the Company's 1998 Stock option plan.

                   In May 2000, the directors of the Company adopted and the stockholders approved the adoption of the Company's 2000 Stock option plan. The plan provides for 435,000 options at an exercise price of $3.25 per share. The options vest over a three-year period and expire May 9, 2005.

THINKPATH.COM INC.
Notes to Revised Interim Consolidated Financial Statements
September 30, 2000
(Amounts expressed in US dollars)
(Unaudited)




                                                                                 Options
                                                                                 -------

                  Options outstanding at January 1, 1999                         222,125

                  Options granted to key employees and directors                 250,000
                                                                               ---------

                  Options outstanding at December 31, 1999                       472,125

                  Options granted to employees and Officers                      920,000
                                                                               ---------

                  Options outstanding at June 30, 2000                         1,392,125

                  Options granted to employees and Officers                            -
                                                                               ---------

                  Options outstanding at September 30, 2000                    1,392,125
                                                                               =========


6. SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES


      (i) Thinkpath.com Inc. acquired all the common stock of ObjectArts Inc. U.S for $346,310. The acquisition was funded as follows:

                                                                                         $
            Fair Value of Assets acquired                                            365,848
            Liabilities Assumed                                                     (349,928)
            Goodwill                                                                 330,390
            Cash paid for Common Stock                                              (346,310)
                                                                                   ---------
                                                                                           -
                                                                                   ---------

      (ii) Thinkpath.com Inc. combined with ObjectArts Inc. Canada through the issuance of 527,260 shares of common stock, having a dollar value of $1,977,225.

      (iii) Thinkpath.com Inc. acquired all the common stock of MicroTech Professionals Inc. for $4,500,000. The acquisition was funded as follows:

                                                                                                 $
         Fair Value of Assets acquired                                                       1,255,515
         Liabilities Assumed                                                                  (214,714)
         Goodwill                                                                            3,459,199
         Cash Paid For Common Stock                                                         (1,250,000)
         Common Stock Issued                                                                  (500,000)
         Notes Payable                                                                      (1,250,000)
         Accounts Payable                                                                     (875,000)
         Common Stock Payable                                                                 (625,000)
                                                                                         -------------
                                                                                                     -
                                                                                         =============


      (iv) Thinkpath.com Inc. combined with TidalBeach Inc. through the issuance of 250,000 shares of common stock, having a dollar value of $540,000.

THINKPATH.COM INC.
Notes to Revised Interim Consolidated Financial Statements
September 30, 2000
(Amounts expressed in US dollars)
(Unaudited)




7.    TRANSACTIONS WITH RELATED COMPANIES

      a. In the first quarter of fiscal 2000, the Company received fees from MicroTech professionals (prior to their acquisition) in the amount of $500,000 and the company paid certain expenses on behalf of MicroTech Professionals Inc. totalling $260,000.

      b. During the second quarter of 2000, Thinkpath.Com transferred $762,000 in GTS capitalized costs to the associated company E-Wink Inc. The costs represent the value given to the key source code of GTS which will be used by E-Wink. Thinkpath currently owns 80% of E-Wink Inc. which it is holding as a short-term investment.



8.    BASIC EARNINGS PER COMMON STOCK

      Basic earnings per common stock is computed by dividing net income by the weighted average number of common stock outstanding.

      The fully diluted number of common stock outstanding for the three-month period ending September 30, 2000 was 6,462,834 and for the nine-month period ending September 30, 2000 was 5,879,344.


9.    SEGMENTED INFORMATION

      a) Sales by Geographic Area

                                                 Three Months       Three Months       Nine Months       Nine Months
                                               Ended Sept 30,     Ended Sept 30,    Ended Sept 30,    Ended Sept 30,
                                                         2000               1999              2000              1999
                                                   $                   $                 $                 $
          Canada                                    3,474,351          3,804,251        11,676,309        12,790,726
          United States of America                  6,461,268          1,327,010        21,252,909         3,276,068
                                                    ---------          ---------        ----------         ---------
                                                    9,935,619          5,131,261        32,629,218        16,066,794
                                                    =========          =========        ==========        ==========


      b) Net Income by Geographic Area

                                                 Three Months       Three Months       Nine Months       Nine Months
                                               Ended Sept 30,     Ended Sept 30,    Ended Sept 30,    Ended Sept 30,
                                                         2000               1999              2000              1999
                                                   $                   $                 $                         $
          Canada                                     (852,212)          (718,979)       (1,088,821)         (633,557)
          United States of America                    557,966          (126,627)         1,433,840            63,730
                                                      -------          ---------         ---------            ------
                                                     (294,246)          (845,606)          345,019          (569,827)
                                                    =========          =========           =======         ---------

THINKPATH.COM INC.
Notes to Revised Interim Consolidated Financial Statements
September 30, 2000
(Amounts expressed in US dollars)
(Unaudited)



      c) Identifiable Assets by Geographic Area

                                                                                     September 30,      December 31,
                                                                                              2000              1999
                                                                                         $                 $
          Canada                                                                        10,386,407         8,036,329
          United States of America                                                      19,732,959        12,434,777
                                                                                        ----------        ----------
                                                                                        30,119,366        20,471,106
                                                                                        ==========        ==========


      d) Revenue and Gross Profit by Operating Segment

                                                 Three Months       Three Months       Nine Months       Nine Months
                                               Ended Sept 30,     Ended Sept 30,    Ended Sept 30,    Ended Sept 30,
                                                         2000               1999              2000              1999
                                                   $                   $                 $                 $
          Revenue
          Project Management                        5,779,767                  -        17,475,896                 -
          IT & Engineering Placement                2,887,282          3,391,325         9,382,411        11,248,277
          Technical Training                        1,268,570          1,739,936         5,770,911         4,818,517
                                                    ---------          ---------         ---------         ---------
                                                    9,935,619          5,131,261        32,629,218        16,066,794
                                                    =========          =========        ==========        ==========
          Gross Profit
          Project Management                        2,003,776                  -         6,107,071                 -
          IT & Engineering Placement                1,100,807          1,706,806         3,831,357         3,902,961
          Technical Training                          606,278             66,930         2,919,260         2,377,032
                                                      -------             ------         ---------         ---------
                                                    3,710,861          1,773,736        12,857,688         6,279,993
                                                    =========          =========        ==========         =========


      e) Revenue from Major Customers

         No single customer consisted of more than 10% of the revenues.


      f) Purchases from Major Suppliers

         There were no significant purchases from major suppliers in either 2000 or 1999.

THINKPATH.COM INC.
Notes to Revised Interim Consolidated Financial Statements
September 30, 2000
(Amounts expressed in US dollars)
(Unaudited)




10.      COMPREHENSIVE INCOME

         The Company has adopted the Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" as of June 1, 1998 which requires new standards for reporting and display of comprehensive income and its components in the financial statements. However, it does not affect net income or total stockholder's equity. The components of comprehensive income are as follows:

                                                                       Nine Months
                                                                       Ended
                                                                       September 30,             December 31,
                                                                       2000                      1999

                                                                       $                         $

         Net income (loss)                                              145,019                   14,319
         Other comprehensive income (loss):

          Foreign Currency Translation Adjustments                     (207,862)                  89,533
                                                                       ---------                 -------

         Comprehensive Income                                           (62,843)                 103,852
                                                                       ========                  =======


         The components of accumulated other comprehensive income (loss) are as follows:


         Accumulated other comprehensive loss, December 31, 1998                                $(139,026)

         Foreign currency translation adjustments for the year ended
                  December 31, 1999                                                                89,533
                                                                                                 ---------

         Accumulated other comprehensive loss, December 31, 1999                                  (49,493)

         Foreign currency translation adjustments for the nine-month period
                  ended September 30, 2000                                                       (207,862)
                                                                                                 ---------

         Accumulated other comprehensive loss, September 30, 2000                                (257,355)
                                                                                                 =========



         The foreign currency translation adjustments are not currently adjusted for income taxes since the company is situated in Canada and the adjustments relate to the translation of the financial statements from Canadian dollars into United States dollars which is done only for the convenience of the reader.

THINKPATH.COM INC.
Notes to Revised Interim Consolidated Financial Statements
September 30, 2000
(Amounts expressed in US dollars)
(Unaudited)



     11. THREE MONTHS ENDED SEPTEMBER 30, 1999

         The three-month period ended September 30, 1999 does not include the third quarter results of TidalBeach Inc. as the information was unavailable to the Company at the time of filing. It is estimated that these results do not have a material impact on these financial statements.

     12. LONG-TERM INVESTMENTS

         Included in long-term investments are:

         (i) A 99% ownership in Njoyn Software Inc. incorporated July 4, 2000. The company assessed its control over the operations of Njoyn to be temporary and therefore the assets and liabilities of Njoyn have not been consolidated. The investment has been accounted for under the equity method.

                                                               September 30,            December 31,
                                                                   2000                     1999
                                                                     $                       $
                      Cost of Investment                              922,376                       -
                      Share of Net Loss                              (246,236)                      -
                                                             ----------------         ---------------

                      Net Investment                                  676,140                       -
                                                             ================         ===============

         (ii) A 80% ownership in E-wink Inc. The company assessed its control over the operations of E-wink Inc. to be temporary and therefore the assets and liabilities of E-wink Inc. have not been consolidated. The investment has been accounted for under the equity method. As of September 30, 2000 there was no income or loss in E-wink.

                                                               September 30,            December 31,
                                                                   2000                     1999
                                                                     $                       $
                      Cost of Investment                            1,613,158                       -
                      Share of Income (loss)                                -                       -
                                                             ----------------         ---------------

                      Net Investment                                1,613,158                       -
                                                             ================         ===============


         (iii) Due to the Pooling of Interests method used for the combination of TidalBeach Inc., two long-term investments have been included in the September 30, 2000 consolidated financial statements, which are being carried at cost.

                                                               September 30,            December 31,
                                                                   2000                     1999
                                                                     $                       $
                      Investment in Personal Stress Inc.              146,004                       -
                      Investment in Envision Inc.                      84,107                       -
                                                             ----------------         ---------------

                      Net Investment                                  230,111                       -
                                                             ================         ===============



               The company is restricted from selling the shares in Envision Inc. until such time as an IPO is completed.

THINKPATH.COM INC.
Notes to Revised Interim Consolidated Financial Statements
September 30, 2000
(Amounts expressed in US dollars)
(Unaudited)




     13. SUBSEQUENT EVENTS

         a. The Company has signed a number of letters of intent and expressions of interest with corporations operating in various cities in North America. At this time, due to confidentiality agreements, the Company is not at liberty to disclose the identity or terms and conditions of these acquisitions.

         b. On September 13, 2000, the Company entered into an agreement with Burlington Capital Markets Inc. conditional on the successful integration and financing of the Aquila Holdings Limited acquisition. The Company will sell Burlington an aggregate of 250,000 shares of its common stock at a cash purchase price of $0.01 per share. These shares were issued October 6, 2000. The value of services rendered in exchange for the right to acquire these shares has been estimated to be $600,000 and has been reflected in deferred acquisition costs included in other assets and paid in capital. The Company will also issue to Burlington warrants to purchase an aggregate of 400,000 shares of common stock in accordance with the following schedule: (i) 100,000 shares at an exercise price of $5.00 per share, exercisable at any time after October 31, 2000, (ii) 100,000 shares at an exercise price of $7.00 per share, exercisable at any time after November 13, 2000, (iii) 100,000 shares at an exercise price of $9.00 per share, exercisable at any time after December 13, 2000, and (iv) 100,000 shares at an exercise price of $11.00 per share, exercisable at any time after February 13, 2001. Such warrants are exercisable in whole or in part until 5 years from the date they can first be exercised, and will contain a cashless exercise provision and registration rights. Compensation will be paid to Burlington at a monthly fee of $10,000 for a minimum of six months.

         c. On October 4, 2000, the Company entered into a non-binding letter of intent with Aquila Holdings Limited, a European recruitment company. Pursuant to the letter of intent, the Company will acquire all of the issued and outstanding common stock of Aquila Holdings Limited, and its wholly-owned subsidiary DPP International Limited in consideration for up to an aggregate of (pound)2,500,000 in cash and (pound)961,000 worth of common stock. The consummation of the transaction contemplated by the letter of intent is subject to due diligence investigation.

         d. On October 26, 2000, the Company entered into an agreement with Rodman & Renshaw, Inc., whereby the Company engages Rodman on a best efforts basis to raise up to $10.0 million for Njoyn Software Inc. through the private placement of securities. Upon successful completion, Rodman will be entitled to a combination of cash and warrants based on the funding received by the Company.

         e. On November 2, 2000, the Company's subsidiary, Njoyn Software Inc. entered into an agreement with Trinity Capital Securities Limited, whereby Njoyn engages Trinity Capital to facilitate a merger with an identified CDNX company and raise up to $3,300,000 for the combined entity. Upon successful completion, Trinity Capital will be entitled to a combination of cash and warrants based on the funding received by the Njoyn.

         f. On November 15, 2000, the Company signed a letter of intent with a corporation based in the United States in a complementary industry segment. The Company has signed a Confidentiality Agreement which prevents it from disclosing the name of the corporation at this time. The corporation has annual sales of $16,000,000, an EBITDA of $3,000,000, 8 offices in North America, 1 office in Europe, and 300 employees. The purchase price consists of $8,000,000 cash and $4,000,000 of the Company's common stock. The consummation of the transaction contemplated by the letter of intent is subject to a final purchase and sale agreement. The parties have agreed to temporarily postpone the transactions contemplated by the letter of intent due to current market conditions.

THINKPATH.COM INC.
Notes to Revised Interim Consolidated Financial Statements
September 30, 2000
(Amounts expressed in US dollars)
(Unaudited)



     14. CONTINGENCIES

         The company is party to various lawsuits arising from the normal course of business. In management's opinion, the litigation will not materially affect the company's financial position, results of operations or cashflows. No provision has been recorded in the accounts for possible losses and gains. Should any expenditures be incurred by the company for the resolution of these lawsuits, they will be charged to the operations in the year in which such expenditures are incurred.

                 [LETTERHEAD OF SCHWARTZ LEVITSKY FELDMAN LLP]



                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholders of ThinkPath.com Inc.


We have audited the accompanying revised consolidated balance sheets of ThinkPath.com Inc. (incorporated in Canada) as of December 31, 1999 and 1998 and the related revised consolidated statements of income, cash flows and changes in stockholders' equity for the years ended December 31, 1999, 1998 and 1997. These revised consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these revised consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the revised consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the revised consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these revised consolidated financial statements referred to above present fairly, in all material respects, the revised consolidated financial position of ThinkPath.com Inc. as of December 31, 1999 and 1998 and the revised consolidated results of its operations and its cash flows for the years ended December 31, 1999, 1998, and 1997 in conformity with generally accepted accounting principles in the United States of America.

On March 22, 2000, we reported separately to the shareholders of ThinkPath.com Inc. on financial statements for the same period, prepared in accordance with Canadian generally accepted accounting principles.






Toronto, Ontario
March 22, 2000                                             Chartered Accountants
except for notes 1, 12 and 19
for which the date is January 9, 2001

THINKPATH.COM INC.
Revised Consolidated Balance Sheets
As of December 31
(Amounts expressed in US dollars)

                                                                                      1999                1998

                                                                                        $                   $
                                     ASSETS
       CURRENT ASSETS

           Cash                                                                  1,790,621                  -
           Short-term investments (note 3)                                         383,146                  -
           Accounts receivable (note 4)                                          4,895,523           2,184,783
           Work-in-progress                                                        350,679                  -
           Prepaid expenses                                                        325,616              87,941
                                                                             -------------       -------------

                                                                                 7,745,585           2,272,724

       CAPITAL ASSETS (note 5)                                                   2,955,321             464,789

       GOODWILL (note 6)                                                         6,985,436           1,332,603

       INVESTMENT IN NON-RELATED COMPANY                                                -              130,438

       DUE FROM RELATED PARTY (note 7)                                             211,313                  -

       OTHER ASSETS (note 8)                                                     1,216,111             648,223
                                                                             -------------       -------------







                                                                                19,113,766           4,848,777
                                                                             =============        ============







       APPROVED ON BEHALF OF THE BOARD

                                            Director
       -------------------------------------

                                            Director
       -------------------------------------

THINKPATH.COM INC.
Revised Consolidated Balance Sheets
As of December 31
(Amounts expressed in US dollars)

                                                                                      1999                1998

                                                                                        $                   $
                                   LIABILITIES
       CURRENT LIABILITIES

           Bank indebtedness (note 9)                                            4,083,836             734,034
           Accounts payable                                                      2,424,725           1,386,659
           Income taxes payable                                                    135,089              95,212
           Current portion of long-term debt (note 10)                             278,790             218,251
           Current portion of note payable (note 11)                             1,300,000                  -
                                                                             -------------       -------------

                                                                                 8,222,440           2,434,156

       DEFERRED INCOME TAXES (note 13)                                             107,472                  -

       LONG-TERM DEBT (note 10)                                                    562,126             628,428

       NOTE PAYABLE (note 11)                                                    1,150,000                  -
                                                                             -------------       -------------

                                                                                10,042,038           3,062,584
                                                                             -------------       -------------

                              STOCKHOLDERS' EQUITY

       CAPITAL STOCK (note 12)                                                   8,526,298           1,448,368

       RETAINED EARNINGS (note 1a)                                                 567,571             476,851

       OTHER COMPREHENSIVE INCOME, NET OF TAX (note 14)

           Cumulative translation adjustment                                       (22,141)           (139,026)
                                                                             -------------       -------------

                                                                                 9,071,728           1,786,193
                                                                             -------------       -------------

                                                                                19,113,766           4,848,777
                                                                             =============        ============




          The accompanying notes are an integral part of these revised consolidated financial statements.

THINKPATH.COM INC.
Revised Consolidated Statements of Income
For the years ended December 31
(Amounts expressed in US dollars)

                                                                       1999              1998             1997

                                                                         $                 $                $

       REVENUE                                                   19,822,861        12,502,560        4,704,341

       COST OF CONTRACT SERVICES                                 12,569,357         7,594,533        2,888,540
                                                              -------------     -------------    -------------

       GROSS PROFIT                                               7,253,504         4,908,027        1,815,801

           Gain on investments                                      252,708                -                -
                                                              -------------     -------------    -------------

                                                                  7,506,212         4,908,027        1,815,801
                                                              -------------     -------------    -------------

       EXPENSES

           Administrative                                         2,916,398         1,354,561          373,627
           Selling                                                4,134,497         2,984,604        1,123,051
           Financial                                                113,783           102,351          125,594
                                                              -------------     -------------    -------------

                                                                  7,164,678         4,441,516        1,622,272
                                                              -------------     -------------    -------------

       INCOME BEFORE INCOME TAXES                                   341,534           466,511          193,529

           Income taxes (note 13)                                   112,814           115,321           55,121
                                                              -------------     -------------    -------------

       NET INCOME                                                   228,720           351,190          138,408
                                                              =============     =============    =============

       WEIGHTED AVERAGE NUMBER OF
           COMMON STOCK OUTSTANDING

           Basic                                                  2,471,758         1,684,542        1,309,135
                                                              =============     =============    =============

           Fully diluted                                          2,683,820         1,906,667        1,309,135
                                                              =============     =============    =============

       EARNINGS PER WEIGHTED AVERAGE
           COMMON STOCK AFTER PREFERRED
           DIVIDEND

           Basic                                                       0.04              0.21             0.11
                                                              =============     =============    =============

           Fully diluted                                               0.03              0.18             0.11
                                                              =============     =============    =============


          The accompanying notes are an integral part of these revised consolidated financial statements.

THINKPATH.COM INC.
Revised Consolidated Statements of Changes in Stockholders' Equity For the years ended December 31
(Amounts expressed in US dollars)

                                           Common      Preferred
                                            Stock          Stock         Capital                    Cumulative
                                        Number of      Number of           Stock       Retained    Translation
                                           Shares         Shares         Amounts       Earnings     Adjustment
                                    -------------  -------------  --------------  -------------  -------------
                                                                              $              $              $
       Balance as of
           December 31, 1996            1,021,125             -                4        (12,747)            59

       Issuance of common stock           288,010             -          328,323             -              -

       Foreign currency
           translation                         -              -               -              -         (18,192)

       Net income for the year                 -              -               -         138,408             -
                                    -------------  -------------  --------------  -------------  -------------

       Balance as of
           December 31, 1997            1,309,135             -          328,327        125,661        (18,133)

       Issuance of common stock
                                          408,740             -        1,120,041             -              -

       Foreign currency
           translation                         -              -               -              -        (120,893)

       Net income for the year                 -              -               -         351,190             -
                                    -------------  -------------  --------------  -------------  -------------

       Balance as of
          December 31, 1998             1,717,875             -        1,448,368        476,851       (139,026)

       Issuance of common stock         1,370,767             -        4,787,788             -           -

       Common stock payable                    -              -        1,000,000             -              -

       Issuance of preferred stock           -            15,000       1,152,142             -            -

       Foreign currency translation            -              -               -              -         116,885

       Intrinsic value of beneficial
            conversion on preferred
            stock issuance                     -              -          138,000       (138,000)            -

       Net income for the year                 -              -               -         228,720             -
                                    -------------  -------------  --------------  -------------  -------------

       Balance as of
           December 31, 1999            3,088,642         15,000       8,526,298        567,571        (22,141)
                                    =============  =============  ==============  =============  =============


          The accompanying notes are an integral part of these revised consolidated financial statements.

THINKPATH.COM INC.
Revised Consolidated Statement of Cash Flows
For the years ended December 31
(Amounts expressed in US dollars)

                                                                       1999              1998             1997

                                                                         $                 $                $
       Cash flows from operating activities:
           Net income                                               228,720           351,190          138,408
                                                              -------------     -------------    -------------

           Adjustments to reconcile net income
             to net cash (used in)
               provided by operating activities:
               Amortization                                         439,620           140,735           16,968
               Amortization of goodwill                              92,875            44,191           15,258
               Amortization of deferred contract                     29,142                -                 -
               Amortization of deferred consulting fees             185,106                -                 -
               Gain on investment                                  (237,578)               -                 -
               Increase in accounts receivable                   (2,841,510)       (1,524,174)        (577,114)
               Increase in prepaid expenses                        (225,549)          (83,531)         (15,645)
               Increase in accounts payable                         925,060         1,058,432          317,281
               Increase in income taxes payable                      32,969            59,095           34,365
               Increase in deferred income taxes                     72,333                -                -
                                                              -------------     -------------    -------------

           Total adjustments                                     (1,527,532)         (305,252)        (208,887)


           Net cash provided by (used in) operating activities   (1,298,812)           45,938          (70,479)
                                                              -------------     -------------    -------------

       Cash flows from investing activities:
           Purchase of capital assets                              (907,074)         (638,867)         (44,739)
           Purchase of other assets                                (942,087)               -               733
           Cash payment for subsidiaries                         (1,985,732)         (485,085)        (140,028)
           Acquisition of shares in non-related company            (236,819)         (134,853)              -
                                                              -------------     -------------    -------------

           Net cash used in investing activities                 (4,071,712)       (1,258,805)        (184,034)
                                                              -------------     -------------    -------------

       Cash flows from financing activities:
           Cash (paid) received on notes payable                    (65,569)         (101,140)         108,350
           Cash (paid) received on long-term debt                  (241,495)          818,942           23,837
           Proceeds from issuance of common stock                 4,281,804           570,513               -
           Proceeds from issuance of preferred stock              1,119,186                -                -
           Cash (paid) received from stockholders                        -            (47,985)          21,716
           Cash paid for deferred charges                                -           (606,300)              -
           Increase in bank indebtedness                          2,016,000           569,592           96,601
                                                              -------------     -------------    -------------

           Net cash provided by financing activities              7,109,926         1,203,622          250,504
                                                              -------------     -------------    -------------

       Effect of foreign currency exchange rate changes              51,219              (615)           8,126
                                                              -------------     -------------    -------------

       Net increase (decrease) in cash and cash equivalents       1,790,621            (9,860)           4,117
       Cash and cash equivalents
           -  Beginning of year                                          -              9,860            5,743
                                                              -------------     -------------    -------------

           -  End of year                                         1,790,621                -             9,860
                                                              =============     =============    =============

       Interest paid                                                325,952           113,102            6,491
                                                              =============     =============    =============

       Income taxes paid                                                 -                 -                -
                                                              =============     =============    =============

          The accompanying notes are an integral part of these revised consolidated financial statements.

THINKPATH.COM INC.
Notes to Revised Consolidated Financial Statements
December 31, 1999 and December 31, 1998
(Amounts expressed in US dollars)



       1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           a)   Revision to Consolidated Financial Statements

                The consolidated financial statements for December 31, 1999 have been revised in order to reflect the correct accounting treatment for the discount related to the conversion entitlement of the preferred shareholders with respect to the intrinsic value of the beneficial conversion determined at the time of the preferred stock issuance. This amount has been recorded as a dividend and an addition to paid in capital.

                Consequently, the following accounts have been revised:

                i) Retained earnings has been decreased by $138,000 to $567,571.

                ii)  Capital stock has been increased by $138,000 to 8,526,298.


                iii) Basic earnings per weighted average common stock
                     after preferred dividends decreased by $0.05 to $0.04.



                iv) Fully diluted earnings per weighted average common stock after preferred dividends decreased by $0.05 to $0.03.


           b)   Change of Name

                The company changed its name to ThinkPath.com Inc. on February 24, 2000.

           c)   Principal Business Activities

                ThinkPath.com Inc. is an information technology staffing company, which along with its subsidiaries Systemsearch Consulting Services Inc., International Career Specialists Ltd., Cad Cam Inc., Cad Cam of Michigan Inc., Cad Cam Integrated Manufacturing Services Inc. and Cad Cam Technical Services Inc., specializes in placing information technology personnel on both a contract and permanent basis.

           d)   Basis of revised consolidated financial statement presentation

                The revised consolidated financial statements include the accounts of the company and its wholly-owned subsidiaries. The earnings of the subsidiaries are included from the date of acquisition. All significant inter-company accounts have been eliminated. All of the acquisitions have been accounted for using the purchase method.

THINKPATH.COM INC.
Notes to Revised Consolidated Financial Statements
December 31, 1999 and December 31, 1998
(Amounts expressed in US dollars)



       1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES   (cont'd)

           e)   Cash and Cash Equivalents

                Cash and cash equivalents include cash on hand, amounts to banks, and any other highly liquid investments purchased with a maturity of three months or less. The carrying amount approximates fair value because of the short maturity of those instruments.

           f)   Other Financial Instruments

                The carrying amount of the company's other financial instruments approximate fair value because of the short maturity of these instruments or the current nature of interest rates borne by these instruments.

           g)   Long-Term Financial Instruments

                The fair value of each of the company's long-term financial assets and debt instruments is based on the amount of future cash flows associated with each instrument discounted using an estimate of what the company's current borrowing rate for similar instruments of comparable maturity would be.

           h)   Capital Assets

                Property and equipment are recorded at cost and are amortized over the estimated useful lives of the assets principally using the declining balance method.

                The company's policy is to record leases, which transfer substantially all benefits and risks incidental to ownership of property, as acquisition of assets and to record the occurrences of corresponding obligations as long-term liabilities. Obligation under capital leases are reduced by rental payments net of imputed interest.

           i) Net Income and Fully Diluted Net Income Per Weighted Average Common Stock

                Net income per common stock is computed by dividing net income for the year by the weighted average number of common stock outstanding during the year.

                Fully diluted net income per common stock is computed by dividing net income for the year by the weighted average number of common stock outstanding during the year, assuming that all convertible preferred stock, stock options and warrants as described in note 12 were converted or exercised. Stock options which are anti-dilutive are not included in the calculation of fully diluted net income per weighted average common stock.

           j)   Work in Progress

                Work in progress is valued at the lower of cost and the net realizable value of the services rendered.

THINKPATH.COM INC.
Notes to Revised Consolidated Financial Statements
December 31, 1999 and December 31, 1998
(Amounts expressed in US dollars)



       1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES   (cont'd)

           k)   Revenue

                Revenue from contract placements is recognized as services are performed. Revenue from permanent placements are recognized upon commencement of employment.

           l)   Goodwill

                Goodwill representing the cost in excess of the fair value of net assets acquired is being amortized on a straight-line basis over a thirty year period. The company calculates the recoverability of goodwill on a quarterly basis by reference to estimated undiscounted future cash flows.

            m)  Income Taxes

                The company accounts for income tax under the provision of Statement of Financial Accounting Standards No. 109, which requires recognition at deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statement or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities.

           n)   Foreign Currency Translation

                The translation of the revised consolidated financial statements from Canadian dollars into United States dollars is performed for the convenience of the reader. Balance sheet accounts are translated using closing exchange rates in effect at the balance sheet date and income and expense accounts are translated using an average exchange rate prevailing during each reporting period. No representation is made that the Canadian dollar amounts could have been, or could be, converted into United States dollars at the rates on the respective dates or at any other rates. Adjustments resulting from the translation are included in the cumulative translation adjustments in stockholders' equity.

           o)   Use of Estimates

                The preparation of revised consolidated financial statements in conformity with generally accepted accounting principals in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the revised consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates are reviewed periodically and as adjustments become necessary, they are reported in earnings in the period in which they become known.

           p)   Long-Lived Assets

                On January 1, 1996, the company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. SFAS No. 121 requires that long-lived assets be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management used its best estimate of the undiscounted cash flows to evaluate the carrying amount and have determined that no impairment has occurred.

THINKPATH.COM INC.
Notes to Revised Consolidated Financial Statements
December 31, 1999 and December 31, 1998
(Amounts expressed in US dollars)



       1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES   (cont'd)

           q)   Comprehensive Income

                In 1999, the company adopted the provisions of SFAS No. 130 "Reporting Comprehensive Income". This standard requires companies to disclose comprehensive income in their financial statements. In additional to items included in net income, comprehensive income includes items currently charged or credited directly to stockholders' equity, such as the changes in unrealised appreciation (depreciation) of securities and foreign currency translation adjustments.

           r)   Accounting for Stock-Based Compensation

                In December 1995, SFAS No. 123, Accounting for Stock-Based Compensation, was issued. It introduces the use of a fair value-based method of accounting for stock-based compensation. It encourages, but does not require, companies to recognize stock-based compensation expenses to employees based on the new fair value accounting rules. Companies that choose not to adopt the new rules will continue to apply the existing accounting rules continued in Accounting Principles Board Option No. 25, Accounting for stock issued to employees. However, SFAS No. 123 requires companies that choose not to adopt the new fair value accounting rules to disclose pro forma net income and earnings per share under the new method. SFAS No. 123 is effective for financial statements for fiscal years beginning after December 31, 1995. The company has adopted the disclosure provisions of SFAS No. 123.

           s)   Accounting Changes

                In June 1998 the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement requires that an entity recognizes all derivatives as either assets or liabilities and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. The adoption of this standard will not have a material impact on the consolidated interim financial statements of the company.

THINKPATH.COM INC.
Notes to Revised Consolidated Financial Statements
December 31, 1999 and December 31, 1998
(Amounts expressed in US dollars)



       2.  ACQUISITIONS

           Systemsearch Consulting Services Inc. was acquired on January 2, 1997 for $391,313. This amount was paid by the issuance of common stock and a cash payment of $97,828. The purchase has been reflected as follows:

           Consideration                                         $       391,313
           Assumption of net liabilities                                  57,321
                                                                 ---------------

           Goodwill                                              $       448,634
                                                                 ===============

           International Career Specialists Ltd. was acquired on January 1, 1998 for $652,188. This amount was paid by the issuance of common stock and a cash payment of $326,094. The purchase was reflected as follows:

           Consideration                                         $       652,188
           Assumption of net liabilities                                 198,409
                                                                 ---------------

           Goodwill                                              $       850,597
                                                                 ===============

           The assets of Southport Consulting Company, a New Jersey corporation, were acquired by ThinkPath.com Inc. in a transaction effective October 31, 1998. The consideration for the acquisition was as follows:

           Cash                                                  $        50,000
           Shares                                                        200,000
                                                                 ---------------

                                                                 $       250,000
                                                                 ===============

           The assets acquired are valued as follows:

           Software                                              $       130,000
           Office furniture and equipment                                 20,000
           Other assets                                                  100,000
                                                                 ---------------

                                                                 $       250,000
                                                                 ===============

THINKPATH.COM INC.
Notes to Revised Consolidated Financial Statements
December 31, 1999 and December 31, 1998
(Amounts expressed in US dollars)



       2.  ACQUISITIONS (cont'd)

           Cad Cam Inc. and its subsidiaries Cad Cam of Michigan Inc., Cad Cam Technical Services Inc., and Cad Cam Integrated Systems Inc. was acquired on September 16, 1999 for $6,000,000. This amount was paid as follows: $2,000,000 paid in cash and $500,000 in common stock on the date of closing. The balance consists of three notes payable totalling $2,500,000 (note 10) and $1,000,000 in the form of common stock to be issued with the final note payable (note 11).

           The assets acquired are valued as follows:

           Current assets                                       $     2,468,029
           Fixed assets                                               2,267,539
           Other assets                                                 817,004
           Liabilities assumed                                       (5,071,430)
           Consideration                                             (6,000,000)
                                                                ---------------

           Goodwill                                             $     5,518,858
                                                                ===============


       3.  SHORT-TERM INVESTMENTS

           In September 1998, ThinkPath.com Inc. was issued 95,000 common stock of Fax Forward Inc., a public company trading on the Bermuda Stock Exchange, in lieu of $130,438 receivable owing to them. ThinkPath.com Inc. has the option of selling these shares on the open market after June 2000. This is considered to be a short-term investment and is currently being reflected at $4.00 per share, the market value at December 31, 1999.


       4.  ACCOUNTS RECEIVABLE

                                                                                      1999                1998
                                                                                        $                   $

           Accounts receivable                                                   5,528,485           2,217,392
           Less: Allowance for doubtful accounts                                  (632,962)            (32,609)
                                                                             -------------        ------------

                                                                                 4,895,523           2,184,783
                                                                             =============        ============

THINKPATH.COM INC.
Notes to Revised Consolidated Financial Statements
December 31, 1999 and December 31, 1998
(Amounts expressed in US dollars)



       5.  CAPITAL ASSETS

                                                                       1999                               1998
                                             ------------------------------------------------    -------------
                                                                Accumulated
                                                      Cost     Amortization               Net              Net
                                                        $                $                 $                $
                                             -------------    -------------     -------------    -------------

           Furniture and equipment                 484,691          211,324           273,367          175,133
           Computer equipment
                and software                     4,503,138        2,231,383         2,271,755          273,276
           Software database                        15,235            5,144            10,091            8,968
           Website development                      76,983           12,265            64,718            2,675
           Leasehold improvements                  384,697           49,307           335,390            4,737
                                             -------------    -------------     -------------    -------------

                                                 5,464,744        2,509,423         2,955,321          464,789
                                             =============    =============     =============    =============

           Assets under capital lease              511,197          126,471           384,726          260,753
                                             =============    =============     =============    =============

           Amortization for the year amounted to $439,620 ($140,735 in 1998). Amortization includes amortization of assets under capital lease of $120,434 ($40,539 in 1998).


       6.  GOODWILL

           Goodwill is the excess of cost over the value of assets acquired over liabilities assumed in the purchase of the following companies:
           Systemsearch Consulting Services Inc., International Career Specialists Inc. and Cad Cam Inc.

                                                                                      1999                1998
                                                                                        $                   $

           Cost                                                                  7,141,404           1,389,123
                Accumulated amortization                                           155,968              56,520
                                                                             -------------       -------------
           Net                                                                   6,985,436           1,332,603
                                                                             =============        ============

                Amortization for the year                                           92,875              44,191
                                                                             =============        ============


       7.  DUE FROM RELATED PARTY

           Amounts due from related party are unsecured, bear interest at 7%, have no specific terms of repayment and are not expected to be repaid prior to January 1, 2001.

THINKPATH.COM INC.
Notes to Revised Consolidated Financial Statements
December 31, 1999 and December 31, 1998
(Amounts expressed in US dollars)



       8.  OTHER ASSETS

                                                                                      1999                1998
                                                                                        $                   $

           Deferred development cost - Global Tool Set                             652,291              61,773
           Deferred financing costs                                                 39,514             586,450
           Deferred contract (net of accumulated amortization
                of $30,000)                                                        210,000                  -
           Deferred consulting fees (net of accumulated
               amortization of $190,570)                                           190,556                  -
           Cash surrender value of life insurance                                  123,750                  -
                                                                             -------------       -------------

                                                                                 1,216,111             648,223
                                                                             =============        ============

           Amortization for the year amounted to $220,570 ($nil in 1998).


       9.  BANK INDEBTEDNESS

           The companies have available lines of credit to a maximum of $1,400,000, which bear interest at Canadian prime plus 1.5% per annum and are secured by a general assignment of book debts, a general security agreement and guarantees and postponements of claims by various affiliated companies. The company has available another line of credit through a subsidiary, with a limit of $5,000,000 with interest at the banks prime rate. It is secured by a general security agreement. The company's average interest rate on short-term borrowings was 8%.

THINKPATH.COM INC.
Notes to Revised Consolidated Financial Statements
December 31, 1999 and December 31, 1998
(Amounts expressed in US dollars)



       10. LONG-TERM DEBT

                                                                                          1999                1998

                                                                                            $                   $
            a)  Included therein:

                A Business Development Bank of Canada ("BDC") loan secured by a general security agreement, payable in 52 equal monthly payments of $3,464 plus interest of 11%. In addition ThinkPath.com Inc.
                shall pay interest monthly by way of royalty of 0.018% per annum
                of ThinkPath.com Inc.'s projected annual gross sales                   176,678             195,656

                A BDC loan, secured by a general security agreement, payable in
                43 equal monthly payments of $4,619 plus interest at the BDC base rate plus 4% per annum. Currently the interest rate is
                12.50%. In addition ThinkPath.com Inc. shall pay interest
                monthly by way of a royalty of 0.0426% per annum of
                Thinkpath.com Inc.'s projected annual gross sales                      203,248             243,496

                A BDC loan, secured by a general security agreement, payable in
                44 monthly payments of $3,464 plus interest at the BDC base rate plus 4% per annum. Currently, the interest rate is 12.50%. In addition ThinkPath.com Inc. shall pay interest monthly by way of
                royalty of 0.0198% per annum of its projected gross annual sales       152,428             182,613

                A BDC loan, secured by a general security agreement, payable in
                19 remaining monthly payments of $693 plus interest at the BDC operational interest rate prime plus 3% per annum. Currently,
                the interest rate is 13.50%                                             13,164              20,218

                A BDC loan, secured by a general security agreement, payable in
                11 remaining monthly payments of $693 plus interest at the BDC base rate plus 3% per annum. Currently, the interest rate is
                11.50%                                                                   7,621              15,000

                Various capital leases with various payment terms and interest
                rates                                                                  287,777             189,696
                                                                                 -------------        ------------

                                                                                       840,916             846,679

                Less: Current portion                                                  278,790             218,251
                                                                                 -------------        ------------

                                                                                       562,126             628,428
                                                                                 =============        ============

THINKPATH.COM INC.
Notes to Revised Consolidated Financial Statements
December 31, 1999 and December 31, 1998
(Amounts expressed in US dollars)



       10. LONG-TERM DEBT (cont'd)

           b)   Future principal payments obligations are as follows:

                2000                                                                           $       278,790
                2001                                                                                   231,800
                2002                                                                                   200,400
                2003                                                                                   116,835
                2004                                                                                    13,091
                                                                                               ---------------

                                                                                               $       840,916
                                                                                               ===============

           c) Interest expense with respect to the long-term debt amounted to $132,125 ($60,317 in 1998).

           d) Pursuant to the BDC loan agreement, BDC has the option to acquire 22,125 common stock for an aggregate consideration of $1. The fair market value of these shares at the time of issuance was $62,393 ($2.82 share). The imputed discount on these options is being amortized over the term of the loan as interest.


       11. NOTE PAYABLE

           As part of the purchase of Cad Cam Inc., ThinkPath.com Inc. owes the following amounts:

                                                                                      1999                1998
                                                                                        $                   $

           Notes payable, unsecured, bearing interest at prime plus 0.5%         2,450,000                  -
           Less:  Current portion                                               (1,300,000)                 -
                                                                             -------------       -------------

                                                                                 1,150,000                  -
                                                                             =============        ============

           First note payable was issued on the closing date of the Cad Cam Inc. acquisition, in the amount of $1,000,000. $50,000 of this note was paid during the year, with interest of $17,500. This note is to be repaid in 20 quarterly instalments, with interest at prime plus 0.5%.

           The second note payable was issued on the closing date of the Cad Cam Inc. acquisition, in the amount of $500,000. This is to be repaid in 20 quarterly instalments, with interest at prime plus 0.5%.

           The third note payable was issued on the closing date of Cad Cam Inc. acquisition in the amount of $1,000,000. This will be paid in quarterly instalments of $250,000, plus accrued interest, during 2000.

THINKPATH.COM INC.
Notes to Revised Consolidated Financial Statements
December 31, 1999 and December 31, 1998
(Amounts expressed in US dollars)



       12. CAPITAL STOCK

           a)   Authorized

                15,000,000   Common stock, no par value
                 1,000,000   Preferred stock, issuable in series, rights to be
                             determined by the Board of Directors

           b)   Issued

                                                                                      1999                1998
                                                                                        $                   $

                    3,088,642   Common stock (1,717,875 in 1998)                 6,236,156           1,448,368
                       15,000   Preferred stock                                  1,290,142                  -
                                Common stock payable                             1,000,000                  -
                                                                             -------------       -------------

                                                                                 8,526,298           1,448,368
                                                                             =============        ============



                On January 2, 1997, 288,010 common stock was issued in conjunction with the acquisition of Systemsearch Consulting Services Inc. with a carrying value of $328,323.

                On January 1, 1998, 130,914 common stock was issued in conjunction with the acquisition of International Career Specialists Ltd. with a carrying value of $349,528.

                A private placement of 196,370 common stock was completed in March 1998 yielding proceeds of $423,639. Included in the purchasers were some employees and directors.

                A second placement of 85,094 common stock was completed in April 1998 yielding proceeds of $216,814. Included in the purchasers were some employees and directors.

                In April of 1998, the company redeemed 43,637 common stock for $69,940.

                On August 6, 1998, the company split its stock. The result of the split converted the outstanding common stock from 1,281,667 to 1,667,875 shares a 1:1.3 split. The number of common stock indicated above have been retroactively restated in all periods to reflect the stock split on August 6, 1998.

                On October 31, 1998, the company issued 40,000 common stock in the acquisition of the assets of Southport Inc. The cost of these shares was $200,000.

THINKPATH.COM INC.
Notes to Revised Consolidated Financial Statements
December 31, 1999 and December 31, 1998
(Amounts expressed in US dollars)



       12. CAPITAL STOCK (cont'd)

           b)   Issued (cont'd)

                On June 8, 1999, the company was successful in its Initial Public Offering. 1,100,000 common stock were issued at an issuance price of $5.00 per share. Net proceeds received, after all costs, was $3,442,683. The company trades on Nasdaq under the trading symbol "THTH", and on the Boston Stock Exchange under the trading symbol "THP'. As part of the Initial Public Offering, the underwriters exercised the over-allotment, resulting in 107,000 common stock being issued for net proceeds of $465,000. Deferred costs of $1,351,365, which were incurred as part of the completion of the Initial Public Offering, have been applied against the proceeds raised by the offering, and are included in the net proceeds.

                On June 30, 1999, 163,767 common stock were issued in conjunction with the acquisition of Cad Cam Inc., with a carrying value of $500,000.

                The common stock payable represents the final payment for Cad Cam Inc. Common stock of ThinkPath.com Inc. will be issued at the prevailing market rate at time of issuance for a total value of $1,000,000. If common stock payable were to be converted at December 31, 1999 the number of common stock to be issued would be 333,333.

                In the first quarter of 2000, 174,254 shares of common stock was issued for services rendered on the acquisitions of Cad Cam Inc. and ObjectArts Inc. On the acquisition of OjbjectArts Inc. 527,260 common stock was issued. As part of the acquisition of ObjectArts Inc., the company issued 196,880 common shares for a total consideration of $743,435.

                On April 25, 2000, 133,333 common stock were issued for the purchase of MicroTech Professionals Inc., for a total consideration of $500,000.

                On April 28, 2000, 300,000 common stock were issued for the purchase of an investment held for re-sale called E-Wink Inc. for a total consideration of $975,000.

                On August 22, 2000, 1,063,851 shares of common stock were issued in a private placement for net proceeds of $2,681,600.

                On October 31, 2000, 250,000 shares of common stock were issued in connection with the acquisition of Tidal Beach Inc.

                Over the course of the 3 months ended June 30, 2000, 3,042 common stock were issued to other individuals for services rendered.

                Over the course of the 3 months ended September 30, 2000, 678,106 common stock were issued on the conversion of 7,527 Preferred Stock.

                The common stock payable represents the final payments for Cad Cam Inc. ($1,000,000) and MicroTech Professionals Inc. ($625,000). Common Stock of Thinkpath Com Inc. will be issued for Cad Cam Inc. at the prevailing market rate at the time of issuance. Common Stock of ThinkPath.com Inc. will be issued for MrcroTech Professionals at the lower of $3.75 and the average of the last sale price as quoted on NASDAQ for the 10 days prior to issuance. If the commons stock payable were to be converted at June 30, 2000 the number of common stock to be issued would be 483,631.

                The earnings per share calculation (basic and fully diluted) does not include any common stock for common stock payable as the conversion ratio is unknown.

THINKPATH.COM INC.
Notes to Revised Consolidated Financial Statements
December 31, 1999 and December 31, 1998
(Amounts expressed in US dollars)



       12. CAPITAL STOCK (cont'd)

           c)   Preferred Stock

                On December 30, 1999, 15,000 shares of series A, 8% cumulative, convertible, preferred stock, no par value were issued in a private placement for gross proceeds of $1,500,000. The preferred stock are convertible into common stock at the option of the holders under certain conditions, at any time after the effective date of the registration statement (see note 19). The conversion price will be based on the trading price at December 30, 1999 or 80% of the average of the ten trading days immediately preceding the conversion of the respective shares of Series A, preferred stock. The stockholders of the Series A, 8% cumulative, convertible stock are entitled to receive preferential cumulative quarterly dividends in cash or shares at a rate of 8% simple interest per annum on the stated value per share.

                At any time after the effective date of the registration statement, ThinkPath.com Inc. has the option to redeem any or all of the shares of Series A, 8% cumulative, convertible, preferred stock by paying to the holders a sum of money equal to 135% of the stated value of the aggregate of the shares being redeemed if the conversion price is less than $2.00.

                ThinkPath.com Inc. holds the option to cause the investors in the December 30, 1999 placement offering to purchase an additional $500,000 worth of Series A, 8% cumulative, convertible, preferred stock upon the same terms as described above.

                At the year end, $138,000 representing the intrinsic value of the beneficial conversion value on the Series A, 8% cumulative, convertible, preferred stock was recorded.

                As part of the Cad Cam Inc. and the ObjectArts Inc. acquisitions 60,000 common stock will be issued to a related party in lieu of payment for services rendered. This common stock will be issued at the prevailing market rate on date of issuance.

                Subsequent to year-end 50,000 common stock were issued to a non-related individual as part of the Cad Cam Inc. acquisition cost.

                Subsequent to year-end 14,254 common stock were issued in a private placement.

                On April 16, 2000, 2,500 shares of Series A, 8% cumulative, convertible, preferred stock, no par value were issued in a private placement for gross proceeds of $250,000. The proceeds have been reduced by any issue expenses.

                On April 16, 2000, 1,500 shares of Series B, 8% cumulative, convertible, preferred stock, no par value were issued in a private placement for gross proceeds of $1,500,000. The proceeds have been reduced by any issue expenses.

                On July 7, 2000, 5000 shares of series A, 8% cumulative, convertible, preferred stock, no par value were issued in a private placement for gross proceeds of $500,000. The proceeds have been reduced by any issue expenses.

                The preferred stock are convertible into common stock at the option of the holders under certain conditions, at any time after the effective date of the registration statement. As of January 9, 2001, 20,521 Series A preferred stock and 750 Series B preferred stock had been converted into common stock.

THINKPATH.COM INC.
Notes to Revised Consolidated Financial Statements
December 31, 1999 and December 31, 1998
(Amounts expressed in US dollars)



       12. CAPITAL STOCK (cont'd)

            d)  Warrants

                On December 30, 1999, 475,000 warrants were issued in conjunction with the private placement of the Series A, preferred stock. They are exercisable at any time and in any amount until December 30, 2004 at a purchase price of $3.24 per share.

                In connection with the Initial Public Offering, the underwriters received 100,000 warrants. They are exercisable at a purchase price of $5.00 per share.

                In connection with the private placement of subsequent to the year end of Series B preferred stock 100,000 warrants were issued. They are exercisable at a purchase price of $3.58. Also in connection with the private placement of the Series B preferred stock 150,000 warrants were issued. They are exercisable at a purchase price of $3.30.

                In connection with the purchase of the investment in E-Wink subsequent to the year end, 500,000 warrants were issued. They are exercisable at a purchase price of $3.24.

           e)   Stock Options

                The company has outstanding stock options issued in conjunction with its long-term financing agreements for 22,125 common stock (see note 10) and additional options issued to a previous employee of the company for 200,000 shares exercisable at $2.10.

                An additional 250,000 options to purchase shares of the company were issued to related parties. The options are exercisable at $5.00.

                In connection with the acquisition of Cad Cam Inc. 100,000 options to purchase shares of the company will be delivered in quarterly instalments, starting January 1, 2000. Each option will entitle the holder thereof to purchase one common stock of the company. The first 25,000 options shall have an exercise price of $3.25 per common stock, and can be exercised at any time during the period up until December 31, 2000. The second 25,000 options shall have an exercise price equal to the lowest trading price of the company's shares during the period between January 1, 2000 and March 31, 2000. The third 25,000 options shall have an exercise price equal to the lowest trading price of the company's shares during the period between March 31, 2000 and June 30, 2000. The final 25,000 options have an exercise price equal to the lowest trading price of the company's shares during the period between June 30, 2000 and September 30, 2000.

                In July 1999, the directors of the company adopted and the stockholders approved the adoption of the company's 1999 Stock Option Plan.

                The plan will be administrated by the Compensation Committee or the Board of Directors, which will determine among other things, those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of common stock issuable upon the exercise of the options and the option exercise price.

THINKPATH.COM INC.
Notes to Revised Consolidated Financial Statements
December 31, 1999 and December 31, 1998
(Amounts expressed in US dollars)



       12. CAPITAL STOCK   (cont'd)

           e)   Stock Options   (cont'd)

                The plan is effective for a period of ten years, expiring in 2008. Options to acquire 435,000 common stock may be granted to officers, directors, consultants, key employees, advisors and similar parties who provide their skills and expertise to the company. Options granted under the plan may be exercisable for up to ten years, generally require a minimum three year vesting period, and shall be at an exercise price all as determined by the Board of Directors, provided that the exercise price of any options may not be less than the fair market value of the common stock on the date of the grant. Options are non-transferable, and are exercisable only by the participant (or by his or her guardian or legal representative) during his or her lifetime or by his or her legal representatives following death.

                If a participant ceases affiliation with the company by reason of death, permanent disability or retirement at or after age 65, the option remains exercisable for one year from such occurrence but not beyond the option's expiration date. Other types of termination allow the participant 90 days to exercise the option, except for termination for cause which results in immediate termination of the option.

                Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by the company become available again for issuance under the plan, subject to applicable securities regulation.

                The plan may be terminated or amended at any time by the Board of Directors, except that the number of common stock reserved for issuance upon the exercise of options granted under the plan may not be increased without the consent of the stockholders of the company.

                                                                                                       Options
                                                                                                 -------------

                Options outstanding at January 1, 1999                                                 222,125

                Options granted to key employees and directors                                         685,100
                                                                                                 -------------

                Options outstanding at December 31, 1999                                               907,225
                                                                                                 =============

                As all options granted are exercisable between $2.10 and fair market value, which either approximates the grant-date fair value of the options or is greater than the grant-date fair value of the options granted, no stock-based compensation has been recognized for these options.

                In May 2000, the directors of the company adopted and the stockholders approved the adoption of the company's 2000 Stock Option Plan. The plan provides for 435,000 options at an exercise price of $3.25 per share. The options vest over a three-year period and expire May 9, 2005.

THINKPATH.COM INC.
Notes to Revised Consolidated Financial Statements
December 31, 1999 and December 31, 1998
(Amounts expressed in US dollars)



       13. DEFERRED INCOME TAXES AND INCOME TAXES

           a)   Deferred Income Taxes

                The components of the future tax liability classified by source of temporary differences that gave rise to the benefit are as follows:

                                                                       1999              1998             1997

                                                                         $                 $                $
                Accounting amortization in excess of tax
                    amortization                                   (199,317)              -                -
                Losses available to offset future income
                    taxes                                           339,429               -                -
                Share issue costs                                   372,948               -                -
                Adjustment cash to accrual method                  (620,532)              -                -
                                                              -------------     -------------    -------------

                                                                   (107,472)              -                -
                                                              =============     =============    =============

                As part of the acquisition of Cad Cam Inc., there was a change of control which resulted in Cad Cam Inc. being required to change from the cash method to the accrual method of accounting for income taxes. At December 31, 1999 the company has non-capital losses available for carry-forward of $998,320.


           b)  Current Income Taxes

                 Current income taxes consist of:

                                                                       1999              1998             1997

                                                                         $                 $                $
                Amount calculated at Federal and
                   Provincial statutory rates                       119,537           115,471           70,702
                                                              -------------     -------------    -------------

                Increase (decrease) resulting from:
                   Permanent differences                             11,579            10,407            2,714
                   Timing differences                                51,295            (1,471)             (29)
                   Other differences                                    -              (9,086)         (18,266)
                   Loss carried back applied                        (69,597)              -                -
                                                              -------------     -------------    -------------

                                                                     (6,723)             (150)         (15,581)
                                                              -------------     -------------    -------------

                Current income taxes                                112,814           115,321           55,121
                                                              =============     =============    =============

THINKPATH.COM INC.
Notes to Revised Consolidated Financial Statements
December 31, 1999 and December 31, 1998
(Amounts expressed in US dollars)



       14. COMPREHENSIVE INCOME

           The Company has adopted Statement of Financial Accounting Standards No. 130 Reporting Comprehensive Income and its components in the financial statements. However, it does not affect net income or stockholders' equity. The components of comprehensive income are as follows:

                                                                       1999              1998             1997

                                                                         $                 $                $
           Net income                                               228,720           351,190          138,408
           Other comprehensive loss                                 116,885          (120,893)         (18,192)
                                                              -------------     -------------    -------------

           Comprehensive income                                     345,605           230,297          120,216
                                                              =============     =============    =============

           The components of accumulated other comprehensive income (loss) are as follows:

           Accumulated other comprehensive income, December 31, 1997                             $     (18,133)
           Foreign currency translation adjustments for the year ended
                December 31, 1998                                                                     (120,893)
                                                                                                 -------------

           Accumulated other comprehensive losses, December 31, 1998                                  (139,026)

           Foreign currency translation adjustments for the year ended
                December 31, 1999                                                                      116,885
                                                                                                 -------------

           Accumulated other comprehensive losses December 31, 1999                              $     (22,141)
                                                                                                 =============

           The foreign currency translation adjustments are not currently adjusted for income taxes since the company is situated in Canada and the adjustments relate to the translation of the financial statements from Canadian dollars into United States dollars done only for the convenience of the reader.

THINKPATH.COM INC.
Notes to Revised Consolidated Financial Statements
December 31, 1999 and December 31, 1998
(Amounts expressed in US dollars)



       15. SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES

           ThinkPath.com Inc. acquired all the capital stock of Cad Cam Inc. for $6,000,000. The acquisition was funded as follows:

                Fair Value of Assets acquired                                                    $   5,552,572
                Liabilities assumed                                                                 (5,071,430)
                Goodwill                                                                             5,518,858
                Cash paid for Capital Stock                                                         (2,000,000)
                Note Payable and Common Stock Payable                                               (3,500,000)
                Common Stock Issued                                                                   (500,000)
                                                                                                 -------------

                                                                                                            -
                                                                                                 =============


       16. TRANSACTIONS WITH RELATED COMPANIES

           During 1999, ThinkPath.com Inc. charged its subsidiaries a one-time set-up fee, and has continued to charge maintenance fees for the use of Global Tool Set. These transactions have been eliminated upon consolidation. Any set-up charges prior to the acquisition of Cad Cam Inc. are reflected as part of the purchase price adjustment calculation.

           ThinkPath.com Inc. has entered into a consulting agreement with a company, whereby this company performs all tasks related to mergers, acquisitions and the securing of financing. The company receives 3% of gross proceeds. In connection with the placement of the Series A, 8% cumulative, convertible, preferred stock, and for other services rendered the said company received $69,000. The managing director of this company is also CFO of ThinkPath.com Inc.


       17. LEASE COMMITMENTS

           Minimum payments under operating leases for premises occupied by the company and its subsidiaries offices, located throughout Ontario, Canada and the United States, exclusive of most operating costs and realty taxes, for the fiscal year end of December 31 for the next five years are as follows:

                2000                                                                             $     832,301
                2001                                                                                   587,881
                2002                                                                                   375,699
                2003                                                                                   185,393
                2004                                                                                   156,222
                Thereafter                                                                             455,648
                                                                                                 -------------

                                                                                                 $   2,593,144
                                                                                                 =============

THINKPATH.COM INC.
Notes to Revised Consolidated Financial Statements
December 31, 1999 and December 31, 1998
(Amounts expressed in US dollars)



       18. SEGMENTED INFORMATION

           a)   Sales by Geographic Area

                                                                     1999               1998              1997

                                                                       $                  $                 $
                Canada                                         13,860,284         11,877,432         4,503,642
                United States of America                        5,962,577            625,128           200,699
                                                            -------------      -------------     -------------

                                                               19,822,861         12,502,560         4,704,341
                                                            =============      =============     =============

b)       Net Income by Geographic Area

                The company's accounting records do not readily provide information on net income by geographic area. Management is of the opinion that the proportion of net income based principally on sales, presented below, would fairly present the results of operations by geographic area.

                                                                     1999               1998              1997

                                                                       $                  $                 $
                Canada                                           (179,220)           333,630           131,822
                United States of America                          407,940             17,560             6,586
                                                            -------------      -------------     -------------

                                                                  228,720            351,190           138,408
                                                            =============      =============     =============

           c)   Identifiable Assets by Geographic Area

                                                                     1999               1998              1997

                                                                       $                  $                 $
                Canada                                          7,271,740          4,848,777         1,274,215
                United States                                  11,842,026                 -                 -
                                                            -------------      -------------     -------------

                                                               19,113,766          4,848,777         1,274,215
                                                            =============      =============     =============

           d)   Revenues from Major Customers

                The consolidated entity had the following revenues from major customers:

                1999
                ----

                No single customer consisted of more than 10% of the revenues.

                One customer comprises 13% of the accounts receivable as of December 31, 1999.

                1998
                ----

                No single customer consisted of more than 10% of the revenues.

THINKPATH.COM INC.
Notes to Revised Consolidated Financial Statements
December 31, 1999 and December 31, 1998
(Amounts expressed in US dollars)



       18. SEGMENTED INFORMATION  (cont'd)

           e)   Purchases from Major Suppliers

                There were no significant purchases from major suppliers.


       19. SUBSEQUENT EVENTS

           a) Subsequent to year-end, ThinkPath.com Inc. entered into a merger and acquisition agreement with ObjectArts Inc. and its subsidiary ObjectArts (US) Inc. ObjectArts (US) Inc., was merged with IT Staffing New York Ltd., an inactive subsidiary of ThinkPath.com Inc. The purchase price consists of ThinkPath.com Inc. issuing 527,260 common stock at a purchase price equal to $3.75 per common stock. The effective date of the acquisition is January 1, 2000. As part of the ObjectArts Inc. acquisition, 228,242 common stock, with an aggregate value of $837,157 were issued on the conversion of a long-term debt obligation. The effect of retroactively restating the financial statements for December 31, 1999 to account for this acquisition as a pooling of interests is indicated in note 25.

           b) The company has signed a number of letters of intent and expressions of interest with corporations operating in various cities in North America. At this time, due to confidentiality agreements, the company is not at liberty to disclose the identity or terms and conditions of these acquisitions.

           c) Subsequent to year-end, ThinkPath.com Inc. entered into an agreement with Deloitte & Touche Corporate Finance Inc. to structure and arrange $5,000,000 through a private placement. The company decided to not proceed with it in the current year.

           d) Subsequent to year-end, ThinkPath.com Inc. entered into an agreement with J.P. Turner & Company, L.L.C. ("JPT") for a public offering to be underwritten or co-managed. The company decided to not proceed with it in the current year.

           e) Subsequent to year-end a form SB-2 was filed for the offering of the Series A 8% cumulative, convertible preferred stock and warrants. The registration statement was declared effective April 27, 2000. On October 20, 2000, the company filed a form SB-2 for the registration of common stock for the conversion of Class B shares and the exchange of warrants.

           f) On November 29, 1999, Thinkpath.Com signed a letter of intent to purchase 100% of the common stock of Global Installers Network Inc. for an amount based on earnings multiple. 10% of the Purchase Price shall be paid in cash upon the Closing and the remaining balance of the Purchase Price through the issuance of the company's common stock. The company decided not to proceed with this acquisition.

THINKPATH.COM INC.
Notes to Revised Consolidated Financial Statements
December 31, 1999 and December 31, 1998
(Amounts expressed in US dollars)



       19. SUBSEQUENT EVENTS (cont'd)

           g) On December 1, 1999, Thinkpath.Com has signed a letter of intent to purchase 100% of the common stock of Elite Information Services Inc. for a maximum purchase price of $2,000,000, subject to adjustment based on earnings in a combination of cash, unsecured promissory note, and shares.

                On October 4, 2000, Thinkpath.Com signed a letter of intent to purchase 100% of the common stock of Aquila Holdings Limited and its wholly-owned subsidiary DPP International Limited in a combination of (pound)2,500,000 in cash and (pound)961,000 worth of the Company's common stock. The parties have agreed to temporarily postpone the transactions contemplated by the letter of intent due to current market conditions.

           h) MicroTech professionals Inc. was acquired effective April 1, 2000 for $4,500,000.

                The amount will be paid in two installments, based on certain requirements to be met by MicroTech Professionals Inc. First
                Instalment: 133,333 common stock issued on closing, $1,250,000 cash paid on closing, $750,000 3 year promissory note bearing interest at 1/2% above prime paid semi-annually issued on closing. Second Instalment: $625,000 in common stock, $875,000 cash, $500,000 3-year promissory not e bearing interest at 1/2% above prime paid semi-annually. The second instalment is contingent on the December 31, 2000 audited financial statements of MicroTech Professionals Inc.

           i) On March 6, 2000, ThinkPath.Com completed the acquisition of 80% of E-Wink, Inc., a Delaware corporation, in consideration of: i) 300,000 shares of our common stock; and ii) warrants to purchase an aggregate of 500,000 shares of our common stock at a price of $3.25 per share for a period of five years. Effective December 31, 2000, ThinkPath.Com has discontinued the operations of E-Wink, Inc.,

           j) On July 27, 2000, ThinkPath.Com entered into an agreement with Bank One for an operating line of $7,000,000 payable on demand and secured by our assets. Effective July 27, 2000, we canceled our operating lines with Toronto Dominion Bank and Provident Bank.

           k) Subsequent to June 30, 2000, the company raised $2,000,000 gross proceeds (approximately $1,640,000 net proceeds) in a private placement of common stock plus a warrant entitling the holder to one half common stock exercisable under the terms and conditions set forth in item 5 of the 10-QSB.

           l) Subsequent to June 30, 2000, the company issued an additional $500,000 (approximately $425,000 net proceeds) of Series A preferred stock.

           m) On September 13, 2000, Thinkpath.Com entered into an agreement with Burlington Capital Markets Inc. to aid the company in further acquisition for a consideration of 250,000 shares and warrants to purchase an aggregate of 400,000 shares, exercisable in whole or in part until 5 years from the date they can first be exercised.

THINKPATH.COM INC.
Notes to Revised Consolidated Financial Statements
December 31, 1999 and December 31, 1998
(Amounts expressed in US dollars)



       19. SUBSEQUENT EVENTS (cont'd)

           n) On September 21, 2000, Thinkpath.Com signed a letter of intent to purchase 100% of the common stock of TidalBeach Inc., in consideration for up to 250,000 common shares.

           o) On December 14, 2000, ThinkPath.Com entered into a consulting agreement with Tsunami Trading Corp.d/b/a Tsunami Financial Communications and International Consulting Group, pursuant to which Tsunami and International Consulting Group are to provide financial consulting services to us with respect to financing, and mergers and acquisitions, etc. In consideration for the services to be rendered, we: (a) issued an aggregate of 320,000 shares of our common stock to the consultants as an advance fee,
                (b) agreed to pay a fee of 10% of the consideration received by us upon the successful completion of any transaction contemplated by the consulting agreement; and (c) agreed to issue warrants to purchase our common stock in an amount equal to 2% of the equity sold and/or issued by us in any transactions contemplated by the consulting agreement.


       20. EARNINGS PER SHARE

           The company has adopted Statement No. 128, Earnings Per Share, which requires presentation, in the consolidated statement of income, of both basic and diluted earnings per share.

                                                                                           1999           1998

                                                                                             $              $

           Average common stock outstanding                                           2,471,758      1,684,542
           Average common stock issuable                                                212,063        222,125
                                                                                  -------------   ------------

           Average common stock outstanding assuming dilution                         2,683,821      1,906,667
                                                                                  =============   ============


           Some of the outstanding options were not included in the computation of the fully diluted earnings per common share as there was either no fixed exercise price or the exercise price was greater than the average market price of the common stock during the year.


       21. FINANCIAL INSTRUMENTS

           a)   Credit Risk Management

                The company is exposed to credit risk on the accounts receivable from its customers. In order to reduce its credit risk, the company has adopted credit policies which include the analysis of the financial position of its customers and the regular review of their credit limits. In some cases, the company requires bank letters of credit or subscribes to credit insurance.

THINKPATH.COM INC.
Notes to Revised Consolidated Financial Information
December 31, 1999 and December 31, 1998
(Amounts expressed in US dollars)



       21. FINANCIAL INSTRUMENTS (cont'd)

           b)   Concentration of Credit Risk

                The company does not believe it is subject to any significant concentration of credit risk. Cash and short-term investments are in place with major financial institutions, North American Government, and major corporations.

           c)   Interest Risk

                The long-term debt bears interest rates that approximate the interest rates of similar loans. Consequently, the long-term debt risk exposure is minimal.

           d)   Fair Value of Financial Instruments

                The carrying value of the accounts receivable, short-term investment, bank indebtedness, and accounts payable on acquisition of subsidiary company approximates the fair value because of the short-term maturities on these items.

                The carrying amount of the long-term assets approximates the fair value of these assets.

                The fair value of the company's long-term debt is estimated on the quoted market prices for the same or similar debt instruments. The fair value of the long-term debt approximates the carrying value.


       22. CONTINGENCIES

           The company is party to various lawsuits arising from the normal course of business. In management's opinion, the litigation will not materially affect the company's financial position, results of operations or cash flows. No provision has been recorded in the accounts for possible losses or gains. Should any expenditures be incurred by the company for the resolution of these lawsuits, they will be charged to the operations of the year in which such expenditures are incurred.


       23. COMPARATIVE FIGURES

           Certain figures in the 1998 financial statements have been reclassified to conform with the basis of presentation used in 1999.


       24. UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

           The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 Issue that may affect the entity, including those related to customers, suppliers, or other third parties, have been fully resolved.

THINKPATH.COM INC.
Notes to Revised Consolidated Financial Information
December 31, 1999 and December 31, 1998
(Amounts expressed in US dollars)



       25. PROFORMA FINANCIAL INFORMATION

           The following pro-forma summary of operations summarizes, as at December 31, 1999, the results of operations as if the acquisitions of ObjectArts Inc. (see note 19) and Cad Cam Inc. (see note 2) had occurred January 1, 1999:


           REVENUE                                                                             $    42,710,997

                Cost of Services                                                                    27,906,215
                                                                                               ---------------

                                                                                                    14,804,782
                                                                                               ---------------

           EXPENSES

                Administrative                                                                       7,521,858
                Selling                                                                              5,694,797
                Financial                                                                              847,442
                Amortization                                                                           875,799
                Goodwill amortization                                                                  316,908
                                                                                               ---------------

                                                                                                    15,256,804
                                                                                               ---------------

           NET LOSS                                                                            $      (452,022)
                                                                                               ===============

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Bylaws provide that we shall indemnify our directors and officers. The pertinent section of Canadian law is set forth below in full. In addition, we currently have officers' and directors' liability insurance.

         See the second and third paragraphs of Item 28 below for information regarding the position of the Securities and Exchange Commission with respect to the effect of any indemnification for liabilities arising under the Securities Act of 1933, as amended.

         Section 136 of the Business Corporations Act (Ontario) provides as follows:

(1) INDEMNIFICATION OF DIRECTORS. A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is a party by reason of being or having been a director or officer of such corporation or body corporate, if,

(a) he or she acted honestly and in good faith with a view to the best interests of the corporation; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

(2) IDEM. A corporation may, with the approval of the court, indemnify a person referred to in subsection (1) in respect of an action by or behalf of the corporation or body corporate to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he or she fulfils the conditions set out in clauses (1)(a) and (b).

(3) IDEM. Despite anything in this section, a person referred to in subsection
(1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity;

(a) was substantially successful on the merits in his or her defense of the action or proceeding; and

(b)      fulfills the conditions set out in clauses (1)(a) and (b).

(4) LIABILITY INSURANCE. A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by the person,

(a) in his or her capacity as a director of the corporation, except where the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the corporation; or

--------------------------------------------------------------------------------

(b) in his or her capacity as a director or officer of another body corporate where the person acts or acted in that capacity at the corporation's request, except where the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the body corporate.

(5) APPLICATION TO COURT. A corporation or a person referred to in subsection
(1) may apply to the court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.

(6) INDEM. Upon application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following is a statement of the estimated expenses to be paid by us in connection with the issuance and distribution of the securities being registered:


SEC Registration Fee                $   244.84

Legal Fees and Expenses*            $ 8,500.00

Accounting Fees and Expenses*       $ 2,500.00

Miscellaneous*                      $ 3,755.16

Total*                              $15,000.00
-----------
*  estimate


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         During the past three years, we have sold unregistered securities as described below. There were no underwriters involved in the transactions and there were no underwriting discounts or commissions paid in connection therewith, except as disclosed below. The issuances of these securities were considered to be exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and the regulations promulgated thereunder. The purchasers of the securities in such transactions represented their intention to acquire the securities for investment purposes only and not with a view to or for sales in connection with any distribution thereof and appropriate legends were affixed to the certificates for the securities issued in such transactions. The purchasers of the securities in the transactions below were each sophisticated investors who were provided information about us and were able to bear the risk of loss of their entire investment.

         All of the following issuances were made pursuant to Section 4(2) of the Securities Act of 1933, as amended:

         In October 1997, in consideration for business consulting services, including identifying, structuring and effecting the acquisition of Systemsearch Consulting Services Inc., we issued 113,459 shares of our common stock to Globe Capital Corporation, which is controlled by Lloyd Maclean, our former Chief Financial Officer and a former Director.

         In April 1998, in connection with the acquisition of Systemsearch Consulting Services Inc., we issued 130,914 shares of our common stock to John
R. Wilson.

         In February through March of 1998, we sold 196,370 shares of our common stock to twelve individuals at a purchase price of approximately $2.67 per share

--------------------------------------------------------------------------------
for aggregate consideration of $523,653. The twelve individuals included some of our employees and directors.

         In May 1998, in connection with the acquisition of International Career Specialists Ltd., we issued 130,914 shares of our common stock to John A. Irwin.

         In May and June of 1998, we sold 77,239 shares of our common stock to seven individuals at a purchase price of approximately $3.33 per share for aggregate consideration of $257,463. The seven individuals included some of our employees and directors.

         All of the forgoing issuances were made in Canada to Canadian residents in conformity with the relevant local securities laws and we believe would have been exempt from registration in the United States pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

         In May 1998, we granted an option to purchase 200,000 shares of our common stock at an exercise price of $2.10 per share to Robert M. Rubin, of which as of January 5, 2001, we issued 18,508 shares of our common stock upon Mr. Rubin's exercise of such option.

         In September 1999, in connection with the acquisition of Cad Cam, Inc., we issued 130,914 shares of our common stock to Roger Walters.

         In December 1999, we issued 15,000 shares of Series A 8% Cumulative Convertible Preferred Stock and common stock purchase warrants to purchase an aggregate of 475,000 shares of our common stock in connection with a private placement offering to accredited investors in consideration for $1,500,000. The offer and sale of the shares of Series A 8% Cumulative Convertible Preferred Stock and common stock purchase warrants was exempt from registration under the Securities Act of 1933, as amended, in reliance on Regulation D Rule 506 of the Securities Act, as amended. Libra Finance S.A. and J. P. Turner & Co., LLC acted as placement agents in connection with the issuance of these shares and warrants. Libra Finance S.A. received a 10% commission and a warrant to purchase 100,000 shares of our common stock in connection with its acting as placement agent in connection with this private placement offering. J. P. Turner & Co., LLC received a 8% commission and 75,000 warrants in connection with its acting as placement agent in connection with this private placement offering.

         On March 6, 2000, we completed the acquisition of 80% of E-Wink, Inc., a Delaware corporation, in consideration of: (i) 300,000 shares of our common stock; and (ii) warrants to purchase an aggregate of 500,000 shares of our common stock at a price of $3.25 per share for a period of five years. E-Wink, Inc. is currently developing platform technology that will match companies' seeking venture capital with venture capital firms offering such venture capital. There can be no assurance that such technology will be developed, or if developed, that such technology will work as intended

         On April 16, 2000, we issued: (i) 1,500 shares of Series B 8% Cumulative Convertible Preferred Stock; (ii) 2,500 shares of Series A 8% Cumulative Convertible Preferred Stock: (iii) and common stock purchase warrants to purchase an aggregate of 350,000 shares of our common stock in connection with a private placement offering to accredited investors in consideration for $1,750,000. The offer and sale of the shares of Series B 8% Cumulative Convertible Preferred Stock, the shares of Series A 8% Convertible Preferred Stock and common stock purchase warrants was exempt from registration under the Securities Act of 1933, as amended, in reliance on Regulation D Rule 506 of the Securities Act, as amended.

         On April 25, 2000, we completed the acquisition of all of the issued and outstanding capital stock of Micro Tech Professionals, Inc., a Massachusetts corporation, in consideration for up to an aggregate of $4,500,000 in a combination of cash, notes payable and shares of our common stock, subject to specific performance criteria be met. On the April 25, 2000, we paid to Denise Dunne-Fushi, the sole shareholder of Micro Tech Professionals, Inc., $2,500,000, which was paid in accordance with the following schedule: (i) $1,250,000 in cash; (ii) the issuance of a $750,000 principal amount unsecured promissory

--------------------------------------------------------------------------------
note; and (iii) the issuance of 133,333 shares of our common stock. As part of the transaction, we entered into an employment agreement with Denise Dunne-Fushi, the former President of Micro Tech Professionals, Inc. Such employment agreement is for a term of 1 year commencing on April 25, 2000, the effective date of the acquisition, with an annual salary of $125,000 per year and a bonus of $25,000. Mrs. Dunne-Fushi was not affiliated with us prior to the acquisition.

         On July 7, 2000, we issued an aggregate of: (a) 5,000 shares of our Series A 8% Cumulative Convertible Preferred Stock; and (b) warrants to purchase up to an aggregate of 225,000 shares of our common stock, in consideration $500,000 pursuant to the exercise of our option granted to us in the December 1999 a private placement offering upon the same terms as described above. The 225,000 warrants issued upon our exercise of the option are exercisable at any time and in any amount until December 30, 2004 at a purchase price of $3.575 per share.

         On August 22, 2000, we completed a private placement offering of units, each unit consisting of 1 share of our common stock and a callable warrant to purchase 1/2 of 1 share of our common stock. A total of 1,063,851 shares of our common stock were issued together with 532,534 warrants to purchase shares of our common stock exercisable until August 22, 2005, in consideration for $2,681,600. The purchase price per unit ranged from $1.9692 to $2.8125. In addition, we issued to the placement agent, certain financial advisors and the placement agent's counsel, warrants to purchase up to 280,693 shares of our common stock in connection with the private placement offering. Such warrants are exercisable until August 22, 2005 at an exercise price of $2.4614 per share.

           On September 13, 2000, we entered into an engagement agreement with Burlington Capital Markets Inc. conditional on the successful integration of our first acquisition through Burlington. We have agreed to sell to Burlington Capital Markets an aggregate of 250,000 shares of our common stock at a cash purchase price of $.01 per share. We have further agreed to issue warrants to purchase an aggregate of 400,000 shares of our common stock in accordance with the following schedule: (i) 100,000 shares at an exercise price of $5.00 per share, exercisable at any time after October 13, 2000, (ii) 100,000 shares at an exercise price of $7.00 per share, exercisable at any time after November 13, 2000, (iii) 100,000 shares at an exercise price of $9.00 per share, exercisable at any time after December 13, 2000, and (iv) 100,000 shares at an exercise price of $11.00 per share, exercisable at any time after February 13, 2001. Such warrants are exercisable in whole or in part until 5 years from the date they can first be exercised, and will contain a cashless exercise provision and registration rights. Compensation will be paid to Burlington at a monthly fee of $10,000 for a minimum of six months.

         On October 26, 2000, we entered into an agreement with Rodman & Renshaw, Inc., a New York investment bank, whereby we engaged Rodman , on a "best efforts" basis, to raise up to $10 million dollars for our subsidiary Njoyn Software Inc. through a private placement of its securities. The parties to the agreement have agreed to temporarily postpone the private placement offering due to current market conditions.

         On October 31, 2000, we consummated a business combination with TidalBeach Inc., an Ontario-based web development company. In consideration for the business combination, we issued 250,000 shares of our common stock to its two shareholders. As part of the transaction, we entered into an employment agreement with Michael Reid, the former President of TidalBeach Inc. Such employment agreement is for a term of two years commencing on November 1, 2000 with an annual salary of $123,000.

         On December 14, 2000, we entered into a consulting agreement with Tsunami Trading Corp. d/b/a Tsunami Financial Communications and International Consulting Group, pursuant to which Tsunami and International Consulting Group are to provide financial consulting services to us with respect to financing, and mergers and acquisitions, etc. In consideration for the services to be rendered, we : (a) issued 160,000 shares of our common stock to the consultants as an advance fee, (b) agreed to pay a fee of 10% of the consideration received by us upon the successful completion of any transaction contemplated by the consulting agreement; and (c) agreed to issue warrants to purchase our common stock in an amount equal to 2% of the equity sold and/or issued by us in any transactions contemplated by the consulting agreement.


         On January 26, 2001, we: (i) repriced a warrant to purchase up to 100,000 shares of our common stock, which warrant was issued to a certain investor in our April 2000 private placement offering of Series B 8% Cumulative Preferred Stock, so that such warrant is exercisable at any time until April 16, 2005 at a new purchase price of $1.00 per share; (b) repriced warrants to purchase an aggregate of up to 230,693 shares of our common stock, which warrants were issued to the placement agent, certain financial advisors, and the placement agent's counsel in our August 2000 private placement offering of units, so that such warrants are exercisable at any time until August 22, 2005 at a new purchase price of $1.00 per share; and (c) issued to KSH Investment Group, Inc. for investment banking services rendered, a warrant to purchase up to 250,000 shares of our common stock exercisable at any time and in any amount until January 26, 2006 at a purchase price of $1.50 per share. Such revised exercise prices were equal to, or in excess of, the market price of our common stock on the date of repricing.



         On January 30, 2001, we issued an additional 20,000 shares of our common stock to International Consulting Group for financial consulting services rendered pursuant to the December 14, 2000 consulting agreement between Tsunami Trading Corp. d/b/a Tsunami Financial Communications, International Consulting Group and us.

--------------------------------------------------------------------------------

ITEM 27. EXHIBITS

**      1.1     Form of Underwriting Agreement
**      3.1     Bylaws of Thinkpath.com Inc.
**      3.2     Articles of Incorporation dated February 11, 1994
**      3.3     Articles of Amendment dated February 15, 1996
**      3.4     Articles of Amendment dated April 15, 1998
**      3.5     Articles of Amendment dated August 6, 1998
**      3.6     Articles of Amendment dated January 19, 1999
**      4.2     Form of Underwriters' Warrant
**      4.3     Specimen Common Share Certificate
*       5.1     Opinion of Gersten, Savage & Kaplowitz, LLP
**     10.1     Form of Financial Consulting Agreement
**     10.2     1998 Stock Option Plan
**     10.3(a)  Lease of Thinkpath.com Inc.'s headquarters in Toronto, Ontario
**     10.3(b)  Lease of  Thinkpath.com Inc.'s office in New York, New York
**     10.3(c)  Lease of Thinkpath.com Inc.'s office in Etobicoke, Ontario
**     10.3(d)  Lease of Thinkpath.com Inc.'s office in Scarborough, Ontario
**     10.3(e)  Lease of Thinkpath.com Inc.'s office in Ottawa, Ontario
**     10.4     Employment Agreement between Thinkpath.com Inc. and Declan
                  French dated August 1998.
**     10.5     Employment Agreement between Thinkpath.com Inc. and John A.
                  Irwin dated May 18, 1998.
**     10.6     Employment Agreement between Thinkpath.com Inc. and John R.
                  Wilson dated February 8, 1998.
***    10.7     Employment Agreement between Thinkpath.com Inc. and Roger
                  Walters dated September 16, 1999
**     10.8     Form of consulting agreement for Thinkpath.com Inc.'s
                  independent contractors.
**     10.9     Form of services agreement for Thinkpath.com Inc.'s customers.
**     10.10    Agreement for the acquisition of the capital stock of
                  International Career Specialists Ltd.
**     10.11    Agreement for the acquisition of the capital stock of
                  Systemsearch Consulting Services Inc. and Systems PS Inc.
***    10.12    Agreement for the acquisition of the capital stock of Cad Cam,
                  Inc.
**     10.13    License Agreement between Thinkpath.com Inc. and International
                  Officer Centers Corp. dated August 1, 1998.
**     10.14    Consulting Agreement between Thinkpath.com Inc. and Robert M.
                  Rubin.
**     10.15    Form of Employment Agreement with Confidentiality Provision.
**     10.16    Asset Purchase Agreement between Thinkpath.com Inc. and
                  Southport Consulting Company.
****   10.17    2000 Stock Option Plan
*****  10.18    Share Purchase Agreement between Thinkpath.com Inc. and Micro
                  Tech Professionals, Inc. dated April 25, 2000.
*****  10.19    Non-Binding Letter of Intent between Thinkpath.com Inc. and
                  Aquila Holdings Limited dated October 4, 2000.
*      10.20    Share Purchase Agreement between Thinkpath.com Inc. and
                  TidalBeach Inc. dated October 31, 2000.
*      10.21    Consulting Agreement between Thinkpath.com Inc, and Tsunami
                  Trading Corp. d/b/a Tsunami Financial Communications and International Consulting Group, Inc. dated December 14, 2000.
*      23.1     Consent of Schwartz Levitsky Feldman, llp, independent auditors.
*      23.2     Consent of Gersten, Savage & Kaplowitz, LLP (incorporated into
                  Exhibit 5.1)
-----------
*     Filed herewith.
** Incorporated by reference to Thinkpath.com Inc.'s Registration Statement on Form SB-2 filed on May 26, 1999.
*** Incorporated by reference to Thinkpath.com Inc.'s report on Form 8-K filed on October 1, 1999.

--------------------------------------------------------------------------------

**** Incorporated by reference to Thinkpath.com Inc.'s Proxy Statement on Form Def-14A filed on May 22, 2000.
***** Incorporated by reference to Thinkpath.com Inc.'s Registration Statement on Form SB-2 filed on April 25, 2000.
******Incorporated by reference to Thinkpath.com Inc.'s Registration Statement on Form SB-2 filed on January 12, 2001.

ITEM 28. UNDERTAKINGS


         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to any charter provision, by-law, contract arrangements, statute, or otherwise, the registrant has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

         The undersigned small business issuer hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining any liability under the Securities Act of 1933, as amended, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h), under the Securities Act of 1933, as amended, as part of this registration statement as of the time the United States Securities and Exchange Commission declared it effective.

(5) For determining any liability under the Securities Act of 1933, as amended, treat each post-effective amendment that contains a form of prospectus as a new registration statement at that time as the initial bona fide offering of those securities.

--------------------------------------------------------------------------------

                                   SIGNATURES

         Under the requirements of the Securities Act, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form SB-2 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized in the City of Toronto, Ontario, Canada, on the 31st day of January, 2001.

                                     THINKPATH.COM INC.

                                     By: /s/ DECLAN A. FRENCH
                                         ---------------------------------------
                                         Declan A. French
                                         Chairman of the Board and Chief
                                         Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Declan A French, Chairman of the Board and Chief Executive Officer, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement or any registration statement relating to the same offering as this registration statement filed in accordance with Rule 462 under the Securities Act, and to file those documents, with all of their exhibits, and other documents relating to them, with the SEC, granting to those attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person and by doing so ratifying and confirming all that those attorneys-in-fact and agents of any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue of this power of attorney.

         Under the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date    Signature                               Title
----    ---------                               -----

/s/ DECLAN A FRENCH
------------------------      Chairman of the Board and Chief
January 31, 2001              Executive Officer
Declan A. French

/s/ KELLY HANKINSON           Chief Financial Officer and Director
------------------------
January 31, 2001
Kelly Hankinson

/s/ ROGER W. WALTERS          Executive Vice President--US Operations and
------------------------      Director
January 31, 2001
Roger W. Walters

/s/ MARILYN SINCLAIR          Vice President, President and Director of
------------------------      Object Arts Inc. and Director.
January 31, 2001
Marilyn Sinclair

/s/ JOHN DUNNE                Director
------------------------
January 31, 2001
John Dunne

/s/ ARTHUR S. MARCUS          Director
------------------------
January 31, 2001
Arthur S. Marcus

/s/ RONAN MCGRATH             Director
------------------------
January 31, 2001
Ronan McGrath


--------------------------------------------------------------------------------

                                 EXHIBIT INDEX


Exhibit Number             Description
--------------             -----------
**      1.1     Form of Underwriting Agreement
**      3.1     Bylaws of Thinkpath.com Inc.
**      3.2     Articles of Incorporation dated February 11, 1994
**      3.3     Articles of Amendment dated February 15, 1996
**      3.4     Articles of Amendment dated April 15, 1998
**      3.5     Articles of Amendment dated August 6, 1998
**      3.6     Articles of Amendment dated January 19, 1999
**      4.2     Form of Underwriters' Warrant
**      4.3     Specimen Common Share Certificate
*       5.1     Opinion of Gersten, Savage & Kaplowitz, LLP
**     10.1     Form of Financial Consulting Agreement
**     10.2     1998 Stock Option Plan
**     10.3(a)  Lease of Thinkpath.com Inc.'s headquarters in Toronto, Ontario
**     10.3(b)  Lease of  Thinkpath.com Inc.'s office in New York, New York
**     10.3(c)  Lease of Thinkpath.com Inc.'s office in Etobicoke, Ontario
**     10.3(d)  Lease of Thinkpath.com Inc.'s office in Scarborough, Ontario
**     10.3(e)  Lease of Thinkpath.com Inc.'s office in Ottawa, Ontario
**     10.4     Employment Agreement between Thinkpath.com Inc. and Declan
                  French dated August 1998.
**     10.5     Employment Agreement between Thinkpath.com Inc. and John A.
                  Irwin dated May 18, 1998.
**     10.6     Employment Agreement between Thinkpath.com Inc. and John R.
                  Wilson dated February 8, 1998.
***    10.7     Employment Agreement between Thinkpath.com Inc. and Roger
                  Walters dated September 16, 1999
**     10.8     Form of consulting agreement for Thinkpath.com Inc.'s
                  independent contractors.
**     10.9     Form of services agreement for Thinkpath.com Inc.'s customers.
**     10.10    Agreement for the acquisition of the capital stock of
                  International Career Specialists Ltd.
**     10.11    Agreement for the acquisition of the capital stock of
                  Systemsearch Consulting Services Inc. and Systems PS Inc.
***    10.12    Agreement for the acquisition of the capital stock of Cad Cam,
                  Inc.
**     10.13    License Agreement between Thinkpath.com Inc. and International
                  Officer Centers Corp. dated August 1, 1998.
**     10.14    Consulting Agreement between Thinkpath.com Inc. and Robert M.
                  Rubin.
**     10.15    Form of Employment Agreement with Confidentiality Provision.
**     10.16    Asset Purchase Agreement between Thinkpath.com Inc. and
                  Southport Consulting Company.
****   10.17    2000 Stock Option Plan
*****  10.18    Share Purchase Agreement between Thinkpath.com Inc. and Micro
                  Tech Professionals, Inc. dated April 25, 2000.
*****  10.19    Non-Binding Letter of Intent between Thinkpath.com Inc. and
                  Aquila Holdings Limited dated October 4, 2000.
*****  10.20    Share Purchase Agreement between Thinkpath.com Inc. and
                  TidalBeach Inc. dated October 31, 2000
*****  10.21    Consulting Agreement between Thinkpath.com Inc, and Tsunami
                  Trading Corp. d/b/a Tsunami Financial Communications and International Consulting Group, Inc. dated December 14, 2000.
*      23.1     Consent of Schwartz Levitsky Feldman, llp, independent auditors.
*      23.2     Consent of Gersten, Savage & Kaplowitz, LLP (incorporated into
                  Exhibit 5.1)
-----------
*     Filed herewith.
** Incorporated by reference to Thinkpath.com Inc.'s Registration Statement on Form SB-2 filed on May 26, 1999.
*** Incorporated by reference to Thinkpath.com Inc.'s report on Form 8-K filed on October 1, 1999.
**** Incorporated by reference to Thinkpath.com Inc.'s Proxy Statement on Form Def-14A filed on May 22, 2000.
***** Incorporated by reference to Thinkpath.com Inc.'s Registration Statement on Form SB-2 filed on April 25, 2000.
******Incorporated by reference to Thinkpath.com Inc.'s Registration Statement on Form SB-2 filed on January 12, 2001.


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